Filed Pursuant to Rule 424(b)(2)
Registration No. 333-279215

Prospectus Supplement

(To Prospectus dated May 8, 2024)

Raymond James Financial, Inc.

$650,000,000 4.900% Senior Notes due 2035

$850,000,000 5.650% Senior Notes due 2055

We are offering $650,000,000 aggregate principal amount of 4.900% Senior Notes due 2035 (the “2035 notes”) and $850,000,000 aggregate principal amount of 5.650% Senior Notes due 2055 (the “2055 notes” and, together with the 2035 notes, the “notes”). We will pay interest on each series of notes semi-annually in arrears on March 11 and September 11 of each year. We will make the first interest payment on the notes on March 11, 2026. The 2035 notes will mature on September 11, 2035 and the 2055 notes will mature on September 11, 2055. The notes will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. We will issue the notes in minimum denominations of $2,000 and integral multiples of $1,000.

At our option, we may redeem either series of notes on terms described under the caption “Description of the Notes—Optional Redemption” in this prospectus supplement. There is no sinking fund for the notes. The notes will not be listed on any securities exchange. We may from time to time purchase the notes in the open market.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and page 6 of the accompanying prospectus.

None of the Securities and Exchange Commission, any state securities commission, the Board of Governors of the Federal Reserve System or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not savings accounts, deposits or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

	Price to Public(1)	Underwriting Discount	Proceeds Before Expenses to Issuer(1)
Per 2035 note	99.734%	0.650%	99.084%
Total for 2035 notes	$648,271,000	$4,225,000	$644,046,000
Per 2055 note	99.599%	0.875%	98.724%
Total for 2055 notes	$846,591,500	$7,437,500	$839,154,000

(1)	Plus accrued interest, if any, from September 11, 2025 if settlement occurs after that date.

This prospectus supplement may be used by certain of our affiliates in connection with offers and sales of the notes in market-making transactions. See “Underwriting (Conflicts of Interest).”

Delivery of the notes in book-entry form only will be made through the facilities of The Depository Trust Company and its participants, including Euroclear Bank S.A./N.V. and Clearstream Banking, S.A., on or about September 11, 2025.

Joint Book-Running Managers

BofA Securities	J.P. Morgan	Citigroup	Raymond James

Co-Managers

Regions Securities LLC	Truist Securities	BNY Capital Markets

PNC Capital Markets LLC		US Bancorp

September 9, 2025

Prospectus Supplement

Prospectus

S-i

S-ii

S-iii

EXTENDED SETTLEMENT

We expect that delivery of the notes will be made to investors on or about September 11, 2025, which is the second business day following the date of this prospectus supplement (such settlement being referred to as “T+2”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the 2035 notes and the 2055 notes on any day prior to the business day preceding the settlement date will be required, by virtue of the fact that the 2035 notes and the 2055 notes initially settle in T+2, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement and should consult their own advisors.

ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about the notes in two separate documents: (1) this prospectus supplement, which describes the specific terms of the notes and also adds to and updates information contained in the accompanying prospectus and (2) the accompanying prospectus, which provides general information about securities we may offer from time to time, including securities other than the notes that are being offered by this prospectus supplement, and the documents incorporated by reference herein and therein. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the information in this prospectus supplement.

It is important for you to read and consider all of the information contained in this prospectus supplement, the accompanying prospectus and any free-writing prospectus required to be filed with the SEC that we prepare or authorize in making your investment decision. You also should read and consider the information in the documents we have referred you to in “Where You Can Find More Information” on page S-26 of this prospectus supplement and page 81 of the accompanying prospectus.

We have not, and the underwriters have not, authorized any other person to provide you with information different from the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free-writing prospectus required to be filed with the SEC that we prepare or authorize. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, any free-writing prospectus, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Notwithstanding anything to the contrary contained herein, none of the trustee, any paying agent or any other agent under the indenture (as defined herein) makes any representation with respect to the accuracy or completeness of the information contained herein and shall have no liability whatsoever on its accuracy or completeness.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located.

Unless the context requires otherwise, references to “Raymond James Financial,” “Raymond James,” “RJF,” the “firm,” the “Company,” “we,” “our” or “us” in this prospectus supplement refer to Raymond James Financial, Inc., a Florida corporation, and not to its subsidiaries.

S-iv

FORWARD-LOOKING STATEMENTS

We have included or incorporated by reference in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein statements that may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions (including changes in interest rates, inflation, and international trade policies), demand for and pricing of our products (including cash sweep and deposit offerings), anticipated timing and benefits of our acquisitions, and our level of success integrating acquired businesses, anticipated results of litigation, regulatory developments, and general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in “Risk Factors” in this prospectus supplement and the accompanying prospectus, as well as in our Annual Report on Form 10-K for the year ended September 30, 2024, which is incorporated by reference in this prospectus supplement, and under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended September 30, 2024, and our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2024, March 31, 2025 and June 30, 2025, which are incorporated by reference in this prospectus supplement. See “Where You Can Find More Information” for information about how to obtain a copy of such Annual Report and Quarterly Reports. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.

S-v

SUMMARY

The following summary should be read together with the information contained in other parts of this prospectus supplement and in the accompanying prospectus. This summary highlights selected information from this prospectus supplement and the accompanying prospectus to help you understand the offering of the notes. You should read this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, carefully to understand fully the terms of the notes as well as the other considerations that are important to you in making a decision about whether to invest in the notes. You should pay special attention to the “Risk Factors” section beginning on page S-5 of this prospectus supplement and the “Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2024 to determine whether an investment in the notes is appropriate for you.

Raymond James Financial, Inc.

Raymond James Financial, Inc. is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The firm, together with its subsidiaries, is engaged in various financial services activities, including providing investment management services to retail and institutional clients, merger & acquisition and advisory services, the underwriting, distribution, trading and brokerage of equity and debt securities, and the sale of mutual funds and other investment products. The firm also provides corporate and retail banking services and trust services. The firm operates predominantly in the United States and, to a lesser extent, in Canada, the United Kingdom, and other parts of Europe.

Established in 1962 and public since 1983, RJF is listed on the New York Stock Exchange under the symbol “RJF.” As a bank holding company and financial holding company, RJF is subject to supervision, examination and regulation by the Board of Governors of the Federal Reserve System.

Among the keys to our historical and continued success, our emphasis on putting the client first is at the core of our corporate values. We also believe in maintaining a long-term focus in our decision making. We believe that this disciplined decision-making approach translates to a strong, stable financial services firm for clients, associates, and shareholders.

We currently operate through the following five segments: Private Client Group (“PCG”), Capital Markets; Asset Management; Bank; and Other.

Private Client Group

We provide financial planning, investment advisory, and securities transaction services to clients through financial advisors. We offer a broad range of third-party and proprietary investment products and services to meet our clients’ various investment and financial needs. Revenues from this segment are typically driven by client assets under administration and are generally either asset-based or transactional in nature.

Capital Markets

Our Capital Markets segment conducts investment banking, institutional sales, securities trading, equity research, and the syndication and management of investments in low-income housing funds and funds of a similar nature, the majority of which qualify for tax credits.

Asset Management

Our Asset Management segment earns asset management and related administrative fees for providing asset management, portfolio management and related administrative services to retail and institutional clients. This segment oversees a portion of our fee-based assets under administration for our PCG clients through our Asset Management Services division. This segment also provides asset management services through our Raymond James Investment Management division for certain retail accounts managed on behalf of third-party institutions, institutional accounts, and proprietary mutual funds that we manage, generally using active portfolio management strategies.

Bank

Our Bank segment reflects the results of our banking operations, including the results of Raymond James Bank, a Florida-chartered state member bank, and TriState Capital Bank, a Pennsylvania-chartered state member bank. We provide various types of loans, including securities-based loans, corporate loans (commercial and industrial, commercial real estate, and real estate investment trust loans), residential mortgage loans, and tax-exempt loans. Our Bank segment is active in corporate loan syndications and participations and lending directly to clients. We also provide Federal Deposit Insurance Corporation-insured deposit accounts, including to clients of our broker-dealer subsidiaries, and other retail and corporate deposit and liquidity management products and services. The Bank segment generates net interest income principally through the interest income earned on loans and an investment portfolio of available-for-sale securities, which is offset by the interest expense it pays on client deposits and on its borrowings.

Other

Our Other segment includes interest income on certain corporate cash balances, our private equity investments, which predominantly consist of investments in third-party funds, certain other corporate investing activity, and certain corporate overhead costs of RJF that are not allocated to other segments, including the interest costs on our public debt, certain provisions for legal and regulatory matters, and certain acquisition-related expenses.

Our headquarters are located at 880 Carillon Parkway, St. Petersburg, Florida 33716, and our telephone number is (727) 567-1000. Our website is www.raymondjames.com. The information on our Internet site is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

The Offering

Issuer	Raymond James Financial, Inc.

Securities Offered	$650,000,000 aggregate principal amount of 4.900% Senior Notes due 2035 (the “2035 notes”) and $850,000,000 aggregate principal amount of 5.650% Senior Notes due 2055 (the “2055 notes” and, together with the 2035 notes, the “notes”).

Maturity Date	Unless earlier redeemed or repurchased by us, the 2035 notes will mature on September 11, 2035 and the 2055 notes will mature on September 11, 2055.

Interest Rate	The 2035 notes will bear interest at a fixed rate of 4.900% per annum from the original issuance date and the 2055 notes will bear interest at a fixed rate of 5.650% per annum from the original issuance date.

Interest Payment Dates	We will pay interest on each series of notes semi-annually in arrears on each March 11 and September 11. We will make the first interest payment on March 11, 2026.

Use of Proceeds	We estimate that the net proceeds from the sale of the notes will be approximately $1,479 million (after deducting the underwriting discounts and estimated offering expenses). We intend to use the net proceeds of this offering for general corporate purposes. The net proceeds may be invested temporarily until they are used for their stated purpose.

Form of Securities	The notes will be issued in book-entry form through The Depository Trust Company as described under “Registration and Settlement” in the accompanying prospectus.

Denominations	The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000.

Optional Redemption	We may redeem either series of notes, at our option, in whole or in part, at any time prior to June 11, 2035, in the case of the 2035 notes or, March 11, 2055, in the case of the 2055 notes and from time to time at the applicable redemption prices described in “Description of the Notes—Optional Redemption” in this prospectus supplement.

Events of Default

Immediately prior to the delivery of the notes, we expect to enter into the Tenth Supplemental Indenture (the “Tenth Supplemental Indenture”) and the Eleventh Supplemental Indenture (the “Eleventh Supplemental Indenture”), between us and The Bank of New York Mellon Trust Company, N.A., as trustee and paying agent, to our senior indenture, dated as of August 10, 2009 (the “senior indenture” and, together with the Tenth Supplemental Indenture and the Eleventh Supplemental Indenture, collectively, the “indenture”), pursuant to which the terms of our senior debt securities issued on or after the date of the Tenth Supplemental Indenture, including the notes, will be modified. The modifications to the terms of our senior debt securities issued on or after the date of the Tenth Supplemental Indenture will include, among other things, limiting the circumstances under which the payment of the principal amount of such senior debt securities issued on or after the date of the Tenth Supplemental Indenture can be accelerated. See “Description of the Notes—Remedies—Events of Default” in this prospectus supplement.

Certain Covenants	The indenture will limit our ability to merge, consolidate, sell or otherwise dispose of all or substantially all of our assets. In addition, it will limit the ability of us and our subsidiaries to incur liens. See “Description of the Notes—Merger, Consolidation, Sale, Lease or Conveyance” and “Description of the Notes—Limitations on Liens” in this prospectus supplement.

The indenture will not limit the ability of us or any of our subsidiaries to incur additional debt or other liabilities.

Governing Law	The notes, the Tenth Supplemental Indenture and the Eleventh Supplemental Indenture will be, and the senior indenture is, governed by the laws of the State of New York.

Ranking	The notes will be our direct, unsecured and unsubordinated obligations and rank equal in priority with all of our existing and future unsecured and unsubordinated indebtedness and senior in right of payment to any future subordinated indebtedness.

No Listing	The notes will not be listed on any securities exchange.

Further Issuances	We may, without the consent of the holders of the notes, create and issue additional notes of either series having the same terms and conditions of the applicable series of notes (except for the issue date and issue price) so that such additional notes shall be consolidated and form a single series with the applicable series of notes.

Trustee and Paying Agent	The Bank of New York Mellon Trust Company, N.A.

Risk Factors	Investing in the notes involves risks. Before deciding whether to invest in the notes, you should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-5 as well as the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus.

Conflicts of Interest	Raymond James & Associates, Inc., our broker-dealer subsidiary, is a member of FINRA and will participate in the distribution of the notes. Accordingly, the offering will be conducted in accordance with FINRA Conduct Rule 5121. The underwriters will not confirm sales of the notes to any account over which they exercise discretionary authority without the prior written approval of the customer.

RISK FACTORS

Investing in the notes involves risks, including the risks described below that are specific to the notes and those that could affect us and our business. You should not purchase the notes unless you understand these investment risks. Please be aware that other risks may prove to be important in the future. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing any notes, you should carefully consider the following discussion of risks and the other information in this prospectus supplement and the accompanying prospectus, and carefully read the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2024.

Risks Relating to the Offering

The notes will not be insured by the Federal Deposit Insurance Corporation or guaranteed by any of our subsidiaries. The notes will be structurally subordinated to the debt and other liabilities of our subsidiaries, which means that creditors of our subsidiaries will be paid from their assets before holders of the notes would have any claims to those assets.

The notes are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality. The notes will be our obligations only and will not be guaranteed by any of our subsidiaries. The notes will be structurally subordinated to all debt and other liabilities of our subsidiaries (including liabilities to trade creditors), which means that creditors of our subsidiaries will be paid from their assets before holders of the notes would have any claims to those assets.

The notes will be our obligations and not obligations of our subsidiaries and will be effectively subordinated to the claims of our subsidiaries’ creditors.

The notes will be exclusively our obligations and not those of our subsidiaries. We are a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. As a result, our cash flow and our ability to service our debt, including the notes, depend upon the earnings of our subsidiaries. In addition, we depend on the distribution of earnings, loans or other payments by our subsidiaries to us. Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds to pay our obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us would be subject to regulatory or contractual restrictions. Payments to us by our subsidiaries also will be contingent upon our subsidiaries’ earnings and business considerations.

Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and, therefore, the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of those subsidiaries’ creditors, including senior and subordinated debtholders and general trade creditors. In the event of any such distribution of assets, the claims of depositors and other general or subordinated creditors would be entitled to priority over the claims of holders of the notes. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of those subsidiaries and any indebtedness of those subsidiaries senior to that held by us.

The price at which you will be able to sell your notes prior to maturity will depend on a number of factors and may be substantially less than the amount you originally invest.

We believe that the value of the notes in any secondary markets will be affected by the supply of and demand for the notes, the interest rate and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe what we expect to be the impact on the market value of the notes of a change in a specific factor, assuming all other conditions remain constant.

United States Interest Rates. We expect that the market value of the notes will be affected by changes in United States interest rates. In general, if United States interest rates increase, the market value of the notes may decrease.

Our Credit Ratings, Financial Condition and Results. Actual or anticipated changes in our credit ratings or financial condition may affect the market value of the notes.

We want you to understand that the impact of one of the factors above, such as an increase in United States interest rates, may offset some or all of any change in the market value of the notes attributable to another factor, such as an improvement in our credit ratings.

In the absence of active trading markets for the notes you may not be able to resell them.

Each series of notes will be a new issue of securities and there is no existing market for the notes. We can offer no assurance as to the liquidity of any market that may develop, your ability to sell the notes or the price at which you may be able to sell them. In addition, we do not intend to list the notes on any securities exchange. Each of the underwriters has advised us that it currently intends to make a market in the notes. However, the underwriters are not obligated to do so and they may discontinue market making at any time without notice. Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results, our credit ratings and the market for similar securities. You should not purchase any notes unless you understand and are able to bear the risk that the notes may not be readily saleable, that the value of the notes will fluctuate over time and that these fluctuations may be significant. In addition, if your investment activities are subject to laws and regulations governing investments, you may not be able to invest in certain types of notes or your investment in them may be limited. You should review and consider any applicable restrictions before investing in the notes.

There will be limited covenants in the indenture governing the notes.

Under the indenture, neither we nor any of our subsidiaries will be restricted from incurring additional debt or other liabilities, including additional senior debt. If we incur additional debt or liabilities, our ability to pay our obligations on the notes could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. In addition, we will not be restricted under the indenture from granting security interests over our assets, except to the extent described under “Description of the Notes—Limitations on Liens” in this prospectus supplement, or from paying dividends or issuing or repurchasing our securities.

In addition, there will be no financial covenants in the indenture governing the notes. You will not be protected under the indenture in the event of a highly leveraged transaction, reorganization, a default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under “Description of the Notes—Merger, Consolidation, Sale, Lease or Conveyance” in this prospectus supplement.

Changes in our credit ratings may affect the trading value of the notes.

Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. No person is obligated to maintain any rating on the notes, and, accordingly, we cannot assure you that the ratings assigned to the notes will not be lowered or withdrawn by the assigning rating organization at any time thereafter.

Holders of the notes could be at greater risk for being structurally subordinated if we sell, lease or convey all or substantially all of our assets to one or more of our subsidiaries.

Under the indenture, we may sell, lease, convey or transfer all or substantially all of our assets to one or more entities that are direct or indirect subsidiaries in which we or one or more of our subsidiaries owns or controls more than 50% of the voting stock, and such subsidiary or subsidiaries will not be required to assume our obligations under the notes, and we will remain the sole obligor on the notes. In such event, creditors of any such subsidiary or subsidiaries would have additional assets from which to recover on their claims while holders of the notes would be structurally subordinated to creditors of such subsidiary or subsidiaries with respect to such transferred assets. If any of the foregoing occurs, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. See “—The notes will not be insured by the Federal Deposit Insurance Corporation or guaranteed by any of our subsidiaries. The notes will be structurally subordinated to the debt and other liabilities of our subsidiaries, which means that creditors of our subsidiaries will be paid from their assets before holders of the notes would have any claims to those assets” and “Description of the Notes—Merger, Consolidation, Sale, Lease or Conveyance” in this prospectus supplement.

Events for which acceleration rights under the notes may be exercised are more limited than those available under the terms of our outstanding senior debt securities issued prior to the issue date of the notes.

Immediately prior to the delivery of the notes, we expect to enter into the Tenth Supplemental Indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee and paying agent, to our senior indenture, dated as of August 10, 2009, pursuant to which the terms of our senior debt securities issued on or after the date of the Tenth Supplemental Indenture, including the notes, will be modified. The modifications to the terms of our senior debt securities issued on or after the date of the Tenth Supplemental Indenture will include, among other things, limiting the circumstances under which the payment of the principal amount of such senior debt securities issued after the date hereof can be accelerated. See “Description of the Notes—Remedies—Events of Default.”

All or substantially all of our outstanding senior debt securities issued prior to the date of the Tenth Supplemental Indenture (the “existing senior debt securities”) provide acceleration rights for nonpayment of principal, (or premium, if any), or interest and for certain events relating to our bankruptcy, insolvency or reorganization. The existing senior debt securities also provide acceleration rights for our failure to observe or perform any other covenant in the indenture under which such existing senior debt securities were issued for 90 days after we have received written notice of such failure. In addition, the existing senior debt securities require a 30-day cure period before a nonpayment of interest becomes an event of default and acceleration rights become exercisable with respect to such nonpayment, but no such cure period for nonpayment of principal or premium, if any.

Under the Tenth Supplemental Indenture, we are modifying the terms of the senior indenture so that payment of the principal amount of the notes (and any future series of senior debt securities we may issue) may be accelerated only for (i) our failure to pay principal, premium (if any) or interest on the notes and, in each case, such nonpayment continues for 30 days after such payment is due or (ii) the occurrence of certain events of bankruptcy, insolvency or reorganization of us or our property. The principal amount of the notes may not be accelerated if we fail to perform any covenant or warranty (other than nonpayment of principal, premium (if any) or interest) after we have received written notice of such failure or if we fail to make a sinking fund payment.

As a result of these differing provisions, if we fail to perform any covenant (other than nonpayment of principal, (or premium, if any,) or interest) that applies both to the notes and to any existing senior debt securities, the trustee and the holders of the existing senior debt securities would have acceleration rights that would not be available to the trustee or the holders of the notes. In addition, if we fail to pay the principal of any existing senior debt securities when due, an event of default would occur immediately with respect to such existing senior debt securities (and the exercise of acceleration rights could proceed immediately in accordance with the provisions of the indenture under which such existing senior debt securities were issued), whereas, if we fail to pay the principal of either series of the notes when due, the trustee and the holders of the applicable series of notes must wait for the 30-day cure period to expire before such nonpayment of principal becomes an event of default and any acceleration rights are triggered with respect to such nonpayment. Any repayment of the principal amount of existing senior debt securities following the exercise of acceleration rights in circumstances in which such rights are not available to the holders of the notes could adversely affect our ability to make timely payments on either series of the notes thereafter. These limitations on the rights and remedies of holders of the notes could adversely affect the market value of the notes, especially during times of financial stress for us or our industry.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the notes will be approximately $1,479 million (after deducting the underwriting discounts and estimated offering expenses). We intend to use the net proceeds of this offering for general corporate purposes. The net proceeds may be invested temporarily until they are used for their stated purpose.

CAPITALIZATION

The following table shows our historical capitalization as of June 30, 2025 (i) on an actual basis and (ii) on an as adjusted basis to give effect to the issuance and sale of the notes contemplated by this prospectus supplement.

You should read this table in connection with “Use of Proceeds” in this prospectus supplement and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the year ended September 30, 2024 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, and our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	June 30, 2025
	Actual	As adjusted for this offering
	(unaudited in millions, except share and per share data)
Cash and cash equivalents	$9,195	$10,674	(1)
Liabilities and shareholders’ equity:
Bank deposits	$57,249	$57,249
Collateralized financings	883	883
Financial instrument liabilities, at fair value:
Trading liabilities	920	920
Derivative liabilities	210	210
Brokerage client payables	6,215	6,215
Accrued compensation, commissions and benefits	2,215	2,215
Other payables	1,973	1,973
Other borrowings	849	849	(1)
Senior notes payable	2,040 (2)	3,519

Total liabilities	$72,554	$74,033

Shareholders’ equity:
Preferred stock	$79	$79
Common stock; $.01 par value; 650,000,000 shares authorized; 250,080,849 shares issued and 199,985,079 shares outstanding	3	3
Additional paid-in capital	3,202	3,202
Retained earnings	13,104	13,104
Treasury stock, at cost; 50,095,770 common shares	(3,691)	(3,691)
Accumulated other comprehensive loss	(438)	(438)

Total equity attributable to Raymond James Financial, Inc.	12,259	12,259
Noncontrolling interests	2	2

Total shareholders’ equity	12,261	12,261

Total liabilities and shareholders’ equity	$84,815	$86,294

(1)	Does not reflect the redemption of our $98 million aggregate principal amount of subordinated notes due May 2030, which occurred on August 15, 2025.
(2)

The actual balance is comprised of, exclusive of any unaccreted premiums or discounts and debt issuance costs, $500 million par 4.65% senior notes due April 2030, $800 million par 4.95% senior notes due July 2046, and $750 million par 3.75% senior notes due April 2051.

DESCRIPTION OF THE NOTES

The following is a description of the particular terms of the notes offered pursuant to this prospectus supplement. This description supplements and, to the extent inconsistent, modifies the description of the general terms and provisions of senior debt securities set forth in the accompanying prospectus under “Description of Debt Securities.” To the extent the description in this prospectus supplement is inconsistent with the description contained in the accompanying prospectus, you should rely on the description in this prospectus supplement. The following description is qualified in its entirety by reference to the provisions of the senior indenture, dated as of August 10, 2009, between us and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the Tenth Supplemental Indenture and the Eleventh Supplemental Indenture, to be entered into immediately prior to the delivery of the notes, between us and the trustee. A copy of the senior indenture is filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009. Capitalized terms not defined in this section have the meanings assigned to such terms in the accompanying prospectus or in the senior indenture. The following description of the notes supplements, and to the extent inconsistent therewith replaces, the descriptions of the general terms and provisions of the notes set forth under “Description of Debt Securities” included in the accompanying prospectus.

General

Each series of notes offered hereby constitutes a series of senior debt securities described in the accompanying prospectus to be issued under the senior indenture, dated as of August 10, 2009, between us and The Bank of New York Mellon Trust Company, N.A., as trustee, which we refer to as the senior indenture. The notes will be our direct, unsecured obligations.

The notes are initially offered in the principal amount of $650,000,000 for the 2035 notes and $850,000,000 for the 2055 notes. We may, without the consent of existing holders, increase the principal amount of either series of notes by issuing more notes of such series in the future, on the same terms and conditions (other than the issue date and possibly the public offering price and interest accrued prior to the issuance date of the additional notes) and with the same CUSIP number, in each case, as the applicable series of notes being offered by this prospectus supplement. We do not plan to inform existing holders if we reopen either series of notes to issue and sell additional notes in the future.

Payments

The 2035 notes will mature on September 11, 2035. The 2055 notes will mature on September 11, 2055. The 2035 notes will bear interest from September 11, 2025 at the annual rate of 4.900%. The 2055 notes will bear interest from September 11, 2025 at the annual rate of 5.650%. We will pay interest on each series of notes semi-annually in arrears on each March 11 and September 11. We will make the first interest payment on March 11, 2026.

We will pay interest to the person in whose name the note is registered at the close of business on the business day next preceding the relevant interest payment date, except that we will pay interest payable at the maturity date of the notes to the person or persons to whom principal is payable. Interest on the notes will be paid on the basis of a 360-day year comprised of twelve 30-day months. If any date on which interest is payable on the notes is not a business day, the payment of the interest payable on that date will be made on the next day that is a business day, without any interest or other payment in respect of the delay, with the same force and effect as if made on the scheduled payment date.

The notes will not include a sinking fund – that is, we will not deposit money on a regular basis into any separate custodial account to repay the notes.

Denominations

The notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000.

Ranking

Payment of the principal and interest on the notes will rank equally with all of our other unsecured and unsubordinated debt. As of June 30, 2025, we had approximately $2,040 million outstanding in senior indebtedness. The senior indenture does not limit the amount of additional senior indebtedness that we or any of our subsidiaries may incur. The notes will be our exclusive obligations and not those of our subsidiaries.

Since we are a holding company and substantially all of our operations are conducted through subsidiaries, our cash flow and consequently our ability to service debt, including the notes, depend upon the earnings of our subsidiaries and the distribution of those earnings to us or upon other payments of funds by those subsidiaries to us. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the notes or to provide us with funds for payments on the notes, whether by dividends, distributions, loans or other payments. In addition, the payment of dividends and distributions and the making of loans and advances to us by our subsidiaries may be subject to regulatory, statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries, and are subject to various business considerations.

Any right we have to receive assets of any of our subsidiaries upon their liquidation or reorganization and the resulting right of the holders of notes to participate in those assets effectively will be subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of the subsidiary, in which case our claims would be subordinated to any security interests in the assets of the subsidiary and any indebtedness of the subsidiary senior to the debt held by us.

We may, without the consent of the holders of the notes, create and issue additional debt securities under the senior indenture, ranking equally with the notes.

We may, without the consent of the holders of the notes, create and issue additional notes of either series having the same terms and conditions of such notes (except for the issue date and issue price) so that such additional notes shall be consolidated and form a single series with the applicable series of notes.

Optional Redemption

At any time prior to June 11, 2035, in the case of the 2035 notes or March 11, 2055, in the case of the 2055 notes (in each case with respect to the applicable series of notes, the “Par Call Date”), we may redeem such series of notes, at our option, in whole at any time or in part from time to time, for cash at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the applicable series of notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus (i) 15 basis points, in the case of the 2035 notes and (ii) 15 basis points, in the case of the 2055 notes, in each case, less (b) interest accrued to, but not including, the date of redemption; and

•	100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.

On or after the applicable Par Call Date, we may redeem either series of notes, in whole or in part, at any time and from time to time, for cash at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

Notwithstanding the foregoing, installments of interest on the notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the senior indenture.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading)(“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

Any notice of redemption may be given prior to the completion of any event or transaction, including any securities offering or other corporate transaction, and any redemption or notice of redemption may be subject to the satisfaction of one or more conditions precedent, including the completion of any such securities offering or corporate transaction. If any redemption or notice of redemption is subject to the satisfaction of one or more conditions precedent, the applicable notice of redemption will so state and will state that the redemption date may be delayed until such time as any or all of such conditions precedent have been satisfied, or such redemption may not occur and such notice of redemption may be rescinded in the event that any or all such conditions precedent have not been satisfied by the redemption date, or by the redemption date so delayed.

In the case of a partial redemption, selection of the notes for redemption will be made by lot. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes and selection of the notes to be redeemed shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Merger, Consolidation, Sale, Lease or Conveyance

The following supersedes the information in the accompanying prospectus under the heading “Description of debt securities—Limitation on mergers and sales of assets” with respect to the notes and all other series of senior debt securities issued under the senior indenture on or after the date of the Tenth Supplemental Indenture.

The senior indenture generally permits a merger or consolidation between us and another entity and the sale, lease or conveyance by us of all or substantially all of our assets, in each case without the consent of the holders of any outstanding debt securities. However, for senior debt securities issued prior to the date hereof, the senior indenture requires that:

•

either we shall be the continuing corporation, or the successor corporation (if other than us) shall be a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and such corporation shall expressly assume the due and punctual payment of the principal of (and premium, if any, on) and any interest on all the securities under the senior indenture, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the senior indenture to be performed by us by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by such corporation, and

•

we or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

With respect to senior debt securities issued on or after the date of the Tenth Supplemental Indenture, including the notes, the foregoing requirements do not apply in the case of a sale, lease, conveyance or transfer by us of all or substantially all of our assets to one or more entities that are direct or indirect subsidiaries in which we or one or more of our subsidiaries owns or controls more than 50% of the voting stock. As a result, if we were to undertake such a transaction, such subsidiary or subsidiaries would not be required to assume our obligations under the notes and we would remain the sole obligor on such senior debt securities, including the notes.

Remedies

Events of Default

The following supersedes the information in the accompanying prospectus under the heading “Description of debt securities—Defaults and rights of acceleration” with respect to the notes and all other series of senior debt securities issued under the senior indenture on or after the date of the Tenth Supplemental Indenture.

Any one of the following events constitutes an “event of default” under the senior indenture with respect to any series of senior debt securities issued on or after the date hereof, including the notes:

•	failure to pay interest on any senior debt security of such series when due and payable, and continuance of that default for 30 days;

•	failure to pay the principal of, or premium, if any, on any senior debt security of such series when due and payable at its maturity and continuance of that default for 30 days; or

•	the occurrence of certain events of bankruptcy, insolvency or reorganization of us.

Subject to the following paragraph, for senior debt securities issued on or after the date of the Tenth Supplemental Indenture, including the notes, no other defaults under or breaches of the senior indenture or any senior debt securities, including the notes, will result in an event of default, whether after notice, the passage of time or otherwise and therefore none of such other events (even if constituting a covenant breach (as defined below)) will result in a right of acceleration of the payment of the outstanding principal amount of such senior debt securities, including the notes. However, certain events may give rise to a covenant breach, as described below under “—Covenant Breaches.”

We may change, eliminate or add to the events of default with respect to any particular series of senior debt securities, as indicated in the applicable prospectus supplement relating to such series. For the avoidance of doubt, the only events of default with respect to the notes are those set forth above.

Covenant Breaches

Any one of the following events constitutes a “covenant breach” under the senior indenture with respect to any series of senior debt securities issued on or after the date of the Tenth Supplemental Indenture, including the notes:

•	failure to deposit any sinking fund payment when and as due by the terms of any debt security of such series; or

•

failure to perform or the breach of any covenant or warranty in the senior indenture or the applicable series of senior debt securities (other than a covenant or warranty specified as an event of default or included solely for the benefit of a series of senior debt securities other than such series) that continues for 90 days after we are given written notice by the trustee or we and the trustee are given written notice by the holders of at least 25% in principal amount of the outstanding senior debt securities affected thereby.

We may change, eliminate or add to the definition of “covenant breach” with respect to any particular series of senior debt securities, as indicated in the applicable prospectus supplement relating to such series. A covenant breach shall not be an event of default with respect to any senior debt security except to the extent otherwise specified in or provided pursuant to, the senior indenture or a supplement thereto, with respect to such series of senior debt securities. For the avoidance of doubt, the only covenant breaches with respect to the notes are those set forth above.

Limitations on Liens

We, or any successor corporation, will not, and will not permit any subsidiary to, create, assume, incur or guarantee any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, except for Permitted Liens, on the voting securities of any Principal Subsidiary unless we cause the notes (and if we so elect, any other of our indebtedness ranking on a parity with the notes) to be secured equally and ratably with (or, at our option, prior to) any indebtedness secured thereby.

For purposes of the above:

•

“Permitted Liens” means (1) liens for taxes or assessment or governmental charges or levies (a) that are not then due and delinquent, (b) the validity of which is being contested in good faith or (c) which are less than $1,000,000 in amount; (2) liens created by or resulting from any litigation or legal proceedings which are currently being contested in good faith by appropriate proceedings or which involve claims of less than $1,000,000; and (3) deposits to secure (or in lieu of) surety, stay, appeal or customs bonds; and

•

“Principal Subsidiary” means any of our subsidiaries with total assets of which as set forth in the most recent statement of financial condition of such subsidiary equal more than 10% of the total consolidated assets of any of our subsidiaries as determined from the most recent consolidated statement of financial condition of any of the Company and our subsidiaries.

Modification of the Notes

We and the trustee may modify the senior indenture with respect to the notes of any series and the rights of the holders of the notes of such series with the consent of the holders of at least 50% of the aggregate principal amount of notes of the affected series then outstanding. However, no modification may extend the fixed maturity of, reduce the principal amount or redemption premium of, change the currency in which the notes are payable, or reduce the rate of, or extend the time of payment of, interest on, any notes without the consent of each holder affected by the modification. No modification may reduce the percentage of notes that is required to consent to modification of the senior indenture without the consent of all holders of the notes outstanding under the senior indenture.

In addition, we and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding notes.

Defeasance and Discharge

The defeasance provisions of the senior indenture described under “Description of Debt Securities—Defeasance and covenant defeasance” in the accompanying prospectus will apply to the notes.

Same-Day Settlement and Payment

Settlement by purchasers of the notes will be made in immediately available funds. All payments by us to the depositary of principal and interest will be made in immediately available funds. So long as any notes are represented by global securities registered in the name of the depositary or its nominee, those notes will trade in the depositary’s Same-Day Funds Settlement System which requires secondary market trading in those notes to settle in immediately available funds. No assurance can be given as to the effect, if any, of this requirement to settle in immediately available funds on trading activity in notes.

Global Securities; Book-Entry Issue

We expect that the notes will be issued in the form of global securities held by The Depository Trust Company as described under “Registration and Settlement” in the accompanying prospectus.

Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee and paying agent with respect to the notes.

CERTAIN BENEFIT PLAN INVESTOR CONSIDERATIONS

The law governing investments in the notes is subject to extensive administrative and judicial interpretations. Future legislative or administrative changes or court decisions may significantly change the statements made herein. This discussion is a general summary of some of the rules which apply to Covered Plans or Non-ERISA Arrangements and their related investment vehicles. This summary does not include all the investment considerations relevant to Covered Plans or Non-ERISA Arrangements and should not be construed as legal advice or a legal opinion. If you are the fiduciary of a Plan (an “ERISA Plan”) that is subject to the Employee Retirement Income Security Act of 1974 (“ERISA”) or a Non-ERISA Arrangement or an insurance company that is providing investment advice or other features to an ERISA Plan or a Non-ERISA Arrangement, and you propose to invest in the notes described in this prospectus supplement with the assets of the plan, you should consult your own advisors for further guidance. A fiduciary of a pension plan or other employee benefit plan to which Title I of ERISA applies should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary of a Covered Plan should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

For purposes of this discussion, we refer to “ERISA Plans”, together with individual retirement accounts or other plans that are not subject to ERISA but are defined in Section 4975(e)(1) of the Code and are subject to Section 4975 of the Code, and any entity that is deemed to hold plan assets of any of the foregoing by virtue of such plan’s investment in the entity pursuant to 29 C.F.R. Section 2510.3-101 as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”) as “Covered Plans,” and we refer to the assets of Covered Plans as “plan assets.” Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA (collectively referred to as, “Non-ERISA Arrangements”), are not subject to the requirements of ERISA or Section 4975 of the Code, but they may be subject to substantially similar laws (“Similar Laws”) as well as other legal restrictions.

General Fiduciary Matters and Prohibited Transaction Issues

Before considering an investment of a portion of plan assets in the notes, a fiduciary of ERISA Plans should determine whether such an investment is consistent with their fiduciary responsibilities under ERISA. ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to a Covered Plan, including prudence, diversification, avoidance of prohibited transactions under Section 406 of ERISA and Section 4975 of the Code, and compliance with other standards. In determining whether a particular investment is appropriate for a Covered Plan, the fiduciary of such Covered Plan should consider, among other factors: (i) whether the investment is designed reasonably to further the Covered Plan’s purposes; (ii) the risk and return factors of the potential investment; (iii) the portfolio’s composition with regard to diversification; (iv) the liquidity and fees associated with the investment; (v) the projected return of the total portfolio relative to the Covered Plan’s funding objectives; (vi) whether the investment is in accordance with the documents and instruments governing the Covered Plan, (vii) the fact that the objectives of any particular investor will not be taken into account, (viii) the limitation on the rights of investors to redeem all or any part of their investment, and (ix) any regulatory rules and guidance with respect to an investment in the notes.

Persons who have certain specified relationships to a Covered Plan are “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code (collectively, “parties in interest”). Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions (referred to as “prohibited transactions”) between parties in interests and Covered Plans. If we or any of our affiliates are considered a party in interest with respect to a Covered Plan, then the investment in our securities by the Covered Plan may give rise to a prohibited transaction. There are several ways by which we or any of our affiliates may be considered a party in interest with respect to a Covered Plan. For example, if we provide banking or financial advisory services to the Covered Plan, or act as a trustee or in a similar fiduciary role for the Covered Plan’s plan assets, we may be considered a party in interest with respect to that Covered Plan.

A violation of these “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Therefore, a fiduciary of a Covered Plan should consider whether an investment in the notes might constitute or give rise to a prohibited transaction under ERISA or the Code and whether exemptive relief is available. In this regard, the U.S. Department of Labor has issued various prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Among these class exemptions are the following:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited statutory exemption for the purchase and sale of the notes and related lending transactions, provided that neither Raymond James nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Covered Plan involved in the transaction and provided further that the Covered Plan pays no more, and receives no less, than adequate consideration in connection with the transaction. There also may be other statutory or administrative exemptions available depending on the particular circumstances although there can be no assurances that any of these additional or the above-described statutory or administrative exemptions will be available with respect to transactions involving the notes.

As such, the notes may not be purchased or held by any Covered Plan, any entity whose underlying assets include “plan assets” by reason of any Covered Plan’s investment in the entity (a “Plan Asset Entity”), or any person investing “plan assets” of any Covered Plan if that transaction would cause or result in a non-exempt prohibited transaction.

Before investing in the notes, fiduciaries of Non-ERISA Arrangements that may be subject to Similar Laws, should consider the applicability of such restrictions and availability of any exemptive relief.

Plan Asset Regulations

The U.S. Department of Labor (“DOL”) has promulgated the Plan Asset Regulations, which address whether or not plan assets would be deemed to include an interest in the underlying assets of an entity, including a trust, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, generally, when a Plan acquires an “equity interest” in another entity (such as the Issuer), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. An “equity interest” is defined under the Plan Asset Regulations as an interest other than an interest which is treated as indebtedness under applicable local law and which has no substantial equity features.

The Issuer believes the notes at the time of issuance should not be considered “equity interests” in the Issuer for purposes of the Plan Asset Regulations.

Representations

Accordingly, each purchaser or holder of the notes or any interest in the notes will be deemed to have represented by its purchase and holding that either:

•	it is not a Covered Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the notes on behalf of or with “plan assets” of any Covered Plans or Non-ERISA Arrangements; or

•	its purchase and holding of the notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any Similar Laws.

In addition, any purchaser that is a Covered Plan or a Non-ERISA Arrangement or that is acquiring the notes on behalf of a Covered Plan or Non-ERISA Arrangement, including any fiduciary purchasing on behalf of a Covered Plan or Non-ERISA Arrangement, will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the notes that (a) neither Raymond James, nor any underwriter, dealer or agent, nor any of their affiliates (collectively the “Seller”) is a “fiduciary” (under Section 3(21) of ERISA, or under any final or proposed regulations thereunder, or under any Similar Laws) with respect to the acquisition, holding or disposition of the notes, or as a result of any exercise by the Seller of any rights in connection with the notes, (b) no communication from the Seller has formed a basis for any investment decision by or on behalf of such purchaser in connection with the notes and the transactions contemplated with respect to the notes, (c) such purchaser recognizes and agrees that any communication from the Seller to the purchaser with respect to the notes is not intended by the Seller to be impartial investment advice and is rendered in its capacity as a seller of such notes and not a fiduciary to such purchaser, and the decision to acquire or hold the notes by the purchaser or its fiduciary, is on an arm’s length basis, (d) the investor is aware of the fees and had determined they are reasonable, and (e) the decision to invest in the notes was made with appropriate consideration of relevant investment factors and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA, the Code or other applicable law.

This discussion is a general summary of some of the rules which apply to benefit plans and their related investment vehicles. This summary does not include all of the investment considerations relevant to Covered Plans or Non-ERISA Arrangements and should not be construed as legal advice or a legal opinion. If you are the fiduciary of an ERISA Plan or a Non-ERISA Arrangement or an insurance company that is providing investment advice or other features to an ERISA Plan or a Non-ERISA Arrangement, and you propose to invest in the notes described in this prospectus supplement with the assets of the plan, you should consult your own advisors for further guidance.

UNDERWRITING (CONFLICTS OF INTEREST)

BofA Securities, Inc., J.P. Morgan Securities LLC and Citigroup Global Markets Inc. are the representatives of the underwriters. Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representatives, have severally and not jointly agreed to purchase from us the following respective principal amounts of notes:

Underwriters	Principal Amount of 2035 Notes	Principal Amount of 2055 Notes
BofA Securities, Inc.	$151,645,000	$198,305,000
J.P. Morgan Securities LLC	108,355,000	141,695,000
Citigroup Global Markets Inc.	95,355,000	124,695,000
Raymond James & Associates, Inc.	86,710,000	113,390,000
Regions Securities LLC	52,000,000	68,000,000
Truist Securities, Inc.	52,000,000	68,000,000
BNY Mellon Capital Markets, LLC	34,645,000	45,305,000
PNC Capital Markets LLC	34,645,000	45,305,000
U.S. Bancorp Investments, Inc.	34,645,000	45,305,000

Total	$650,000,000	$850,000,000

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain certificates, opinions and letters from us, our counsel and the independent auditors. The underwriters are committed to purchase all of the notes offered by us if they purchase any notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriter may be increased or the offering of notes may be terminated. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, as amended (the “Securities Act”), and to contribute to payments that the underwriters may be required to make in respect of these liabilities.

We expect that delivery of the notes will be made to investors on or about September 11, 2025, which is the second business day following the date of this prospectus supplement (such settlement being referred to as “T+2”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the 2035 notes and the 2055 notes on any day prior to the business day preceding the settlement date will be required, by virtue of the fact that the 2035 notes and the 2055 notes initially settle in T+2, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Underwriting Discounts

The underwriters have advised us that they propose to offer the notes to the public at the public offering prices that appear on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the applicable public offering price minus a selling concession of 0.400% of the principal amount of the 2035 notes, and of 0.500% of the principal amount of the 2055 notes. In addition, the underwriters may allow, and those selected dealers may reallow, a selling concession of up to 0.250% of the principal amount of the 2035 notes and of up to 0.350% of the principal amount of the 2055 notes. After the initial offering, the public offering price, concessions or any other term of the offering may be changed.

The expenses of the offering, not including the underwriting discounts, are estimated at $4 million.

No Listing

There is no existing trading market for either series of notes. The notes will not be listed on any securities exchange. Although the underwriters may make a market in the notes, they are not obligated to do so and may discontinue any such market-making activities at any time without notice.

Price Stabilization, Short Positions

In connection with this offering, the underwriters may engage in overallotment, stabilizing transactions, syndicate covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the prices of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the managing underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing, syndicate covering transactions or penalty bids they may discontinue them at any time.

Relationship With Underwriters

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

The offer and sale of the notes by Raymond James & Associates, Inc. or any of our other affiliates that is a member of FINRA will comply with the requirements of FINRA Rule 5121 regarding a member firm’s offer and sale of securities of an affiliate. As required by FINRA Rule 5121, any such offer and sale will not be made to any discretionary account without the prior approval of the customer.

The maximum commission or discount to be received by any FINRA member or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

Selling Restrictions

Notice to Prospective Investors in Canada

This document constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the notes. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this document or on the merits of the notes and any representation to the contrary is an offence.

Canadian investors are advised that this document has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this document is exempt from the requirement to provide investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the notes in Canada is being made on a private placement basis only and is exempt from the requirement to prepare and file a prospectus under applicable Canadian securities laws. Any resale of notes acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the notes outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases the notes will be deemed to have represented to the Issuer and to each dealer from whom a purchase confirmation is received, as applicable, that the investor (i) is purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this document does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the notes and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the notes or with respect to the eligibility of the notes for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum, including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action

Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the notes described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, (a) “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended or superseded, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law in the UK by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the UK by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law in the UK by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by the PRIIPs

Regulation as it forms part of domestic law in the UK by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.

In the UK, this prospectus supplement is for distribution only to, and is only directed at, qualified investors (as defined in the UK Prospectus Regulation) who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are high net worth entities or other persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

Notice to Prospective Investors in Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purpose of issue (in each case, whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except in each case (i) pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and (ii) in compliance with any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than:

•

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

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to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

•	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

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a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification — In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (“CMP”), unless otherwise specified before an offer of notes, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS

E. Michael Serbanos, Esq., our General Counsel — Markets, Products, and International, will pass upon the validity of the notes and certain other legal matters on our behalf. Morrison & Foerster LLP, Washington, D.C. will pass upon the validity of the notes and certain other legal matters on our behalf. Winston & Strawn LLP, Houston, Texas will pass upon certain legal matters for the underwriters.

EXPERTS

The consolidated financial statements of Raymond James Financial, Inc. as of September 30, 2024 and 2023, and for each of the years in the three-year period ended September 30, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2024, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement (File No. 333-279215) we have filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities described in this prospectus supplement. The SEC’s rules and regulations allow us to omit certain information included in the registration statement from this prospectus supplement. The registration statement may be inspected by anyone without charge on the SEC’s website at http://www.sec.gov. You may also access our SEC filings free of charge on our website at www.raymondjames.com.

We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and obtain a copy of any document that we file with the SEC as described in the preceding paragraph. Except as specifically incorporated by reference into this prospectus supplement, information on those websites is not part of this prospectus supplement.

The SEC allows us to incorporate by reference the information we file with it. This means that:

•	incorporated documents are considered part of this prospectus supplement;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC automatically will update and supersede this incorporated information and information in this prospectus supplement.

We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

•

our Annual Report on Form 10-K for the year ended September 30, 2024 (including such information from the Proxy Statement filed on January 8, 2025 that is incorporated by reference in Part III of such Annual Report);

•	our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2024, March 31, 2025 and June 30, 2025; and

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our Current Reports on Form 8-K or Form 8-K/A, applicable, filed on December  6, 2024, December  9, 2024, February  24, 2025, February  26, 2025 and May 23, 2025 (in each case, other than information that is furnished but deemed not to have been filed).

PROSPECTUS

Debt securities, warrants, units, purchase contracts, preferred stock, depositary shares and common stock

Raymond James Financial, Inc. from time to time may offer to sell debt securities, warrants, purchase contracts, preferred stock, depositary shares representing fractional interests in preferred stock, and common stock, as well as units comprised of two or more of these securities or debt or equity securities of third parties. The debt securities, warrants, purchase contracts, and preferred stock may be convertible into or exercisable or exchangeable for our common or preferred stock or for debt or equity securities of one or more other entities. Our common stock is listed on the New York Stock Exchange under the symbol “RJF.”

This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. When we sell a particular series of securities, we will prepare a prospectus supplement describing the offering and the specific terms of that series of securities. You should read this prospectus and that prospectus supplement carefully before you invest.

We may use this prospectus in the initial sale of these securities on a continuous or delayed basis, at unspecified aggregate initial public offering prices. In addition, Raymond James & Associates, Inc., or any of our other affiliates, may use this prospectus in a market-making transaction that may occur on a continuous or delayed basis in any of these securities or similar securities after their initial sale. When the prospectus is delivered to an investor in the initial offering described above, the investor will be informed of that fact in the confirmation of sale. When the prospectus is delivered to an investor who is not so informed, it is delivered in a market-making transaction. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Potential purchasers of our securities should consider the information set forth in the “Risk Factors” section beginning on page 6.

Our securities are unsecured and are not savings accounts, deposits, or other obligations of a bank, are not guaranteed by Raymond James Bank, TriState Capital Bank or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and may involve risks, including possible loss of principal.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

RAYMOND JAMES

Prospectus dated May 8, 2024

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About this prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus or the registration statement in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that describe the particular securities offering and the specific terms of the securities being offered. These documents also may add, update, or change information contained in this prospectus. In this prospectus, when we refer to the “applicable prospectus supplement” or the “accompanying prospectus supplement,” we mean the prospectus supplement or supplements that describe the particular securities being offered to you. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.

The information in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, the accompanying prospectus supplement, or documents to which we otherwise refer you. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement or supplements, as well as information we have filed or will file with the SEC and that is incorporated by reference in this prospectus, is accurate as of the date of the applicable document or other date referred to in that document. Our business, financial condition, and results of operations may have changed since that date.

Unless we indicate otherwise or unless the context requires otherwise, all references in this prospectus to “Raymond James,” “we,” “us,” “our,” or similar references are to Raymond James Financial, Inc., excluding its consolidated subsidiaries.

References in this prospectus to “$” and “dollars” are to the currency of the United States of America.

Prospectus summary

This summary section highlights selected information from this prospectus. This summary does not contain all the information that you should consider before investing in the securities we may offer using this prospectus. To fully understand the securities we may offer, you should read carefully:

•	this prospectus, which explains the general terms of the securities we may offer;

•	the applicable prospectus supplement, which explains the specific terms of the particular securities we are offering, and which may update or change the information in this prospectus; and

•	the documents we refer to in “Where You Can Find More Information” below for information about us, including our financial statements.

Raymond James Financial, Inc.

Raymond James Financial, Inc. is a Florida corporation, a bank holding company and a financial holding company. We provide a diversified range of financial services and products both domestically and internationally. Our headquarters are located at 880 Carillon Parkway, St. Petersburg, Florida 33716, and our telephone number is (727) 567-1000. Our website is www.raymondjames.com. The information on our website is not incorporated by reference into this prospectus.

The securities we may offer

We may offer any of the following securities from time to time:

•	debt securities;

•	warrants;

•	purchase contracts;

•	preferred stock;

•	depositary shares representing fractional interests in preferred stock;

•	common stock; and

•	units, comprised of two or more of any of the securities referred to above, as well as debt or equity securities of third parties, in any combination.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we specifically state otherwise. This prospectus, including this summary, describes the general terms of the securities we may offer. Each time we sell securities, we will provide you with a prospectus supplement that will describe the offering and the specific terms of the securities being offered. This prospectus supplement may include a discussion of additional U.S. federal income tax consequences and any additional risk factors or other special considerations applicable to those particular securities.

Debt securities

Our debt securities may be either senior or subordinated obligations in right of payment. Our senior and subordinated debt securities will be issued under separate indentures, or contracts, that we have with a trustee. The particular terms of each series of debt securities will be described in the applicable prospectus supplement.

Warrants

We may offer two types of warrants:

•	warrants to purchase our debt securities; and

•	warrants to purchase or sell, or whose cash value is determined by reference to the performance, level, or value of, one or more of the following:

•	our common or preferred stock or other securities described in this prospectus;

•	the debt or equity securities of one or more third party issuers;

•	one or more currencies, currency units, or composite currencies;

•	one or more commodities;

•	any other financial, economic, or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

For any warrants we may offer, we will describe in the applicable prospectus supplement the underlying property, the expiration date, the exercise price or the manner of determining the exercise price, the amount and kind, or the manner of determining the amount and kind, of property to be delivered by you or us upon exercise, and any other specific terms of the warrants. We will issue warrants under warrant agreements that we will enter into with one or more warrant agents.

Purchase contracts

We may offer purchase contracts requiring holders to purchase or sell, or whose cash value is determined by reference to the performance, level, or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock, other securities described in this prospectus, or the debt or equity securities of third parties;

•	one or more currencies, currency units, or composite currencies;

•	one or more commodities;

•	any other financial, economic, or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

For any purchase contracts we may offer, we will describe in the applicable prospectus supplement the underlying property, the settlement date, the purchase price or manner of determining the purchase price and whether it must be paid when the purchase contract is issued or at a later date, the amount and kind, or manner of determining the amount and kind, of property to be delivered at settlement, whether the holder will pledge property to secure the performance of any obligations the holder may have under the purchase contract, and any other specific terms of the purchase contracts.

Units

We may offer units consisting of any combination of two or more debt securities, warrants, purchase contracts, shares of preferred stock, depositary shares, and common stock described in this prospectus, as well as debt or equity securities of third parties. For any units we may offer, we will describe in the applicable prospectus supplement the particular securities that comprise each unit, whether or not the particular securities will be separable and, if they will be separable, the terms on which they will be separable, a description of the provisions for the payment, settlement, transfer, or exchange of the units, and any other specific terms of the units. We will issue units under unit agreements that we will enter into with one or more unit agents.

Preferred stock and depositary shares

We may offer our preferred stock, par value $0.10 per share, in one or more series. For any particular series we may offer, we will describe in the applicable prospectus supplement:

•	the specific designation;

•	the aggregate number of shares offered;

•	the dividend rate and periods, or manner of calculating the dividend rate and periods, if any;

•	the par value and liquidation preference amount, if any;

•	the voting rights, if any;

•	the terms on which the series of preferred stock is convertible into shares of our common stock, preferred stock of another series, or other securities, if any;

•	the redemption terms, if any; and

•	any other specific terms of the series.

We also may offer depositary shares, each of which will represent a fractional interest in a share or multiple shares of our preferred stock. We will describe in the applicable prospectus supplement any specific terms of the depositary shares. We will issue the depositary shares under deposit agreements that we will enter into with one or more depositories.

Form of securities

Unless we specify otherwise in the applicable prospectus supplement, we will issue the securities, other than shares of our common stock, in book-entry only form through one or more depositories, such as The Depository Trust Company, Euroclear Bank S.A./N.V., or Clearstream Banking, S.A., Luxembourg, as identified in the applicable prospectus supplement. We will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if we so specify in the applicable prospectus supplement. The securities issued in book-entry only form will be represented by a global security registered in the name of the specified depository, rather than notes or certificates registered in the name of each individual investor. Unless we specify otherwise in the applicable prospectus supplement, each sale of securities in book-entry form will settle in immediately available funds through the specified depository.

A global security may be exchanged for actual notes or certificates registered in the names of the beneficial owners only if:

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the depository notifies us that it is unwilling or unable to continue as depository for the global securities or we become aware that the depository is no longer qualified as a clearing agency, and we fail to appoint a successor to the depository within 60 calendar days; or

•	we, in our sole discretion, determine that the global securities will be exchangeable for certificated securities.

Payment currencies

All amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars, unless we specify otherwise in the applicable prospectus supplement.

Listing

We will state in the applicable prospectus supplement whether the particular securities that we are offering will be listed or quoted on a securities exchange or quotation system.

Distribution

We may offer the securities in four ways:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

The applicable prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

Raymond James & Associates, Inc., or any of our other affiliates, may be our underwriter, dealer, or agent.

Market-making by our affiliates

Following the initial distribution of securities, our affiliates, including Raymond James & Associates, Inc., may buy and sell the securities in secondary market transactions as part of their business as broker-dealers. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, we or our affiliate, as the case may be, may act as principal or agent, including as agent for the counterparty in a transaction in which we or our affiliate acts as principal, or as agent for both counterparties in a transaction in which neither we nor an affiliate acts as principal. We or our affiliates may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. This prospectus and any related prospectus supplements may be used by one or more of our affiliates in connection with these market-making transactions to the extent permitted by applicable law. Our affiliates may act as principal or agent in these transactions.

The aggregate initial offering price specified on the cover of the applicable prospectus supplement will relate to the initial offering of securities not yet issued as of the date of this prospectus. This amount does not include any securities to be sold in market-making transactions. The securities to be sold in market-making transactions include securities issued after the date of this prospectus.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or our agent inform you in your confirmation of sale that the security is being purchased in its original offering and sale, you may assume that you are purchasing the security in a market-making transaction.

Risk factors

This section summarizes some specific risks and investment considerations with respect to an investment in our securities. This summary does not describe all of the risks and investment considerations with respect to an investment in our securities, including risks and considerations relating to a prospective investor’s particular circumstances. For information regarding risks that may materially affect our business and results, please refer to the information under the caption “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2023 and in our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2023 and March 31, 2024, which are incorporated by reference in this prospectus, as well as those risks discussed in our subsequent filings that are incorporated by reference in this prospectus. Prospective investors should consult their own financial, legal, tax, and other professional advisors as to the risks associated with an investment in our securities and the suitability of the investment for the investor.

Currency risks. We may issue securities denominated in or whose principal and interest are payable in a currency other than U.S. dollars. We refer to these securities as “Non-U.S. Dollar-Denominated Securities.” If you intend to invest in any Non-U.S. Dollar-Denominated Securities, you should consult your own financial and legal advisors as to the currency risks related to your investment. The Non-U.S. Dollar-Denominated Securities are not an appropriate investment for you if you are not knowledgeable about the significant terms and conditions of the Non-U.S. Dollar-Denominated Securities or financial matters in general. The information in this prospectus is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks arising from their investment.

Non-U.S. Dollar-Denominated Securities have significant risks that are not associated with a similar investment in conventional debt securities that are payable solely in U.S. dollars. These risks include possible significant changes in rates of exchange between the U.S. dollar and the specified currency and the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. These risks generally are influenced by factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Currency exchange rates. Exchange rates between the U.S. dollar and other currencies have been highly volatile. This volatility may continue and could spread to other currencies in the future. Fluctuations in currency exchange rates could affect adversely an investment in the Non-U.S. Dollar-Denominated Securities. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the Non-U.S. Dollar-Denominated Securities. That in turn could cause the market value of the Non-U.S. Dollar-Denominated Securities to fall.

Changes in currency exchange rates. Except as described below, we generally will not make any adjustment in or change to the terms of the Non-U.S. Dollar-Denominated Securities for changes in the exchange rate for the specified currency, including any devaluation, revaluation, or imposition of exchange or other regulatory controls or taxes, or for other developments affecting the specified currency, the U.S. dollar, or any other currency. Consequently, you will bear the risk that your investment may be affected adversely by these types of events.

Government policy. Currency exchange rates can either float or be fixed by sovereign governments. Governments or governmental bodies, including the European Central Bank, may intervene in their economies to alter the exchange rate or exchange characteristics of their currencies. For example, a central bank may intervene to devalue or revalue a currency or to replace an existing currency. In addition, a government may impose regulatory controls or taxes to affect the exchange rate of its currency. As a result, the yield or payout of a Non-U.S. Dollar-Denominated Security could be affected significantly and unpredictably by governmental actions. Changes in exchange rates could affect the value of the Non-U.S. Dollar-Denominated Securities as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

If a governmental authority imposes exchange controls or other conditions, such as taxes on the transfer of the specified currency, there may be limited availability of the specified currency for payment on the Non-U.S. Dollar-Denominated Securities at their maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Payments in U.S. dollars. The terms of any Non-U.S. Dollar-Denominated Securities may provide that we may have the right to make a payment in U.S. dollars instead of the specified currency, if at or about the time when the payment on the Non-U.S. Dollar-Denominated Securities comes due, the specified currency is subject to convertibility, transferability, market disruption, or other conditions affecting its availability because of circumstances beyond our control. These circumstances could include the imposition of exchange controls or our inability to obtain the specified currency because of a disruption in the currency markets for the specified currency. The exchange rate used to make payment in U.S. dollars may be based on limited information and would involve significant discretion on the part of our exchange rate agent. As a result, the value of the payment in U.S. dollars may be less than the value of the payment you would have received in the specified currency if the specified currency had been available.

Court judgments. Any Non-U.S. Dollar-Denominated Securities typically will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on the Non-U.S. Dollar-Denominated Debt Securities would be required to render the judgment in the specified currency. In turn, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the Non-U.S. Dollar-Denominated Securities, you would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, you may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on Non-U.S. Dollar-Denominated Securities in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the specified currency into U.S. dollars will depend on various factors, including which court renders the judgment.

Other risks

Possible illiquidity of the secondary market. We may not list our securities on any securities exchange. We cannot predict how these securities will trade in the secondary market or whether that market will be liquid or illiquid. The number of potential buyers of our securities in any secondary market may be limited. Although any underwriters or agents may purchase and sell our securities in the secondary market from time to time, these underwriters or agents will not be obligated to do so and may discontinue making a market for the securities at any time without giving us notice. We cannot assure you that a secondary market for any of our securities will develop, or that if one develops, it will be maintained.

Redemption. The terms of our securities may permit or require redemption of the securities prior to maturity. That redemption may occur at a time when prevailing interest rates are relatively low. As a result, in the case of debt or similar securities, a holder of the redeemed securities may not be able to invest the redemption proceeds in a new investment that yields a similar return.

Usury laws. New York law will govern the debt securities offered by this prospectus. New York usury laws limit the amount of interest that can be charged and paid on loans, including the debt securities. Under current New York law, the maximum permissible rate of interest is 25% per year on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested. While we believe that a U.S. federal or state court sitting outside New York may give effect to New York law, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We do not intend to claim the benefits of any laws concerning usurious rates of interest.

Credit rating. Our credit rating is an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit rating may affect the trading value of our securities. However, because the return on our securities generally depends upon factors in addition to our ability to pay our obligations, an improvement in this credit rating will not reduce the other investment risks, if any, related to our securities.

Holding company. We are a holding company, and therefore we are a separate and distinct legal entity from our banking and nonbanking subsidiaries. We depend on dividends, distributions, and other payments from our banking and nonbanking subsidiaries to fund dividend payments on our capital stock and to fund all payments on our other obligations, including our debt obligations. Many of our subsidiaries are subject to laws that authorize regulatory bodies to block or reduce the flow of funds from those subsidiaries to us. Regulatory action of that kind could impede access to funds we need to make payments on our obligations or dividend payments. In addition, because we are a holding company, our right to participate in a distribution of assets upon a subsidiary’s liquidation or reorganization is subject to the prior claims of the subsidiary’s creditors. As a result, claims of holders of our securities generally will have a junior position to claims of creditors of our subsidiaries, including, in the case of our banking subsidiaries, their depositors.

Use of proceeds

We intend to use the net proceeds from the sales of the securities to provide additional funds for our operations and for other general corporate purposes.

Description of debt securities

General

We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. As a result, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will constitute part of our senior debt, will be issued under our senior indenture described below, and will rank on a parity with all of our other unsecured and unsubordinated debt.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under our subordinated indenture described below, and will be subordinated in right of payment to all of our “senior indebtedness,” as defined in the subordinated debt indenture. Neither the senior indenture nor the subordinated indenture will limit our ability to incur additional “senior indebtedness.”

The indentures

The senior debt securities and the subordinated debt securities each are governed by a document called an indenture, which is a contract between us and the applicable trustee. Senior debt securities will be issued under the senior indenture dated as of August 10, 2009, between us and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as indenture trustee (as supplemented, the “Senior Indenture”). The subordinated debt securities will be issued under a subordinated indenture that we will file on a Form 8-K or with an amendment to our registration statement in a form substantially similar to the form we have previously filed with the SEC and that is incorporated by reference in this prospectus (as supplemented, the “Subordinated Indenture”). The Senior Indenture and Subordinated Indenture are substantially identical, except for:

•	the covenant described below under “—Sale or issuance of capital stock of subsidiaries,” which is included only in the Senior Indenture;

•	the provisions relating to subordination described below under “—Subordination,” which are included only in the Subordinated Indenture; and

•	the events of default described below under “—Defaults and rights of acceleration,” many of which are not included in the Subordinated Indenture.

In this prospectus, when we refer to “debt securities,” we mean both our senior debt securities and our subordinated debt securities, when we refer to the “indenture” or the “trustee” with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture, and references to “Subordinated Indenture” and to the “indenture” with respect to our subordinated debt securities will also include the form of subordinated indenture we have previously filed with the SEC and that is incorporated by reference in this prospectus.

The trustee under each indenture has two principal functions:

•

First, the trustee can enforce your rights against us if we default. However, there are limitations on the extent to which the trustee may act on your behalf, which we describe below under “—Collection of indebtedness.”

•	Second, the trustee performs administrative duties for us, including the delivery of interest payments and notices.

Amounts that we may issue

Neither indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. The indentures and the debt securities also do not limit our ability to incur other indebtedness or to issue other securities. This means that we may issue additional debt securities and other securities at any time without your consent and without notifying you. In addition, neither indenture contains provisions protecting holders against a decline in our credit quality resulting from takeovers, recapitalizations, the incurrence of additional indebtedness, or restructuring. If our credit quality declines as a result of an event of this type, or otherwise, any ratings of our debt securities then outstanding may be withdrawn or downgraded.

This section is only a summary of the indentures and is subject to and qualified in its entirety by reference to all the provisions of the indentures. We have previously filed with the SEC the Senior Indenture and the form of subordinated indenture, and they are incorporated by reference in this prospectus. See “Where You Can Find More Information” below for information on how to obtain copies of the indentures. Whenever we refer to the defined terms of the indentures in this prospectus or in a prospectus supplement without defining them, the terms have the meanings given to them in the indentures. You must look to the indentures for the most complete description of the information summarized in this prospectus.

Form of debt securities

Unless we specify otherwise in the applicable prospectus supplement, we will issue each debt security in global, or book-entry, form. Debt securities in book-entry form will be represented by a global security registered in the name of a depository. Accordingly, the depository will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depository’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. We describe the procedures applicable to book-entry securities below under the heading “Registration and Settlement.”

Unless we specify otherwise in the applicable prospectus supplement, we will issue our debt securities in fully registered form, without coupons. If we issue a debt security in bearer form, we will describe the special considerations applicable to bearer securities in the applicable prospectus supplement. Some of the features that we describe in this prospectus may not apply to the bearer securities.

Denomination of debt securities

Our debt securities may be denominated, and cash payments with respect to the debt securities may be made, in U.S. dollars or in another currency, or in a composite currency, a basket of currencies, or a currency unit or units. Unless we specify otherwise in the applicable prospectus supplement, the debt securities will be denominated, and cash payments with respect to the debt securities will be made, in U.S. dollars, and the debt securities ordinarily will be issued in denominations of $2,000 and multiples of $1,000 in excess of $1,000. If any of the debt securities are denominated, or if principal, any premium, interest, and any other amounts payable on any of the debt securities is payable, in a foreign currency, or in a composite currency, a basket of currencies, or a currency unit or units, the specified currency, as well as any additional investment considerations, risk factors, restrictions, tax consequences, specific terms, and other information relating to that issue of debt securities and the specified currency, composite currency, basket of currencies, or currency unit or units, may be described in the applicable prospectus supplement. We describe some of those investment considerations relating to securities denominated or payable in a currency other than U.S. dollars above under the heading “Risk Factors.”

Different series of debt securities

We may issue our debt securities from time to time in one or more series with the same or different maturities. We also may “reopen” a series of our debt securities. This means that we can increase the principal amount of a series of our debt securities by selling additional debt securities with the same terms. We may do so without notice to the existing holders of securities of that series. However, any new securities of this kind may begin to bear interest at a different date.

This section of the prospectus summarizes the material terms of the debt securities that are common to all series. We will describe the financial and other specific terms of the series of debt securities being offered in the applicable prospectus supplement. The prospectus supplement also may describe any differences from the material terms described in this prospectus. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control.

Information in the prospectus supplement

The terms of your series of debt securities as described in the applicable prospectus supplement may include the following:

•	the title and type of the debt securities;

•	the principal amount of the debt securities;

•	the minimum denominations, if other than $2,000 and multiples of $1,000 in excess of $1,000;

•	the percentage of the stated principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the person to whom interest is payable, if other than the owner of the debt securities;

•	the maturity date or dates;

•	the interest rate or rates, which may be fixed or variable, and the method used to calculate that interest;

•	any index used to determine the amounts of any payments on the debt securities and the manner in which those amounts will be determined;

•	the interest payment dates, the regular record dates for the interest payment dates, and the date interest will begin to accrue;

•	the place or places where payments on the debt securities may be made and the place or places where the debt securities may be presented for registration of transfer or exchange;

•

any date or dates after which the debt securities may be redeemed, repurchased, or repaid in whole or in part at our option or the option of the holder, and the periods, prices, terms, and conditions of that redemption, repurchase, or repayment;

•	if other than the full principal amount, the portion of the principal amount of the debt securities that will be payable if their maturity is accelerated;

•	the currency of principal, any premium, interest, and any other amounts payable on the debt securities, if other than U.S. dollars;

•	if the debt securities will be issued in other than book-entry form;

•	the identification of or method of selecting any interest rate calculation agents, exchange rate agents, or any other agents for the debt securities;

•	any provisions for the discharge of our obligations relating to the debt securities by the deposit of funds or U.S. government obligations;

•	any provisions relating to the extension or renewal of the maturity date of the debt securities;

•	whether the debt securities will be listed on any securities exchange; and

•	any other terms of the debt securities that are permitted under the applicable indenture.

Fixed-rate notes

General. We may issue debt securities that bear interest at one or more fixed rates of interest, as specified in the applicable prospectus supplement. We refer to these as “fixed-rate notes.” Unless we specify otherwise in the applicable prospectus supplement, each fixed-rate note will bear interest from its original issue date or from the most recent date to which interest on the note has been paid or made available for payment. Interest will accrue on the principal of a fixed-rate note at the fixed annual rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the note is converted or exchanged.

Unless we specify otherwise in the applicable prospectus supplement, we will pay interest on any fixed-rate note quarterly, semi-annually, or annually, as applicable, in arrears, on the days set forth in the applicable prospectus supplement (each such day being an “interest payment date” for a fixed-rate note) and at maturity. Each interest payment due on an interest payment date or the maturity date will include interest accrued from and including the most recent interest payment date to which interest has been paid, or, if no interest has been paid, from the original issue date, to but excluding the next interest payment date or the maturity date, as the case may be. Unless we specify otherwise in the applicable prospectus supplement, interest on fixed-rate notes will be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. We will make payments on fixed-rate notes as described below under the heading “—Payment of principal, interest, and other amounts due.”

Amortizing notes. We also may issue amortizing notes, which are fixed-rate notes for which combined principal and interest payments are made in installments over the life of the debt security. Payments on amortizing notes are applied first to interest due and then to the reduction of the unpaid principal amount. The prospectus supplement for an amortizing note will include a table setting forth repayment information.

Floating-rate notes

General. We may issue debt securities that will bear interest at a floating rate of interest determined by reference to one or more interest rate bases, or by reference to one or more interest rate formulae, referred to as the “base rate.” We refer to these debt securities as “floating-rate notes.” The base rate may be one or more of the following:

•	the federal funds rate, in which case the debt security will be a “federal funds rate note;”

•	the Secured Overnight Financing Rate, as administered by CME Group Benchmark Administration, Ltd., or its successor rate, as may be specified in the applicable prospectus supplement;

•	the prime rate, in which case the debt security will be a “prime rate note;”

•	the treasury rate, in which case the debt security will be a “treasury rate note;” or

•	any other interest rate formula as may be specified in the applicable prospectus supplement.

The interest rate for a floating-rate note will be determined by reference to:

•	the specified base rate based on the index maturity;

•	plus or minus the spread, if any; and/or

•	multiplied by the spread multiplier, if any.

For any floating-rate note, the “index maturity” is the period to maturity of the instrument for which the interest rate basis is calculated and will be specified in the applicable prospectus supplement. The “spread” is the number of basis points we specify on the floating-rate note to be added to or subtracted from the base rate. The “spread multiplier” is the percentage we may specify on the floating-rate note by which the base rate is multiplied in order to calculate the applicable interest rate.

A floating-rate note also may be subject to:

•	a maximum interest rate limit, or ceiling, on the interest that may accrue during any interest period;

•	a minimum interest rate limit, or floor, on the interest that may accrue during any interest period; or

•	both.

In addition, the interest rate on a floating-rate note may not be higher than the maximum rate permitted by New York law, as that rate may be modified by United States law of general application. Under current New York law, the maximum rate of interest, subject to some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

Unless we specify otherwise in the applicable prospectus supplement, each floating-rate note will bear interest from its original issue date or from the most recent date to which interest on the note has been paid or made available for payment. Interest will accrue on the principal of a floating-rate note at the annual rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment. Unless we specify otherwise in the applicable prospectus supplement, we will pay interest on any floating-rate note monthly, quarterly, semi-annually, or annually, as applicable, in arrears, on the days set forth in the applicable prospectus supplement (each such day being an “interest payment date” for a floating-rate note) and at maturity. Unless we specify otherwise in the applicable prospectus supplement, each interest payment due on an interest payment date or the maturity date will include interest accrued from and including the most recent interest payment date to which interest has been paid, or, if no interest has been paid, from the original issue date, to but excluding the next interest payment date or the maturity date, as the case may be (each such period, an “interest period”). We will make payments on floating-rate notes as described below under the heading “—Payment of principal, interest, and other amounts due.”

How interest is reset. The interest rate in effect from the date of issue to the first interest reset date for a floating-rate note will be the initial interest rate determined as described in the applicable prospectus supplement. The interest rate of each floating-rate note may be reset daily, weekly, monthly, quarterly, semi-annually, or annually, as we specify in the applicable prospectus supplement. We refer to each date on which the interest rate for a floating-rate note will reset as an “interest reset date.”

The “interest determination date” for any interest reset date is the day the calculation agent will refer to when determining the new interest rate at which a floating rate will reset. Unless we specify otherwise in the applicable prospectus supplement, the interest determination date for an interest reset date will be:

•	for a federal funds rate note or a prime rate note, the business day immediately preceding the interest reset date;

•	for a treasury rate note, the day of the week in which the interest reset date falls on which Treasury bills (as described below) of the applicable index maturity would normally be auctioned; and

•

for a floating-rate note with two or more base rates, the interest determination date will be the most recent business day that is at least two business days prior to the applicable interest reset date on which each applicable base rate is determinable.

Treasury bills usually are sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction usually is held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is held on the preceding Friday, that preceding Friday will be the interest determination date pertaining to the interest reset date occurring in the next succeeding week. The treasury rate will be determined as of that date, and the applicable interest rate will take effect on the applicable interest reset date. If Treasury bills are sold at an auction that falls on a day that is an interest reset date, that interest reset date will be the next following business day, unless we specify otherwise in the applicable prospectus supplement.

We will specify the interest reset dates in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, any interest reset date for any floating-rate note falls on a day that is not a business day for the floating-rate note, the interest reset date for the floating-rate note will be postponed to the next day that is a business day for the floating-rate note.

Calculation of interest. Calculations relating to floating-rate notes will be made by the calculation agent, which will be an institution that we appoint as our agent for this purpose. The calculation agent may be one of our affiliates, including Raymond James & Associates, Inc. We will identify in the applicable prospectus supplement the calculation agent we have appointed for a particular series of debt securities as of its original issue date. We may appoint different calculation agents from time to time after the original issue date of a floating-rate note without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you, the trustee, and us.

For each floating-rate note, the calculation agent will determine, on the corresponding calculation or interest determination date, the interest rate for the applicable interest period. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period. Unless we specify otherwise in the applicable prospectus supplement, the calculation date for any interest determination date will be the date by which the calculation agent computes the amount of interest owed on a floating-rate note for the related interest period. Unless we specify otherwise in the applicable prospectus supplement, the calculation date pertaining to an interest determination date will be the earlier of:

•	the tenth calendar day after that interest determination date or, if that day is not a business day, the next succeeding business day; or

•	the business day immediately preceding the applicable interest payment date, the maturity date, or the date of redemption or prepayment, as the case may be.

Accrued interest on a floating-rate note is calculated by multiplying the principal amount of a note by an accrued interest factor. This accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless we specify otherwise in the applicable prospectus supplement, the accrued interest factor will be computed and interest will be paid (including payments for partial periods) as follows:

•

for federal funds rate notes, prime rate notes, or any other floating-rate notes other than treasury rate notes, the daily interest factor will be computed by dividing the interest rate in effect on that day by 360; and

•	for treasury rate notes, the daily interest factor will be computed by dividing the interest rate in effect on that day by 365 or 366, as applicable.

All amounts used in or resulting from any calculation on floating-rate notes will be rounded to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward. Unless we specify otherwise in the applicable prospectus supplement, all percentages resulting from any calculation with respect to a floating-rate note will be rounded, if necessary, to the nearest one hundred-thousandth of a percent, with five one-millionths of a percentage point rounded upwards, e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655).

In determining the base rate that applies to a floating-rate note during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the descriptions of the base rates below and/or in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer, or agent participating in the distribution of the relevant floating-rate notes and its affiliates, and they may include our affiliates.

At the request of the holder of any floating-rate note, the calculation agent will provide the interest rate then in effect for that floating-rate note and, if already determined, the interest rate that is to take effect on the next interest reset date.

Treasury rate notes. Each treasury rate note will bear interest at the treasury rate, adjusted by any spread or spread multiplier, as specified in the applicable prospectus supplement.

The “treasury rate” for any interest determination date will be the rate set at the auction of direct obligations of the United States, referred to as “Treasury bills,” having the index maturity described in the applicable prospectus supplement, as specified under the caption “INVEST RATE” on Reuters page USAUCTION 10 or page USAUCTION 11.

The following procedures will be followed if the treasury rate cannot be determined as described above:

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If the rate is not displayed on Reuters by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the bond equivalent yield, as defined below, of the auction rate of the applicable Treasury bills as announced by the U.S. Department of the Treasury.

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If the alternative rate described in the paragraph immediately above is not announced by the U.S. Department of the Treasury, or if the auction is not held, the treasury rate will be the bond equivalent yield of the rate on the particular interest determination date of the applicable Treasury bills as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills (Secondary Market).”

•

If the alternative rate described in the paragraph immediately above is not announced by the U.S. Department of the Treasury, the treasury rate will be the bond equivalent yield of the rate on the particular interest determination date of the applicable Treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

•

If the alternative rate described in the paragraph immediately above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate on the particular interest determination date of the applicable Treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

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If the alternative rate described in the paragraph immediately above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate on the particular interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that interest determination date, of three primary U.S. government securities dealers, selected by the calculation agent, after consultation with us, for the issue of Treasury bills with a remaining maturity closest to the particular index maturity.

•

If the dealers selected by the calculation agent are not quoting as described in the paragraph immediately above, the treasury rate will be the treasury rate in effect on the particular interest determination date.

The bond equivalent yield will be calculated using the following formula:

Bond equivalent yield =	D x N 360-(D x M)	x 100

where “D” refers to the applicable annual rate for Treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest period.

“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the website of the Board of Governors of the Federal Reserve System at www.federalreserve.gov/releases/h15/, or any successor site or publication.

Federal funds rate notes. Each federal funds rate note will bear interest at the federal funds rate, adjusted by any spread or spread multiplier, as specified in the applicable prospectus supplement.

If “Federal Funds (Effective) Rate” is specified in the applicable prospectus supplement, the federal funds rate for any interest determination date will be the rate on that date for U.S. dollar federal funds, as published in H.15(519) under the heading “Federal funds (effective)” and displayed on Reuters on page FEDFUNDS1 under the heading “EFFECT,” referred to as “Reuters Page FedFunds1.” If this rate is not published in H.15 Daily Update by 3:00 P.M., New York City time, on the related calculation date, or does not appear on Reuters Page FedFunds1, the federal funds rate will be the rate on that interest determination date as published in H.15 Daily Update, or any other recognized electronic source for the purposes of displaying the applicable rate, under the caption “Federal funds (effective).” If this alternate rate is not published in H.15 Daily Update, or other recognized electronic source for the purpose of displaying the applicable rate, by 3:00 P.M., New York City time, on the related calculation date, then the calculation agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds quoted prior to 9:00 A.M., New York City time, on the business day following that interest determination date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the calculation agent, after consultation with us. If fewer than three brokers selected by the calculation agent are so quoting, the federal funds rate will be the federal funds rate in effect on that interest determination date.

If “Federal Funds Open Rate” is specified in the applicable prospectus supplement, the federal funds rate will be the rate on that interest determination date set forth under the heading “Federal Funds” opposite the caption “Open” and displayed on Reuters on page 5, referred to as “Reuters Page 5,” or if that rate does not appear on Reuters Page 5 by 3:00 P.M., New York City time, on the related calculation date, the federal funds rate will be the rate on that interest determination date displayed on FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg. If the alternate rate described in the preceding sentence is not displayed on FFPREBON Index page on Bloomberg, or any other recognized electronic source for the purpose of displaying the applicable rate, by 3:00 P.M., New York City time, on the related calculation date, then the calculation agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds, quoted prior to 9:00 A.M., New York City time, on that interest determination date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the calculation agent, after consultation with us.

If “Federal Funds Target Rate” is specified in the applicable prospectus supplement, the federal funds rate will be the rate on that interest determination date for U.S. dollar federal funds displayed on the FDTR Index page on Bloomberg. If that rate does not appear on the FDTR Index page on Bloomberg by 3:00 P.M., New York City time, on the calculation date, the federal funds rate for the applicable interest determination date will be the rate for that day appearing on Reuters on page USFFTARGET=, referred to as “Reuters Page USFFTARGET=.” If that rate does not appear on the FDTR Index page on Bloomberg or is not displayed on Reuters page USFFTARGET= by 3:00 P.M., New York City time, on the related calculation date, then the calculation agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds, quoted prior to 9:00 A.M., New York City time, on that interest determination date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the calculation agent, after consultation with us. If fewer than three brokers selected by the calculation agent are quoting as described above, the federal funds rate will be the federal funds rate in effect on that interest determination date.

Prime rate notes. Each prime rate note will bear interest at the prime rate, as adjusted by any spread or spread multiplier, as specified in the applicable prospectus supplement.

The “prime rate” for any interest determination date will be the prime rate or base lending rate on that date, as published in H.15(519) prior to 3:00 P.M., New York City time, on the related calculation date, under the heading “Bank prime loan.”

The following procedures will be followed if the prime rate cannot be determined as described above:

•

If the rate is not published in H.15(519) by 3:00 P.M., New York City time, on the related calculation date, then the prime rate will be the rate as published in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank prime loan.”

•

If the alternative rate described above is not published in H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related calculation date, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on Reuters page USPRIME1, as defined below, as that bank’s prime rate or base lending rate as in effect as of 11:00 A.M., New York City time, on that interest determination date.

•

If fewer than four rates appear on the Reuters page USPRIME1 for that interest determination date, by 3:00 P.M., New York City time, then the calculation agent will determine the prime rate to be the arithmetic mean of the prime rates or base lending rates furnished in New York City by three substitute banks or trust companies (all organized under the laws of the United States or any of its states and having total equity capital of at least $500,000,000) selected by the calculation agent, after consultation with us.

•	If the banks selected by the calculation agent are not quoting as described above, the prime rate will remain the prime rate then in effect on the interest determination date.

“Reuters page USPRIME1” means the display designated as page “USPRIME1” on Reuters for the purpose of displaying prime rates or base lending rates of major U.S. banks.

Indexed notes

We may issue debt securities that provide that the rate of return, including the principal, premium (if any), interest, or other amounts payable (if any), is determined by reference, either directly or indirectly, to the price or performance of one or more securities, currencies or composite currencies, commodities, interest rates, stock indices, or other indices or formulae, in each case as specified in the applicable prospectus supplement. We refer to these as “indexed notes.”

Holders of indexed notes may receive an amount at maturity that is greater than or less than the face amount of the notes, depending upon the formula used to determine the amount payable and the relative value at maturity of the reference asset or underlying obligation. The value of the applicable index will fluctuate over time.

An indexed note may provide either for cash settlement or for physical settlement by delivery of the indexed note or securities, or other securities of the types listed above. An indexed note also may provide that the form of settlement may be determined at our option or the holder’s option. Some indexed notes may be convertible, exercisable, or exchangeable prior to maturity, at our option or the holder’s option, for the related securities.

Information in the prospectus supplement. We will specify in the applicable prospectus supplement the method for determining the principal, premium (if any), interest, or other amounts payable (if any) in respect of particular indexed notes, as well as certain historical information with respect to the specified index or indexed items, specific risk factors relating to that particular type of indexed note, and tax considerations associated with an investment in the indexed notes.

The prospectus supplement for any particular indexed notes also will identify the calculation agent that will calculate the amounts payable with respect to the indexed note. The calculation agent may be one of our affiliates, including Raymond James & Associates, Inc. We may appoint different calculation agents from time to time after the original issue date of an indexed note without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you, the trustee, and us. Upon request of the holder of an indexed note, the calculation agent will provide, if applicable, information relating to the current principal, premium (if any), rate of interest, interest payable, or other amounts payable (if any) in connection with the indexed note.

Indexed amortizing notes. We also may offer “indexed amortizing notes,” the rate of amortization and final maturity of which are subject to periodic adjustment based upon the degree to which an objective base or index rate, called a “reference rate,” coincides with a specified “target rate.” Indexed amortizing notes may provide for adjustment of the amortization rate either on every interest payment date, or only on interest payment dates that occur after a specified “lockout date.” Each indexed amortizing note will include an amortization table, specifying the rate at which the principal of the note is to be amortized following any applicable interest payment date, based upon the difference between the reference rate and the target rate. The specific terms of, and any additional considerations relating to, indexed amortizing notes will be set forth in the applicable prospectus supplement.

Floating-rate/fixed-rate/indexed notes

We may issue a debt security with elements of each of the fixed-rate, floating-rate, and indexed notes described above. For example, a debt security may bear interest at a fixed rate for some periods and at a floating rate in others. Similarly, a debt security may provide for a payment of principal at maturity linked to an index and also may bear interest at a fixed or floating rate. We will describe the determination of interest for any of these debt securities in the applicable prospectus supplement.

Original issue discount notes

A fixed-rate note, a floating-rate note, or an indexed note may be an original issue discount note. Original issue discount notes are debt securities that are issued at a price lower than their stated principal amount or lower than their minimum guaranteed repayment amount at maturity. Original issue discount notes may bear no interest (“zero coupon rate notes”) or may bear interest at a rate that is below market rates at the time of issuance. Upon an acceleration of the maturity of an original issue discount note, the amount of interest payable will be determined in accordance with the terms of the note, as described in the applicable prospectus supplement. That amount normally is less than the amount payable at the maturity date. A note issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon redemption or acceleration of maturity. See “U.S. federal income tax considerations—Taxation of debt securities” below for a summary of the U.S. federal income tax consequences of owning an original issue discount note.

Payment of principal, interest, and other amounts due

Paying agents. We may appoint one or more financial institutions to act as our paying agents. Unless we specify otherwise in the applicable prospectus supplement, the trustee will act as our sole paying agent, security registrar, and transfer agent with respect to the debt securities through the trustee’s office. At any time, we may rescind the designation of a paying agent, appoint a successor paying agent, or approve a change in the office through which any successor paying agent acts in accordance with the applicable indenture. In addition, we may decide to act as our own paying agent with respect to some or all of the debt securities, and the paying agent may resign.

Payments to holders. We refer to each date on which interest is payable on a debt security as an “interest payment date.” Unless we specify otherwise in the applicable prospectus supplement, the provisions described in this section will apply to payments on the debt securities.

Interest payments on the debt securities will be made on each interest payment date applicable to, and at the maturity date of, the debt securities. Interest payable at any interest payment date other than the maturity date will be paid to the registered holder of the debt security on the regular record date for that interest payment date, as described below. However, unless we specify otherwise in the applicable prospectus supplement, the initial interest payment on a debt security issued between a regular record date and the interest payment date immediately following the regular record date will be made on the second interest payment date following the original issue date to the holder of record on the regular record date preceding the second interest payment date. The principal and interest payable at maturity will be paid to the holder of the debt security at the close of business on the maturity date.

Record dates for payment of interest. Unless we specify otherwise in the applicable prospectus supplement, the record date for any interest payment for a debt security in book-entry only form generally will be the business day prior to the payment date. If the debt security is in a form that is other than book-entry only, unless we specify otherwise in the applicable prospectus supplement, the regular record date for an interest payment date will be the last day of the calendar month preceding the interest payment date or the fifteenth day of the calendar month in which the interest payment date occurs, as specified in the prospectus supplement, whether or not that date is a business day.

Business day convention. Unless we specify otherwise in the applicable prospectus supplement, if any interest payment date or the maturity date of a debt security falls on a day that is not a business day, we will make the required payment on the next business day, and no additional interest will accrue in respect of the payment made on the next business day.

Unless we specify otherwise in the applicable prospectus supplement, the term “business day” means, for any debt security, a day that meets all the following applicable requirements:

•

for all debt securities, is any weekday that is not a legal holiday in New York, New York, St. Petersburg, Florida, or any other place of payment of the debt security, and is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed; and

•

for any debt security that has a specified currency other than U.S. dollars or euro, also is not a day on which banking institutions generally are authorized or obligated by law, regulation, or executive order to close in the principal financial center of the country of the specified currency.

For purposes of this determination, the “principal financial centers” are:

•

the capital city of the country issuing the specified currency, except for U.S. dollars, Australian dollars, Canadian dollars, South African rand, and Swiss francs, for which the “principal financial centers” are New York, Sydney and Melbourne, Toronto, Johannesburg, and Zurich, respectively; or

•

the capital city of the country to which the index currency relates, except for U.S. dollars, Australian dollars, Canadian dollars, South African rand, and Swiss francs, for which the “principal financial centers” are New York, Sydney, Toronto, Johannesburg, and Zurich, respectively.

Payments due in U.S. dollars. Unless we specify otherwise in the applicable prospectus supplement, we will follow the practices described in this subsection when we pay amounts that are due in U.S. dollars.

We will make payments on debt securities in book-entry form in accordance with arrangements then in place between the paying agent and the depository or its nominee, as holder. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depository and its participants, as described below under the heading “Registration and Settlement.”

We will pay any interest on debt securities in certificated form on each interest payment date other than the maturity date by wire transfer or by check mailed to holders of the debt securities on the applicable record date at the address appearing on our records. We will pay any principal, premium (if any), interest, and other amounts payable (if any) at the maturity date of a debt security in certificated form by wire transfer of immediately available funds upon surrender of the debt security at the corporate trust office of the applicable trustee or paying agent.

Book-entry and other indirect owners should contact their banks or brokers for information on how they will receive payments on their debt securities.

Payments due in other currencies. Unless we specify otherwise in the applicable prospectus supplement, we will follow the practices described in this subsection when we pay amounts that are due in a currency other than U.S. dollars. Unless we specify otherwise in the applicable prospectus supplement, holders are not entitled to receive payments in U.S. dollars of an amount due in another currency, either on a global debt security or a debt security in certificated form.

We will make payments on Non-U.S. Dollar Denominated Debt Securities in book-entry form in the applicable specified currency in accordance with arrangements then in place between the paying agent and the depository or its nominee, as holder. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depository and its participants, as described below under the heading “Registration and Settlement.”

We will pay any interest on Non-U.S. Dollar-Denominated Debt Securities in certificated form by wire transfer or by check mailed to holders of the debt securities on the applicable record date at the address appearing on our records. We will pay any principal, premium (if any), interest, and other amounts payable (if any) at the maturity date of a Non-U.S. Dollar-Denominated Debt Security in certificated form by wire transfer of immediately available funds upon surrender of the debt security at the corporate trust office of the applicable trustee or paying agent.

If we issue a debt security in a specified currency other than U.S. dollars, unless we specify otherwise in the applicable prospectus supplement, we will appoint a financial institution to act as the exchange rate agent. The exchange rate agent will determine the applicable rate of exchange that would apply to a payment made in U.S. dollars, if the currency in which we otherwise would be required to make the applicable payment is not available. The exchange rate agent may be one of our affiliates, including Raymond James & Associates, Inc. We will identify in the applicable prospectus supplement the exchange rate agent that we have appointed for a particular debt security as of its original issue date. We may appoint different exchange rate agents from time to time after the original issue date of the debt security without your consent and without notifying you of the change. All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. Absent manifest error, those determinations will be final and binding on you and us.

Book-entry and other indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

No sinking fund

Unless we specify otherwise in the applicable prospectus supplement, our debt securities will not be entitled to the benefit of any sinking fund. This means that we will not deposit money on a regular basis into any separate custodial account to repay the debt securities.

Redemption

The applicable prospectus supplement will indicate whether we may redeem the debt securities prior to their maturity date. If we may redeem the debt securities prior to maturity, the applicable prospectus supplement will indicate the redemption price, the method for redemption, and the date or dates upon which we may redeem the debt securities. Unless we specify otherwise in the applicable prospectus supplement, we may redeem debt securities only on an interest payment date, and the redemption price will be 100% of the principal amount of the debt securities to be redeemed, plus any accrued and unpaid interest.

Unless we specify otherwise in the applicable prospectus supplement, we may exercise our right to redeem debt securities by giving notice to the trustee under the applicable indenture at least 10 business days but not more than 60 calendar days before the specified redemption date. The notice will take the form of a certificate signed by us specifying:

•	the date fixed for redemption;

•	the redemption price;

•	the CUSIP number of the debt securities to be redeemed;

•	the amount to be redeemed, if less than all of a series of debt securities is to be redeemed;

•	the place of payment for the debt securities to be redeemed; and

•	that on and after the date fixed for redemption, interest will cease to accrue on the debt securities to be redeemed.

So long as a depository is the record holder of the applicable debt securities to be redeemed, we will deliver any notice of our election to exercise our redemption right only to that depository.

Unless we specify otherwise in the applicable prospectus supplement, to the extent then required by applicable laws or regulations, our subordinated debt securities may not be redeemed prior to maturity without the requisite prior approvals, if any, from applicable regulators.

Repayment

The applicable prospectus supplement will indicate whether the debt securities can be repaid at the holder’s option prior to their maturity date. If the debt securities may be repaid prior to maturity, the applicable prospectus supplement will indicate the applicable repayment price or prices, the procedures for repayment, and the date or dates on or after which the holder can request repayment.

Unless we specify otherwise in the applicable prospectus supplement, to the extent then required by applicable laws or regulations, our subordinated debt securities may not be repaid prior to maturity without the requisite prior approvals, if any, from applicable regulators.

Repurchase

We may purchase at any time and from time to time, including through a subsidiary or affiliate of ours, outstanding debt securities by tender, in the open market, or by private agreement. We, or our affiliates, have the discretion to hold or resell any repurchased debt securities. We also have the discretion to cancel any repurchased debt securities.

Unless we specify otherwise in the applicable prospectus supplement, to the extent then required by applicable laws or regulations, our subordinated debt securities may not be repurchased prior to maturity without the requisite prior approvals, if any, from applicable regulators.

Conversion

We may issue debt securities that are convertible into, or exercisable or exchangeable for, at either our option or the holder’s option, our preferred stock, depositary shares, common stock, or other debt securities, or debt or equity securities of one or more third parties. The applicable prospectus supplement will describe the terms of any conversion, exercise, or exchange features, including:

•	the periods during which conversion, exercise, or exchange, as applicable, may be elected;

•

the conversion, exercise, or exchange price payable and the number of shares or amount of our preferred stock, depositary shares, common stock, or other debt securities, or debt or equity securities of a third party, that may be issued upon conversion, exercise, or exchange, and any adjustment provisions; and

•	the procedures for electing conversion, exercise, or exchange, as applicable.

Exchange, registration, and transfer

Subject to the terms of the applicable indenture, debt securities of any series in certificated form may be exchanged at the option of the holder for other debt securities of the same series and of an equal aggregate principal amount and type in any authorized denominations.

Debt securities in certificated form may be presented for registration of transfer at the office of the security registrar or at the office of any transfer agent that we designate and maintain. The security registrar or the transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange. We will specify in the applicable prospectus supplement the authenticating agent, registrar, and transfer agent for the debt securities issued under the respective indentures. We may change the security registrar or the transfer agent or approve a change in the location through which any security registrar or transfer agent acts at any time, except that we will be required to maintain a security registrar and transfer agent in each place of payment for each series of debt securities. At any time, we may designate additional transfer agents for any series of debt securities.

We will not be required to (1) issue, exchange, or register the transfer of any debt security of any series to be redeemed for a period of 15 days before those debt securities were selected for redemption, or (2) exchange or register the transfer of any debt security that was selected, called, or is being called for redemption, except the unredeemed portion of any debt security being redeemed in part.

For a discussion of restrictions on the exchange, registration, and transfer of book-entry securities, see “Registration and Settlement” below.

Subordination

Our subordinated debt securities will be subordinated in right of payment to all of our “senior indebtedness.” The Subordinated Indenture will define “senior indebtedness” as any indebtedness for money borrowed, including all of our indebtedness for borrowed and purchased money, all of our obligations arising from off-balance sheet guarantees and direct credit substitutes, and our obligations associated with derivative products such as interest and foreign exchange rate contracts and commodity contracts, that are outstanding on the date we execute the Subordinated Indenture, or will be created, incurred, or assumed after that date, for which we are responsible or liable as obligor, guarantor, or otherwise, and all deferrals, renewals, extensions, and refundings of that indebtedness or obligations, other than the debt securities issued under the Subordinated Indenture or any other indebtedness that by its terms is subordinate in right of payment to any of our other indebtedness. Each prospectus supplement for a series of subordinated debt securities will indicate the aggregate amount of our senior indebtedness outstanding at that time and any limitation on the issuance of additional senior indebtedness.

If there is a default or event of default under any senior indebtedness that would allow acceleration of maturity of the senior indebtedness and that default or event of default is not remedied, and we and the trustee of the Subordinated Indenture receive notice of this default from the holders of at least 10% in principal amount of any kind or category of any senior indebtedness or if the trustee of the Subordinated Indenture receives notice from us, then we will not be able to make any principal, premium, interest, or other payments on the subordinated debt securities or repurchase our subordinated debt securities.

If any subordinated debt security is declared due and payable before the required date or upon a payment or distribution of our assets to creditors pursuant to a dissolution, winding up, liquidation, or reorganization, we are required to pay all principal, premium, interest, or other payments to holders of senior indebtedness before any holders of subordinated debt are paid. In addition, if any amounts previously were paid to the holders of subordinated debt or the trustee of the Subordinated Indenture, the holders of senior indebtedness will have first rights to the amounts previously paid.

Subject to the payment in full of all our senior indebtedness, the holders of our subordinated debt securities will be subrogated to the rights of the holders of our senior indebtedness to receive payments or distributions of our assets applicable to the senior indebtedness until our senior debt securities are paid in full. For purposes of this subrogation, the subordinated debt securities will be subrogated equally and ratably with all our other indebtedness that by its terms ranks on a parity with our subordinated debt securities and is entitled to like rights of subrogation.

Unless we specify otherwise in the applicable prospectus supplement, our subordinated debt securities will not be guaranteed by us or any of our affiliates and will not be subject to any other arrangement that legally or economically enhances the ranking of our subordinated debt securities.

Sale or issuance of capital stock of subsidiaries

The Senior Indenture prohibits the issuance, sale, or other disposition of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary (as defined below) or of any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary, with the following exceptions:

•	sales of directors’ qualifying shares;

•

sales or other dispositions for fair market value, if, after giving effect to the disposition and to conversion of any shares or securities convertible into capital stock of a Principal Subsidiary, we would own at least 80% of each class of the capital stock of that Principal Subsidiary;

•	sales or other dispositions made in compliance with an order of a court or regulatory authority of competent jurisdiction;

•

any sale by a Principal Subsidiary of additional shares of its capital stock, securities convertible into shares of its capital stock, or options, warrants, or rights to subscribe for or purchase shares of its capital stock, to its stockholders at any price, so long as before that sale we owned, directly or indirectly, securities of the same class and immediately after the sale, we owned, directly or indirectly, at least as great a percentage of each class of securities of the Principal Subsidiary as we owned before the sale of additional securities; and

•

any issuance of shares of capital stock, or securities convertible into or options, warrants, or rights to subscribe for or purchase shares of capital stock, of a Principal Subsidiary or any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary, to us or our wholly owned subsidiary.

A “Principal Subsidiary” is defined in the Senior Indenture as any entity with total assets equal to more than 10% of our total consolidated assets. As of the date of this prospectus, Raymond James & Associates, Inc., Raymond James Bank and TriState Capital Bank would be our only Principal Subsidiaries.

Limitation on mergers and sales of assets

Each indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our assets. These transactions are permitted if:

•

the resulting or acquiring entity, if other than us, is organized and existing under the laws of the United States or any state or the District of Columbia and expressly assumes all of our obligations under that indenture; and

•	immediately after the transaction, we (or any successor company) are not in default in the performance of any covenant or condition under that indenture.

Upon any consolidation, merger, sale, or transfer of this kind, the resulting or acquiring entity will be substituted for us in the applicable indenture with the same effect as if it had been an original party to that indenture. As a result, the successor entity may exercise our rights and powers under the indenture.

Waiver of covenants

The holders of a majority in principal amount of the debt securities of all affected series then outstanding under the indenture may waive compliance with some of the covenants or conditions of that indenture.

Modification of the indentures

We and the trustee may modify the applicable indenture and the rights of the holders of the debt securities with the consent of the holders of at least 66 2/3% of the aggregate principal amount of all series of debt securities under that indenture affected by the modification. However, no modification may extend the fixed maturity of, reduce the principal amount or redemption premium of, or reduce the rate of, or extend the time of payment of, interest on, any debt security without the consent of each holder affected by the modification. No modification may reduce the percentage of debt securities that is required to consent to modification of an indenture without the consent of all holders of the debt securities outstanding under that indenture.

In addition, we and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding debt securities.

For purposes of determining the aggregate principal amount of the debt securities outstanding at any time in connection with any request, demand, authorization, direction, notice, consent, or waiver under the applicable indenture, (1) the principal amount of any debt security issued with original issue discount is that amount that would be due and payable at that time upon an event of default, and (2) the principal amount of a debt security denominated in a foreign currency or currency unit is the U.S. dollar equivalent on the date of original issuance of the debt security.

Meetings and action by securityholders

The trustee may call a meeting in its discretion, or upon request by us or the holders of at least 10% in principal amount of a series of outstanding debt securities, by giving notice. If a meeting of holders is duly held, any resolution raised or decision taken in accordance with the indenture will be binding on all holders of debt securities of that series.

Defaults and rights of acceleration

The Senior Indenture defines an event of default for a series of senior debt securities as any one of the following events:

•	our failure to pay principal or any premium when due on any securities of that series;

•	our failure to pay interest on any securities of that series, within 30 calendar days after the interest becomes due;

•

our breach of any of our other covenants contained in the senior debt securities of that series or in the Senior Indenture, that is not cured within 90 calendar days after written notice to us by the trustee of the Senior Indenture, or to us and the trustee of the Senior Indenture by the holders of at least 25% in principal amount of all senior debt securities then outstanding under the Senior Indenture and affected by the breach; and

•	specified events involving our bankruptcy, insolvency, or liquidation.

The Subordinated Indenture defines an event of default only as our bankruptcy under U.S. federal bankruptcy laws.

If an event of default occurs and is continuing, either the trustee or the holders of 25% in principal amount of the debt securities outstanding under the applicable indenture (or, in the case of an event of default under the Senior Indenture with respect to a series of senior debt securities, the holders of 25% in principal amount of the outstanding debt securities of all series affected) may declare the principal amount, or, if the debt securities are issued with original issue discount, a specified portion of the principal amount, of all debt securities (or the debt securities of all series affected, as the case may be) to be due and payable immediately. The holders of a majority in principal amount of the debt securities then outstanding (or of the series affected, as the case may be), in some circumstances, may annul the declaration of acceleration and waive past defaults.

Payment of principal of the subordinated debt securities may not be accelerated in the case of a default in the payment of principal, any premium, interest, or any other amounts or the performance of any of our other covenants.

Collection of indebtedness

If we fail to pay the principal of (or, under the Senior Indenture, any premium on) any debt securities, or if we are over 30 calendar days late on an interest payment on the debt securities, the applicable trustee can demand that we pay to it, for the benefit of the holders of those debt securities, the amount which is due and payable on those debt securities, including any interest incurred because of our failure to make that payment. If we fail to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us.

In addition, a holder of a debt security also may file suit to enforce our obligation to make payment of principal, any premium, interest, or other amounts due on that debt security regardless of the actions taken by the trustee.

The holders of a majority in principal amount of each series of the debt securities then outstanding under an indenture may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under that indenture, but the trustee will be entitled to receive from the holders a reasonable indemnity against expenses and liabilities.

We will be required periodically to file with the trustees a certificate stating that we are not in default under any of the terms of the indentures.

Payment of additional amounts

If we so specify in the applicable prospectus supplement, and subject to the exceptions and limitations set forth below, we will pay to the beneficial owner of any debt security that is a “non-U.S. person” additional amounts to ensure that every net payment on that debt security will not be less, due to the payment of U.S. withholding tax, than the amount then otherwise due and payable. For this purpose, a “net payment” on a debt security means a payment by us or any paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment, or other governmental charge of the United States (other than a territory or possession). These additional amounts will constitute additional interest on the debt security. For this purpose, U.S. withholding tax means a withholding tax of the United States, other than a territory or possession.

However, notwithstanding our obligation, if so specified, to pay additional amounts, we will not be required to pay additional amounts in any of the circumstances described in items (1) through (15) below, unless we specify otherwise in the applicable prospectus supplement.

(1) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security:

•	having a relationship with the United States as a citizen, resident, or otherwise;

•	having had such a relationship in the past; or

•	being considered as having had such a relationship.

(2) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security:

•	being treated as present in or engaged in a trade or business in the United States;

•	being treated as having been present in or engaged in a trade or business in the United States in the past;

•	having or having had a permanent establishment in the United States; or

•	having or having had a qualified business unit which has the U.S. dollar as its functional currency.

(3) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security being or having been a:

•	personal holding company;

•	foreign personal holding company;

•	private foundation or other tax-exempt organization;

•	passive foreign investment company;

•	controlled foreign corporation; or

•	corporation which has accumulated earnings to avoid U.S. federal income tax.

(4) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security owning or having owned, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote.

(5) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security being a bank extending credit under a loan agreement entered into in the ordinary course of business.

For purposes of items (1) through (5) above, “beneficial owner” includes, without limitation, a holder and a fiduciary, settlor, partner, member, shareholder, or beneficiary of the holder if the holder is an estate, trust, partnership, limited liability company, corporation, or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

(6) Additional amounts will not be payable to any beneficial owner of a debt security that is:

•	a fiduciary;

•	a partnership;

•	a limited liability company;

•	another fiscally transparent entity; or

•	not the sole beneficial owner of the debt security, or any portion of the debt security.

However, this exception to the obligation to pay additional amounts will apply only to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner, partner, or member of the partnership, limited liability company, or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner, partner, or member received directly its beneficial or distributive share of the payment.

(7) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner of the debt security or any other person to comply with applicable certification, identification, documentation, or other information reporting requirements. This exception to the obligation to pay additional amounts will apply only if compliance with such requirements is required as a precondition to exemption from such tax, assessment, or other governmental charge by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party.

(8) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is collected or imposed by any method other than by withholding from a payment on a debt security by us or any paying agent.

(9) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

(10) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of a debt security for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

(11) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any:

•	estate tax;

•	inheritance tax;

•	gift tax;

•	sales tax;

•	excise tax;

•	transfer tax;

•	wealth tax;

•	personal property tax; or

•	any similar tax, assessment, or other governmental charge.

(12) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any paying agent from a payment of principal or interest on the applicable security if such payment can be made without such withholding by any other paying agent.

(13) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the application of sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (or any successor provisions), any regulation, pronouncement, or agreement thereunder, official interpretations thereof, or any law implementing an intergovernmental approach thereto whether currently in effect or as published and amended from time to time.

(14) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the payment being treated as a dividend or dividend equivalent for U.S. tax purposes.

(15) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any combination of items (1) through (14) above.

Except as specifically provided in this section, we will not be required to make any payment of any tax, assessment, or other governmental charge imposed by any government, political subdivision, or taxing authority of that government.

For purposes of determining whether the payment of additional amounts is required, the term “U.S. person” means any individual who is a citizen or resident of the United States; any corporation, partnership, or other entity created or organized in or under the laws of the United States; any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of that income; and any trust if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of the trust. Additionally, for this purpose, “non-U.S. person” means a person who is not a U.S. person, and “United States” means the United States of America, including each state of the United States and the District of Columbia, its territories, its possessions, and other areas within its jurisdiction.

Redemption for tax reasons

If we so specify in the applicable prospectus supplement, we may redeem the debt securities in whole, but not in part, at any time before maturity, after giving not less than 30 nor more than 60 calendar days’ notice to the trustee under the applicable indenture and to the holders of the debt securities, if we have or will become obligated to pay additional amounts, as described above under “—Payment of additional amounts,” as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority of the United States having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the applicable prospectus supplement for the issuance of those debt securities.

Before we publish any notice of redemption for tax reasons, we will deliver to the trustee under the indenture a certificate signed by our chief financial officer or a senior vice president stating that we are entitled to redeem the debt securities and that the conditions precedent to redemption have occurred.

Unless we specify otherwise in the applicable prospectus supplement, any debt securities redeemed for tax reasons will be redeemed at 100% of their principal amount together with interest accrued up to, but excluding, the redemption date.

Defeasance and covenant defeasance

If we so specify in the applicable prospectus supplement, the provisions for full defeasance and covenant defeasance described below will apply to the debt securities if certain conditions are satisfied.

Full defeasance. If there is a change in the U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on any debt securities. This is called full defeasance. For us to do so, each of the following must occur:

•

We must deposit in trust for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash, without reinvestment, to make interest, principal, and any other payments on those debt securities at their due dates;

•

There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and repaid the debt securities ourselves. Under current U.S. federal tax law, the deposit and our legal release from your debt security would be treated as though we took back your debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security; and

•	We must deliver to the trustee under the indenture a legal opinion of our counsel confirming the tax law treatment described above.

If we ever fully defeased your debt security, you would have to rely solely on the trust deposit for payments on your debt security. You would not be able to look to us for payment in the event of any shortfall.

Covenant defeasance. Under current U.S. federal tax law, we can make the same type of deposit described above and be released from any restrictive covenants relating to your debt security. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for the debt securities, we must do both of the following:

•

We must deposit in trust for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash, without reinvestment, to make interest, principal, and any other payments on those debt securities on their due dates; and

•

We must deliver to the trustee under the indenture a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and repaid the debt securities ourselves.

If we achieve covenant defeasance with respect to your debt security, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Notices

We or the trustee on our behalf, if so requested, will provide the holders with any required notices by electronic delivery or first-class mail to the addresses of the holders as they appear in the security register. So long as a depository is the record holder of a series of debt securities with respect to which a notice is given, we or the trustee on our behalf, if so requested, will deliver the notice only to that depository.

Governing law

The indentures and the debt securities will be governed by New York law.

Description of warrants

General

We may issue warrants that are either debt warrants or universal warrants. We may offer warrants separately or as part of a unit, as described below under the heading “Description of Units.”

We may issue warrants in any amounts or in as many distinct series as we determine. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent to be designated in the applicable prospectus supplement. When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

This section describes some of the general terms and provisions of the warrants. We will describe the specific terms of a series of warrants and the applicable warrant agreement in the applicable prospectus supplement. The following description and any description of the warrants in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement. A form of the warrant agreement reflecting the particular terms and provisions of a series of offered warrants will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus. See “Where You Can Find More Information” below for information on how to obtain copies of any warrant agreements.

Description of debt warrants

Debt warrants are rights for the purchase of debt securities. If debt warrants are offered, the prospectus supplement will describe the terms of the debt warrants and the warrant agreement relating to the debt warrants, including the following:

•	the offering price;

•	the designation, aggregate stated principal amount, and terms of the debt securities purchasable upon exercise of the debt warrants;

•	the currency, currency unit, or composite currency in which the price for the debt warrants is payable;

•	if applicable, the designation and terms of the debt securities with which the debt warrants are issued, and the number of debt warrants issued with each security;

•	if applicable, the date on and after which the debt warrants and the related debt securities will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which, and the currency, currency units, or composite currency based on or relating to currencies in which, the principal amount of debt securities may be purchased upon exercise;

•	the dates the right to exercise the debt warrants will commence and expire and, if the debt warrants are not continuously exercisable, any dates on which the debt warrants are not exercisable;

•	any circumstances that will cause the debt warrants to be deemed to be automatically exercised;

•	if applicable, a discussion of the U.S. federal income tax consequences;

•	whether the debt warrants or related securities will be listed on any securities exchange;

•	whether the debt warrants will be issued in global or certificated form;

•	the name of the warrant agent;

•	a description of the terms of any warrant agreement to be entered into between us and a bank or trust company, as warrant agent, governing the debt warrants; and

•	any other terms of the debt warrants which are permitted under the warrant agreement.

Description of universal warrants

Universal warrants are rights for the purchase or sale of, or whose cash value is determined by reference to the performance, level, or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus, or the debt or equity securities of third parties;

•	one or more currencies, currency units, or composite currencies;

•	one or more commodities;

•	any other financial, economic, or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

We refer to each type of property described above as “warrant property.”

We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:

•	the warrant property;

•	the cash value of the warrant property; or

•	the cash value of the warrants determined by reference to the performance, level, or value of the warrant property.

Information in the prospectus supplement

The applicable prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.

If universal warrants are offered, the applicable prospectus supplement will describe the terms of the universal warrants and the warrant agreement, including the following:

•	the offering price;

•	the title and aggregate number of the universal warrants;

•	the nature and amount of the warrant property that the universal warrants represent the right to buy or sell;

•	whether the universal warrants are put warrants or call warrants, including in either case whether the warrants may be settled by means of net cash settlement or cashless exercise;

•	the price at which the warrant property may be purchased or sold, the currency, and the procedures and conditions relating to exercise;

•

whether the exercise price of the universal warrant may be paid in cash or by exchange of the warrant property or both, the method of exercising the universal warrants, and whether settlement will occur on a net basis or a gross basis;

•	the dates on which the right to exercise the universal warrants will commence and expire;

•	if applicable, a discussion of the U.S. federal income tax consequences;

•	whether the universal warrants or underlying securities will be listed on any securities exchange;

•	whether the universal warrants will be issued in global or certificated form;

•	the name of the warrant agent;

•	a description of the terms of any warrant agreement to be entered into between us and a bank or trust company, as warrant agent, governing the universal warrants; and

•	any other terms of the universal warrants which are permitted under the warrant agreement.

Modification

We and the warrant agent may amend the terms of any warrant agreement and the warrants without the consent of the holders of the warrants to cure any ambiguity, to correct any inconsistent provision, or in any other manner we deem necessary or desirable and which will not affect adversely the interests of the holders. In addition, we may amend the warrant agreement and the terms of the warrants with the consent of the holders of a majority of the outstanding unexercised warrants affected. However, any modification to the warrants cannot change the exercise price, reduce the amounts receivable upon exercise, cancellation, or expiration, shorten the time period during which the warrants may be exercised, or otherwise materially and adversely affect the rights of the holders of the warrants or reduce the percentage of outstanding warrants required to modify or amend the warrant agreement or the terms of the warrants, without the consent of the affected holders.

Enforceability of rights of warrantholders; no Trust Indenture Act protection

The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency or trust with the holders of the warrants. Any record holder or beneficial owner of a warrant, without anyone else’s consent, may enforce by appropriate legal action, on his or her own behalf, his or her right to exercise the warrant in accordance with its terms. A holder of a warrant will not be entitled to any of the rights of a holder of the debt securities or other securities or warrant property purchasable upon the exercise of the warrant, including any right to receive payments on those securities or warrant property or to enforce any covenants or rights in the relevant indenture or any other agreement, before exercising the warrant.

Each warrant agreement will be qualified as an indenture, and each warrant agent will be required to qualify as a trustee, under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Therefore, holders of warrants issued under a warrant agreement will have the protection of the Trust Indenture Act with respect to their warrants.

Unsecured obligations

Any warrants we issue will be our unsecured contractual obligations. Because Raymond James Financial, Inc. is a holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent we may ourselves be recognized as a creditor of that subsidiary. Accordingly, our obligations under our warrants will be structurally subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to Raymond James Financial, Inc.’s assets for payments.

Description of purchase contracts

General

We may issue purchase contracts in any amounts and in as many distinct series as we determine. We may offer purchase contracts separately or as part of a unit, as described below under the heading “Description of Units.” When we refer to a series of purchase contracts, we mean all purchase contracts issued as part of the same series under the applicable purchase contract.

This section describes some of the general terms and provisions applicable to all purchase contracts. We will describe the specific terms of a series of purchase contracts in the applicable prospectus supplement. The following description and any description of the purchase contracts in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable purchase contract. A form of the purchase contract reflecting the particular terms and provisions of a series of offered purchase contracts will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus. See “Where You Can Find More Information” below for information on how to obtain copies of any purchase contracts.

Purchase contract property

We may issue purchase contracts for the purchase or sale of, or whose cash value is determined by reference or linked to the performance, level, or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock, other securities described in this prospectus, or the debt or equity securities of third parties;

•	one or more currencies, currency units, or composite currencies;

•	one or more commodities;

•	any other financial, economic, or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

We refer to each type of property described above as a “purchase contract property.”

Each purchase contract will obligate:

•	the holder to purchase or sell, and us to sell or purchase, on specified dates, one or more purchase contract properties at a specified price or prices; or

•

the holder or us to settle the purchase contract with a cash payment determined by reference to the value, performance, or level of one or more purchase contract properties, on specified dates and at a specified price or prices.

No holder of a purchase contract will, as such, have any rights of a holder of the purchase contract property purchasable under or referenced in the contract, including any rights to receive payments on that property.

Information in the prospectus supplement

If we offer purchase contracts, the applicable prospectus supplement will describe the terms of the purchase contracts, including the following:

•	the purchase date or dates;

•	if other than U.S. dollars, the currency or currency unit in which payment will be made;

•	the specific designation and aggregate number of, and the price at which we will issue, the purchase contracts;

•

whether the purchase contract obligates the holder to purchase or sell, or both purchase and sell, one or more purchase contract properties, and the nature and amount of each of those properties, or the method of determining those amounts;

•	the purchase contract property or cash value, and the amount or method for determining the amount of purchase contract property or cash value, deliverable under each purchase contract;

•	whether the purchase contract is to be prepaid or not and the governing document for the contract;

•

the price at which the purchase contract is settled, and whether the purchase contract is to be settled by delivery of, or by reference or linkage to the value, performance, or level of, the purchase contract properties;

•	any acceleration, cancellation, termination, or other provisions relating to the settlement of the purchase contract;

•	if the purchase contract property is an index, the method of providing for a substitute index or indices or otherwise determining the amount payable;

•	if the purchase contract property is an index or a basket of securities, a description of the index or basket of securities;

•

whether, following the occurrence of a market disruption event or force majeure event (as defined in the applicable prospectus supplement), the settlement delivery obligation or cash settlement value of a purchase contract will be determined on a different basis than under normal circumstances;

•

whether the purchase contract will be issued as part of a unit and, if so, the other securities comprising the unit and whether any unit securities will be subject to a security interest in our favor as described below;

•	if applicable, a discussion of the U.S. federal income tax consequences;

•	the identities of any depositories and any paying, transfer, calculation, or other agents for the purchase contracts;

•	whether the purchase contract will be issued in global or certificated form;

•	any securities exchange or quotation system on which the purchase contracts or any securities deliverable in settlement of the purchase contracts may be listed; and

•	any other terms of the purchase contracts and any terms required by or advisable under applicable laws and regulations.

Prepaid purchase contracts; applicability of indenture

Purchase contracts may require holders to satisfy their obligations under the purchase contracts at the time they are issued. We refer to these contracts as “prepaid purchase contracts.”

In certain circumstances, our obligation to settle a prepaid purchase contract on the relevant settlement date may constitute our senior debt securities or our subordinated debt securities. Accordingly, prepaid purchase contracts may be issued under the Senior Indenture or the Subordinated Indenture, which are described above under the heading “Description of Debt Securities.”

Non-prepaid purchase contracts; no Trust Indenture Act protection

Some purchase contracts do not require holders to satisfy their obligations under the purchase contracts until settlement. We refer to these contracts as “non-prepaid purchase contracts.” The holder of a non-prepaid purchase contract may remain obligated to perform under the contract for a substantial period of time.

Non-prepaid purchase contracts will be issued under a unit agreement, if they are issued in units, or under some other document, if they are not. We describe unit agreements generally under the heading “Description of Units” below. We will describe the particular governing document that applies to your non-prepaid purchase contracts in the applicable prospectus supplement.

Non-prepaid purchase contracts will not be our senior debt securities or subordinated debt securities and will not be issued under one of our indentures, unless we specify otherwise in the applicable prospectus supplement. Consequently, no governing documents for non-prepaid purchase contracts will be qualified as indentures, and no third party will be required to qualify as a trustee with regard to those contracts, under the Trust Indenture Act. Therefore, holders of non-prepaid purchase contracts will not have the protection of the Trust Indenture Act.

Pledge by holders to secure performance

If we so specify in the applicable prospectus supplement, the holder’s obligations under the purchase contract and governing document will be secured by collateral. In that case, the holder, acting through the unit agent as its attorney-in-fact, if applicable, will pledge the items described below to a collateral agent that we will identify in the applicable prospectus supplement, which will hold them, for our benefit, as collateral to secure the holder’s obligations. We refer to this as the “pledge” and all the items described below as the “pledged items.” Unless we specify otherwise in the applicable prospectus supplement, the pledge will create a security interest in the holder’s entire interest in and to:

•	any other securities included in the unit, if the purchase contract is part of a unit, and/or any other property specified in the applicable prospectus supplement;

•	all additions to and substitutions for the pledged items;

•	all income, proceeds, and collections received in respect of the pledged items; and

•	all powers and rights owned or acquired later with respect to the pledged items.

The collateral agent will forward all payments and proceeds from the pledged items to us, unless the payments and proceeds have been released from the pledge in accordance with the purchase contract and the governing document. We will use the payments and proceeds from the pledged items to satisfy the holder’s obligations under the purchase contract.

Settlement of purchase contracts that are part of units

Unless we specify otherwise in the applicable prospectus supplement, where purchase contracts issued together with debt securities as part of a unit require the holders to buy purchase contract property, the unit agent may apply principal payments from the debt securities in satisfaction of the holders’ obligations under the related purchase contract as specified in the applicable prospectus supplement. The unit agent will not so apply the principal payments if the holder has delivered cash to meet its obligations under the purchase contract. If the holder is permitted to settle its obligations by cash payment, the holder may be permitted to do so by delivering the debt securities in the unit to the unit agent as provided in the governing document. If the holder settles its obligations in cash rather than by delivering the debt security that is part of the unit, that debt security will remain outstanding, if the maturity extends beyond the relevant settlement date and, as more fully described in the applicable prospectus supplement, the holder will receive that debt security or an interest in the relevant global debt security.

Book-entry and other indirect owners should consult their banks or brokers for information on how to settle their purchase contracts.

Failure of holder to perform obligations

If the holder fails to settle its obligations under a non-prepaid purchase contract as required, the holder will not receive the purchase contract property or other consideration to be delivered at settlement. Holders that fail to make timely settlement also may be obligated to pay interest or other amounts.

Unsecured obligations

The purchase contracts are our unsecured contractual obligations. Because Raymond James Financial, Inc. is a holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent we may ourselves be recognized as a creditor of that subsidiary. Accordingly, our obligations under our purchase contracts will be structurally subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to Raymond James Financial, Inc.’s assets for payments.

Description of units

General

We may issue units from time to time in such amounts and in as many distinct series as we determine.

We will issue each series of units under a unit agreement to be entered into between us and a unit agent to be designated in the applicable prospectus supplement. When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement.

This section describes some of the general terms and provisions applicable to all the units. We will describe the specific terms of a series of units and the applicable unit agreement in the applicable prospectus supplement. The following description and any description of the units in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable unit agreement. A form of the unit agreement reflecting the particular terms and provisions of a series of offered units will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus. See “Where You Can Find More Information” below for information on how to obtain copies of any unit agreements.

We may issue units consisting of any combination of two or more securities described in this prospectus or debt or equity securities of third parties, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

Information in the prospectus supplement

If units are offered, the applicable prospectus supplement will describe the terms of the units, including the following:

•	the designation and aggregate number of, and the price at which we will issue, the units;

•	the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be held or transferred separately;

•	the name of the unit agent;

•	a description of the terms of any unit agreement to be entered into between us and a bank or trust company, as unit agent, governing the units;

•	if applicable, a discussion of the U.S. federal income tax consequences;

•	whether the units will be listed on any securities exchange; and

•	a description of the provisions for the payment, settlement, transfer, or exchange of the units.

Unit agreements: prepaid, non-prepaid, and other

If a unit includes one or more purchase contracts, and all those purchase contracts are prepaid purchase contracts, we will issue the unit under a “prepaid unit agreement.” Prepaid unit agreements will reflect the fact that the holders of the related units have no further obligations under the purchase contracts included in their units. If a unit includes one or more non-prepaid purchase contracts, we will issue the unit under a “non-prepaid unit agreement.” Non-prepaid unit agreements will reflect the fact that the holders have payment or other obligations under one or more of the purchase contracts comprising their units. We may also issue units under other kinds of unit agreements, which will be described in the applicable prospectus supplement, if applicable.

Each holder of units issued under a non-prepaid unit agreement will:

•	be bound by the terms of each non-prepaid purchase contract included in the holder’s units and by the terms of the unit agreement with respect to those contracts; and

•	appoint the unit agent as its authorized agent to execute, deliver, and perform on the holder’s behalf each non-prepaid purchase contract included in the holder’s units.

Any unit agreement for a unit that includes a non-prepaid purchase contract also will include provisions regarding the holder’s pledge of collateral and special settlement provisions. These are described above under the heading “Description of Purchase Contracts.”

A unit agreement also may serve as the governing document for a security included in a unit. For example, a non-prepaid purchase contract that is part of a unit may be issued under and governed by the relevant unit agreement.

Modification

We and the unit agent may amend the terms of any unit agreement and the units without the consent of the holders to cure any ambiguity, to correct any inconsistent provision, or in any other manner we deem necessary or desirable and which will not affect adversely the interests of the holders. In addition, we may amend the unit agreement and the terms of the units with the consent of the holders of a majority of the outstanding unexpired units affected. However, any modification to the units that materially and adversely affects the rights of the holders of the units, or reduces the percentage of outstanding units required to modify or amend the unit agreement or the terms of the units, requires the consent of the affected holders.

Enforceability of rights of unitholders

The unit agent will act solely as our agent and will not assume any obligation or relationship of agency or trust with the holders of the units. Except as described below, any record holder of a unit, without anyone else’s consent, may enforce his or her rights as holder under any security included in the unit, in accordance with the terms of the included security and the indenture, warrant agreement, unit agreement, or purchase contract under which that security is issued. We describe these terms in other sections of this prospectus relating to debt securities, warrants, and purchase contracts.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce his or her rights, including any right to bring legal action, with respect to those units or any included securities, other than debt securities. We will describe any limitations of this kind in the applicable prospectus supplement.

No Trust Indenture Act protection

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee under the Trust Indenture Act. Therefore, holders of units issued under a unit agreement will not have the protection of the Trust Indenture Act with respect to their units.

Unsecured obligations

The units are our unsecured contractual obligations. Because Raymond James Financial, Inc. is a holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent we may ourselves be recognized as a creditor of that subsidiary. Accordingly, our obligations under our units will be structurally subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to Raymond James Financial, Inc.’s assets for payments.

Description of preferred stock

General

Under our Amended and Restated Articles of Incorporation, we have authority to issue 10,000,000 shares of preferred stock, par value $0.10 per share. We may issue preferred stock in one or more series, each with the preferences, designations, limitations, conversion rights, and other rights as we may determine. As of March 31, 2024, we have 80,500 shares of 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock outstanding.

The preferred stock

General. Any preferred stock sold under this prospectus will have the general dividend, voting, and liquidation preference rights stated below unless we specify otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a series of preferred stock will describe the specific terms of those shares, including, where applicable:

•	the title and par value of the preferred stock;

•	the aggregate number of shares of preferred stock offered;

•	the offering price or prices of the preferred stock;

•	the dividend rate or rates or method of calculation, the dividend period, and the dates dividends will be payable;

•	whether dividends are cumulative or noncumulative, and, if cumulative, the date the dividends will begin to cumulate;

•	the dividend and liquidation preference rights of the preferred stock relative to any existing or future series of our preferred stock;

•	the dates the preferred stock become subject to redemption at our option, and any redemption terms;

•	any redemption or sinking fund provisions;

•	whether the preferred stock will be issued in other than book-entry form;

•	whether the preferred stock will be listed on any securities exchange;

•	any rights on the part of the stockholder or us to convert the preferred stock into shares of our common stock or any other security; and

•	any additional voting, liquidation, preemptive, and other rights, preferences, privileges, limitations, and restrictions.

Dividends. The holders of our preferred stock will be entitled to receive when, as, and if declared by our board of directors, cash dividends at those rates as will be fixed by our board of directors, subject to the terms of our Amended and Restated Articles of Incorporation. All dividends will be paid out of funds that are legally available for this purpose. Unless we specify otherwise in the applicable prospectus supplement, whenever dividends on any non-voting preferred stock are in arrears for six quarterly dividend periods (whether or not consecutive), holders of the non-voting preferred stock will have the right to elect two additional directors to serve on our board of directors, and these two additional directors will continue to serve until the dividend arrearage is eliminated.

Voting. The holders of our preferred stock will have no voting rights except:

•	as required by applicable law; or

•	as specifically approved by us for that particular series.

Liquidation preference. In the event of our voluntary or involuntary dissolution, liquidation, or winding up, the holders of any series of our preferred stock will be entitled to receive, after distributions to holders of any series or class of our capital stock ranking superior, an amount equal to the stated or liquidation value of the shares of the series plus an amount equal to accrued and unpaid dividends. If the assets and funds to be distributed among the holders of our preferred stock will be insufficient to permit full payment to the holders, then the holders of our preferred stock will share ratably in any distribution of our assets in proportion to the amounts that they otherwise would receive on their shares of our preferred stock if the shares were paid in full.

Description of depositary shares

General

We may offer depositary receipts evidencing depositary shares, each of which will represent a fractional interest in shares of preferred stock, rather than full shares of these securities. We will deposit shares of preferred stock of each series represented by depositary shares under a deposit agreement between us and a U.S. bank or trust company that we will select (the “depository”).

This section describes some of the general terms and provisions applicable to all depositary shares. We will describe the specific terms of a series of depositary shares and the deposit agreement in the applicable prospectus supplement. The following description and any description of the depositary shares in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable deposit agreement and depositary receipts. Forms of the deposit agreement and depositary receipts reflecting the particular terms and provisions of a series of offered depositary shares will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus. See “Where You Can Find More Information” below for information on how to obtain copies of any deposit agreements and depositary receipts.

Terms of the depositary shares

Depositary receipts issued under the deposit agreement will evidence the depositary shares. Depositary receipts will be distributed to those persons purchasing depositary shares representing fractional shares of preferred stock in accordance with the terms of the offering. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the fractional interest of a share of preferred stock represented by the applicable depositary share, to all the rights and preferences of the preferred stock being represented, including dividend, voting, redemption, conversion, and liquidation rights, all as will be set forth in the applicable prospectus supplement relating to the depositary shares being offered.

Pending the preparation of definitive depositary receipts, the depository, upon our written order, may issue temporary depositary receipts. The temporary depositary receipts will be substantially identical to, and will have all the rights of, the definitive depositary receipts, but will not be in definitive form. Definitive depositary receipts will be prepared thereafter and temporary depositary receipts will be exchanged for definitive depositary receipts at our expense.

Withdrawal of preferred stock

Unless the depositary shares have been called for redemption, a holder of depositary shares may surrender his or her depositary receipts at the principal office of the depository, pay any charges, and comply with any other terms as provided in the deposit agreement for the number of shares of preferred stock underlying the depositary shares. A holder of depositary shares who withdraws shares of preferred stock will be entitled to receive whole shares of preferred stock on the basis set forth in the applicable prospectus supplement relating to the depositary shares being offered.

However, unless we specify otherwise in the applicable prospectus supplement, holders of whole shares of preferred stock will not be entitled to deposit those shares under the deposit agreement or to receive depositary receipts for those shares after the withdrawal. If the depositary shares surrendered by the holder in connection with the withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the depository will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Dividends and other distributions

The depository will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares relating to that preferred stock in proportion to the number of depositary shares owned by those holders. However, the depository will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. Any balance that is not distributed will be added to and treated as part of the next sum received by the depository for distribution to record holders.

If there is a distribution other than in cash, the depository will distribute property it receives to the record holders of depositary shares who are entitled to that property. However, if the depository determines that it is not feasible to make this distribution of property, the depository, with our approval, may sell that property and distribute the net proceeds to the holders of the depositary shares.

Redemption of depositary shares

If a series of preferred stock which relates to depositary shares is redeemed, the depositary shares will be redeemed from the proceeds received by the depository from the redemption, in whole or in part, of that series of preferred stock. Unless we specify otherwise in the applicable prospectus supplement, the depository will mail notice of redemption at least 30 and not more than 45 calendar days before the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depository’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable on that series of the preferred stock.

Whenever we redeem preferred stock held by the depository, the depository will redeem as of the same redemption date the number of depositary shares representing the preferred stock redeemed. If less than all of the depositary shares are redeemed, the depositary shares redeemed will be selected by lot or pro rata or by any other equitable method as the depository may decide.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding. At that time, all rights of the holder of the depositary shares will cease, except the right to receive any money or other property they become entitled to receive upon surrender to the depository of the depositary receipts.

Voting the deposited preferred stock

Any voting rights of holders of the depositary shares are directly dependent on the voting rights of the underlying preferred stock, which customarily have limited voting rights. Upon receipt of notice of any meeting at which the holders of the preferred stock held by the depository are entitled to vote, the depository will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depository as to the exercise of the voting rights pertaining to the amount of preferred stock underlying the holder’s depositary shares. The depository will endeavor, insofar as practicable, to vote the amount of preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action which may be deemed necessary by the depository to enable the depository to do so. The depository will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Amendment and termination of the deposit agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depository. However, any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless the amendment has been approved by the record holders of at least a majority of the depositary shares then outstanding. Either we or the depository may terminate a deposit agreement if all of the outstanding depositary shares have been redeemed or if there has been a final distribution in respect of our preferred stock in connection with our liquidation, dissolution, or winding up.

Charges of depository

We will pay all transfer and other taxes, assessments, and governmental charges arising solely from the existence of the depository arrangements. We will pay the fees of the depository in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer and other taxes, assessments, and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts. The depository may refuse to effect any transfer of a depositary receipt or any withdrawals of preferred stock evidenced by a depositary receipt until all taxes, assessments, and governmental charges with respect to the depositary receipt or preferred stock are paid by their holders.

Miscellaneous

The depository will forward to the holders of depositary shares all of our reports and communications which are delivered to the depository and which we are required to furnish to the holders of our preferred stock.

Neither we nor the depository will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. All of our obligations as well as the depository’s obligations under the deposit agreement are limited to performance in good faith of our respective duties set forth in the deposit agreement, and neither of us will be obligated to prosecute or defend any legal proceeding relating to any depositary shares or preferred stock unless provided with satisfactory indemnity. We, and the depository, may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares, or other persons believed to be competent and on documents believed to be genuine.

Resignation and removal of depository

The depository may resign at any time by delivering to us notice of its election to do so, and we may remove the depository at any time. Any resignation or removal will take effect only upon the appointment of a successor depository and the successor depository’s acceptance of the appointment. Any successor depository must be a U.S. bank or trust company.

Description of common stock

The following summary of our common stock is qualified in its entirety by reference to the description of the common stock incorporated by reference in this prospectus.

General

We are authorized to issue 650,000,000 shares of common stock, par value $0.01 per share of which approximately 249,799,231 shares were issued and 207,592,658 shares were outstanding on March 31, 2024. Our common stock is listed on the New York Stock Exchange under the symbol “RJF.” As of March 31, 2024, approximately 77,368,686 shares were reserved for issuance in connection with our various employee and director benefit plans, and for other purposes. After taking into account the reserved shares and certain treasury shares or similar shares, there were approximately 322,832,083 authorized shares of our common stock available for issuance as of March 31, 2024.

Voting and other rights

Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of our common stock are not entitled to cumulate votes for the election of directors. In general, a majority of votes cast on a matter is sufficient to take action upon routine matters; however, the election of directors requires a plurality of votes cast. However, a merger or the sale of all or substantially all of our assets, and amendments to our Amended and Restated Articles of Incorporation relating to the required vote to approve such merger or sale, must be approved by the affirmative vote of the holders of two-thirds of the voting power of the then outstanding voting shares.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of any preferred stock then outstanding.

Our common stock does not have any preemptive rights, redemption privileges, sinking fund privileges, or conversion rights and is not subject to further calls or assessments by Raymond James. All the outstanding shares of our common stock are, and upon proper conversion of any preferred stock, all of the shares of our common stock into which those shares are converted will be, validly issued, fully paid, and nonassessable.

Computershare Shareowner Services LLC is the transfer agent and registrar for our common stock.

Dividends

Subject to the preferential rights of any holders of any outstanding series of preferred stock, the holders of our common stock are entitled to receive dividends or distributions, whether payable in cash or otherwise, as our board of directors may declare out of funds legally available for payments. Stock dividends, if any are declared, may be paid from our authorized but unissued shares.

Registration and settlement

Unless we specify otherwise in the applicable prospectus supplement, we will issue the securities in registered, and not bearer, form. This means that our obligation runs to the holder of the security named on the face of the security. Each debt security, warrant, purchase contract, unit, share of preferred stock, and depositary share issued in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities.

We refer to those persons who have securities registered in their own names, on the books that we or the trustee, warrant agent, or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in global, or book-entry, form or in street name will be indirect owners.

Book-entry only issuance

Unless we specify otherwise in the applicable prospectus supplement, we will issue each security other than our common stock in global, or book-entry, form. This means that we will not issue actual notes or certificates to investors. Instead, we will issue global securities in registered form representing the entire issuance of securities. Each global security will be registered in the name of a financial institution or clearing system that holds the global security as depository on behalf of other financial institutions that participate in that depository’s book-entry system. These participating institutions, in turn, hold beneficial interests in the global securities on behalf of themselves or their customers.

Because securities issued in global form are registered in the name of the depository, we will recognize only the depository as the holder of the securities. This means that we will make all payments on the securities, including deliveries of any property other than cash, to the depository. The depository passes along the payments it receives from us to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depository and its participants are not obligated to pass these payments along under the terms of the securities. Instead, they do so under agreements they have made with one another or with their customers.

As a result, investors will not own securities issued in book-entry form directly. Instead, they will own beneficial interests in a global security, through a bank, broker, or other financial institution that participates in the depository’s book-entry system or holds an interest through a participant in the depository’s book-entry system. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities. The depository will not have knowledge of the actual beneficial owners of the securities.

Certificates in registered form

In the future, we may cancel a global security or we may issue securities initially in non-global, or certificated, form. We do not expect to exchange global securities for actual notes or certificates registered in the names of the beneficial owners of the global securities representing the securities unless:

•

the depository notifies us that it is unwilling or unable to continue as depository for the global securities, or we become aware that the depository has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in any case we fail to appoint a successor to the depository within 60 calendar days; or

•	we, in our sole discretion, determine that the global securities will be exchangeable for certificated securities.

Street name owners

When we issue actual notes or certificates registered in the names of the beneficial owners, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker, or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account that he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers, and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal holders

Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any warrant agents, unit agents, depository for depositary shares, and any other third parties employed by us, the trustee, or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, who hold the securities in street name, or who hold the securities by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depository participants or customers or by law, to pass it along to the indirect owners, but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose, such as to amend the indenture for a series of debt securities or the warrant agreement for a series of warrants or the unit agreement for a series of units or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special considerations for indirect owners

If you hold securities through a bank, broker, or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles payments on your securities and notices;

•	whether you can provide contact information to the registrar to receive copies of notices directly;

•	whether it imposes fees or charges;

•

whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or purchase contract property under a purchase contract or to exchange or convert a security for or into other property;

•	how it would handle a request for the holders’ consent, if required;

•	whether and how you can instruct it to send you the securities registered in your own name so you can be a holder, if that is permitted at any time;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depository’s rules and procedures will affect these matters.

Depositories for global securities

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we will select. A financial institution or clearing system that we select for this purpose is called the “depository” for that security. A security usually will have only one depository, but it may have more.

Each series of securities will have one or more of the following as the depositories:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as “Euroclear”;

•	a financial institution holding the securities on behalf of Clearstream Banking, S.A., Luxembourg, which is known as “Clearstream, Luxembourg”; and

•	any other clearing system or financial institution that we identify in the applicable prospectus supplement.

The depositories named above also may be participants in one another’s systems. For example, if DTC is the depository for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, Luxembourg as DTC participants.

We will name the depository or depositories for your securities in the applicable prospectus supplement. If no depository is named, the depository will be DTC.

The Depository Trust Company. The following is based on information furnished to us by DTC:

DTC will act as securities depository for the securities. The securities will be issued as fully-registered securities registered in the name of Cede & Co., which is DTC’s partnership nominee, or any other name as may be requested by an authorized representative of DTC. Generally, one fully registered global security will be issued for each issue of the securities, each in the aggregate principal amount of the issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of the issue. We may also issue one or more global securities that represent multiple series of debt securities.

DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Exchange Act. DTC holds and provides asset servicing for over two million issues of U.S. and non-U.S. equity, corporate, and municipal debt issues, and money market instruments from over 85 countries that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of certificates representing securities. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities

Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, also subsidiaries of DTCC, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the Financial Industry Regulatory Authority, Inc., or “FINRA.” Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. Information on that website is not included or incorporated by reference herein.

Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The beneficial interest of each actual purchaser of each security is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. A beneficial owner, however, is expected to receive written confirmations providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial ownership interests in the securities, except if the use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of securities may wish to take certain steps to ensure timely transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the documents under which the securities are issued. For example, a beneficial owner of securities may wish to ascertain that the direct or indirect participant holding the securities for its benefit has agreed to obtain and transmit notices to beneficial owners.

None of DTC, Cede & Co., or any other DTC nominee will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC’s Money Market Instrument (“MMI”) procedures. Under its usual procedures, DTC delivers an omnibus proxy to us as soon as possible after the regular record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the regular record date. These participants are identified in a listing attached to the omnibus proxy.

We will make dividend payments or any payments of principal, any premium, interest, or other amounts on the securities in immediately available funds directly to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name. These payments will be the responsibility of these participants and not of DTC or its nominee, us, the trustee, or any other agent or party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of dividends or principal and any premium or interest to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC, is our responsibility. Disbursement of the payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners is the responsibility of the direct or indirect participants.

We will send any redemption notices to DTC. If less than all of the securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

A beneficial owner must give any required notice of its election to have its securities repurchased through the participant through which it holds its beneficial interest in the security to the applicable trustee or tender agent. The beneficial owner shall effect delivery of its securities by causing the direct participant to transfer its interest in the securities on DTC’s records. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by the direct participant on DTC’s records and followed by a book-entry credit of tendered securities to the applicable trustee or agent’s DTC account.

DTC may discontinue providing its services as depository for the securities at any time by giving us reasonable notice. If this occurs, and if a successor securities depository is not obtained, we will print and deliver certificated securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Clearstream, Luxembourg and Euroclear. Euroclear and Clearstream, Luxembourg each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders (each such account holder, a “participant” and collectively, the “participants”). Euroclear and Clearstream, Luxembourg provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream, Luxembourg also deal with domestic securities markets in several countries though established depository and custodial relationships. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Euroclear is incorporated under the laws of Belgium and Clearstream, Luxembourg is incorporated under the laws of Luxembourg.

Euroclear and Clearstream, Luxembourg customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Euroclear and Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a participant of either system.

The address of Euroclear is Euroclear Bank SA/NV, 1 Boulevard du Roi Albert II, B-1210 Brussels and the address of Clearstream, Luxembourg is Clearstream Banking, 42 Avenue JF Kennedy, L-1855, Luxembourg.

Euroclear and Clearstream, Luxembourg may be depositories for a global security sold or traded outside the United States. In addition, if DTC is the depository for a global security, Euroclear and Clearstream, Luxembourg may hold interests in the global security as participants in DTC. As long as any global security is held by Euroclear or Clearstream, Luxembourg as depository, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream, Luxembourg. If Euroclear or Clearstream, Luxembourg is the depository for a global security and there is no depository in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on one hand, and participants in DTC, on the other hand, when DTC is the depository, also would be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchases or sales of their interests between the United States and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

Special considerations for global securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depository and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, Luxembourg, if DTC is the depository), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities. Instead, we deal only with the depository that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her own name, and cannot obtain physical certificates for that interest in the securities, except in the special situations described above;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “—Legal holders;”

•

under existing industry practices, if we or the applicable trustee request any action of owners of beneficial interests in any global security or if an owner of a beneficial interest in any global security desires to give instructions or take any action that a holder of an interest in a global security is entitled to give or take under the applicable indenture, Euroclear or Clearstream, Luxembourg, as the case may be, would authorize the participants owning the relevant beneficial interests to give instructions or take such action, and such participants would authorize indirect holders to give or take such action or would otherwise act upon the instructions of such indirect holders;

•	an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in certificated form;

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an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective; furthermore, as Euroclear and Clearstream, Luxembourg act on behalf of their respective participants only, who in turn may act on behalf of their respective clients, the ability of beneficial owners who are not participants with Euroclear or Clearstream, Luxembourg to pledge interests in any global security to persons or entities that are not participants with Euroclear or Clearstream, Luxembourg or otherwise take action in respect of interests in any global security, may be limited;

•

the depository’s policies will govern payments, deliveries, transfers, exchanges, notices, and other matters relating to an investor’s interest in a global security, and those policies may change from time to time;

•	we, the trustee, any warrant agents, and any unit or other agents will not be responsible for any aspect of the depository’s policies, actions, or records of ownership interests in a global security;

•	we, the trustee, any warrant agents, and any unit or other agents do not supervise the depository in any way;

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the depository will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

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financial institutions that participate in the depository’s book-entry system and through which an investor holds his or her interest in the global securities, directly or indirectly, also may have their own policies affecting payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities. Those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, Luxembourg, when DTC is the depository, Euroclear or Clearstream, Luxembourg, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Registration, transfer, and payment of certificated securities

If we ever issue securities in certificated form, those securities may be presented for registration of transfer at the office of the registrar or at the office of any transfer agent we designate and maintain. The registrar or transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of the securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange. At any time we may change transfer agents or approve a change in the location through which any transfer agent acts. We also may designate additional transfer agents for any securities at any time.

We will not be required to issue, exchange, or register the transfer of any security to be redeemed for a period of 15 calendar days before the selection of the securities to be redeemed. In addition, we will not be required to exchange or register the transfer of any security that was selected, called, or is being called for redemption, except the unredeemed portion of any security being redeemed in part.

We will pay amounts payable on any certificated securities at the offices of the paying agents we may designate from time to time.

U.S. federal income tax considerations

The following summary of the material U.S. federal income tax considerations of the acquisition, ownership, and disposition of certain of the debt securities, preferred stock, depositary shares representing fractional interests in preferred stock, and common stock that we are offering, is based upon the advice of Morrison & Foerster LLP, our tax counsel. The following discussion is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances or to holders subject to special tax rules, such as: partnerships, subchapter S corporations, or other pass-through entities, any government (or instrumentality or agency thereof), banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding the debt securities, preferred stock, depositary shares, or common stock as part of an integrated investment, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” persons subject to special tax accounting rules under Section 451(b) of the Code, persons (other than Non-U.S. Holders) whose functional currency for tax purposes is not the U.S. dollar, and persons subject to the alternative minimum tax provisions of the Code. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder. This summary also may not apply to all forms of debt securities, preferred stock, depositary shares, or common stock that we may issue. If the tax consequences associated with a particular form of debt security, preferred stock, depositary shares or common stock are different than those described below, they will be described in the applicable prospectus supplement.

This summary is directed solely to holders that, except as otherwise specifically noted, will purchase the debt securities, preferred stock, depositary shares, or common stock offered in this prospectus upon original issuance and will hold such securities as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of these securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of the debt securities, preferred stock, depositary shares, or common stock offered in this prospectus that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Notwithstanding the preceding paragraph, to the extent provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as United States persons prior to that date, that elect to continue to be treated as United States persons also will be U.S. Holders. As used in this prospectus, the term “Non-U.S. Holder” is a holder that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the debt securities, preferred stock, depositary shares, or common stock offered in this prospectus, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership and accordingly, this summary does not apply to partnerships. A partner of a partnership holding the debt securities, preferred stock, depositary shares, or common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership, and disposition by the partnership of the debt securities, preferred stock, depositary shares, or common stock.

Taxation of debt securities

This subsection describes the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of the debt securities offered in this prospectus, other than the debt securities described below under “—Convertible, renewable, extendible, indexed, and other debt securities,” which will be described in the applicable prospectus supplement. This subsection is directed solely to holders that, except as otherwise specifically noted, will purchase the debt securities offered in this prospectus upon original issuance at the issue price, as defined below.

Consequences to U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to U.S. Holders of debt securities.

Payment of interest. Except as described below in the case of interest on a debt security issued with original issue discount, as defined below under “—Consequences to U.S. Holders—Original issue discount,” interest on a debt security generally will be included in the income of a U.S. Holder as interest income at the time it is accrued or is received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes and will be ordinary income.

Original issue discount. Some of our debt securities may be issued with original issue discount (“OID”). U.S. Holders of debt securities issued with OID, other than short-term debt securities with a maturity of one year or less from its date of issue, will be subject to special tax accounting rules, as described in greater detail below. For tax purposes, OID is the excess of the “stated redemption price at maturity” of a debt instrument over its “issue price.” The “stated redemption price at maturity” of a debt security is the sum of all payments required to be made on the debt security other than “qualified stated interest” payments, as defined below. The “issue price” of a debt security is generally the first offering price to the public at which a substantial amount of the issue was sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer), or that is treated as constructively received, at least annually at a single fixed rate or, under certain circumstances, at a variable rate. If a debt security bears interest during any accrual period at a rate below the rate applicable for the remaining term of the debt security (for example, debt securities with teaser rates or interest holidays), then some or all of the stated interest may not be treated as qualified stated interest.

A U.S. Holder of a debt security with a maturity of more than one year from its date of issue that has been issued with OID (an “OID debt security”) is generally required to include any qualified stated interest payments in income as interest at the time such interest is accrued or is received in accordance with the U.S. Holder’s regular accounting method for tax purposes, as described above under “—Consequences to U.S. Holders—Payment of interest.” A U.S. Holder of an OID debt security is generally required to include in income the sum of the daily accruals of the OID for the debt security for each day during the taxable year (or portion of the taxable year) in which the U.S. Holder held the OID debt security, regardless of such holder’s regular method of accounting. Thus, a U.S. Holder may be required to include OID in income in advance of the receipt of some or all of the related cash payments. The daily portion is determined by allocating the OID for each day of the accrual period. An accrual period may be of any length and the accrual periods may even vary in length over the term of the OID debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first day of an accrual period or on the final day of an accrual period. The amount of OID allocable to an accrual period is equal to the excess of: (1) the product of the “adjusted issue price” of the OID debt security at the beginning of the accrual period and its yield to maturity (computed generally on a constant yield method and compounded at the end of each accrual period, taking into account the length of the particular accrual period) over (2) the amount of any qualified stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of an OID debt security at the beginning of any accrual period is the sum of the issue price of the OID debt security plus the amount of OID allocable to all prior accrual periods reduced by any payments received on the OID debt security that were not qualified stated interest. Under these rules, a U.S. Holder generally will have to include in income increasingly greater amounts of OID in successive accrual periods.

If the excess of the “stated redemption price at maturity” of a debt security over its “issue price” is less than 1/4 of 1% of the debt instrument’s stated redemption price at maturity multiplied by the number of complete years from its issue date to its maturity, or weighted average maturity in the case of debt securities with more than one principal payment (“de minimis OID”), the debt security is not treated as issued with OID. A U.S. Holder generally must include the de minimis OID in income at the time payments, other than qualified stated interest, on the debt securities are made in proportion to the amount paid (unless the U.S. Holder makes the election described below under “—Consequences to U.S. Holders—Election to treat all interest as original issue discount”). Any amount of de minimis OID that is included in income in this manner will be treated as capital gain.

Additional rules applicable to debt securities with OID that are denominated in or determined by reference to a currency other than the U.S. dollar are described under “—Consequences to U.S. Holders—Non-U.S. dollar denominated debt securities” below.

Variable rate debt securities. In the case of a debt security that is a variable rate debt security, special rules apply. A debt security will qualify as a “variable rate debt instrument” under Treasury regulations if (i) the debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of: (a) 0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or (b) 15% of the total noncontingent principal payments; and (ii) the debt security provides for stated interest, compounded or paid at least annually, only at one or more qualified floating rates, a single fixed rate and one or more qualified floating rates, a single objective rate, or a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Generally, a rate is a qualified floating rate if: (i) (a) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt security is denominated; or (b) the rate is equal to such a rate multiplied by either a fixed multiple that is greater than 0.65 but not more than 1.35 or a fixed multiple greater than 0.65 but not more than 1.35 increased or decreased by a fixed rate, and (ii) the value of the rate on any date during the term of the debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day. If a debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate. A debt security will not have a variable rate that is a qualified floating rate, however, if the variable rate of interest is subject to one or more minimum or maximum rate floors or ceilings or one or more governors limiting the amount of increase or decrease unless such floor, ceiling, or governor is fixed throughout the term of the debt security or is not reasonably expected as of the issue date to significantly affect the yield on the debt security.

Generally, an objective rate is a rate that is (i) not a qualified floating rate, (ii) is determined using a single fixed formula that is based on objective financial or economic information that is not within the control of the issuer or a related party, and (iii) the value of the rate on any date during the term of the debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day. If it is reasonably expected that the average value of the variable rate during the first half of the term of a debt security will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the debt security, then the debt security will not have a variable rate that is an objective rate. An objective rate is a qualified inverse floating rate if that rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.

A debt security will also have a variable rate that is a single qualified floating rate or an objective rate if interest on the debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either: (i) the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points, or (ii) the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In the case of a debt security that provides for stated interest that is unconditionally payable at least annually at a variable rate that is a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on the debt security is treated as qualified stated interest. In that case, both the debt security’s yield to maturity and qualified stated interest will be determined, solely for purposes of calculating the accrual of OID, if any, as though the debt security will bear interest in all periods throughout its term (in the case of a single qualified floating rate or qualified inverse floating rate) at a fixed rate generally equal to the value of the rate on the issue date or, in the case of an objective rate (other than a qualified inverse floating rate), the rate that reflects the yield to maturity that is reasonably expected for the debt security (the “fixed rate substitute”). A U.S. holder should then recognize OID, if any, that is calculated based on the debt security’s assumed yield to maturity. If the interest actually accrued or paid during an accrual period exceeds or is less than the assumed fixed interest, the qualified stated interest allocable to that period is increased or decreased, as applicable.

If a debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, the interest and OID accruals on the debt security must be determined by (i) determining a fixed rate substitute for each variable rate provided under the debt security (as described above), (ii) constructing the equivalent fixed rate debt instrument, using the fixed rate substitutes, (iii) determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and (iv) making appropriate adjustments to qualified stated interest or OID for actual variable rates during the applicable accrual period.

In the case of a debt security that provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period (as described above), the interest and OID accruals on the debt security must be determined by using the method described above. However, the debt security will be treated, for purposes of the first three steps of the determination, as if the debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of the debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Acquisition premium. If a U.S. Holder purchases an OID debt security for an amount greater than its adjusted issue price (as determined above) at the purchase date and less than or equal to the sum of all amounts, other than qualified stated interest, payable on the OID debt security after the purchase date, the excess is “acquisition premium.” Under these rules, in general, the amount of OID which must be included in income for the debt security for any taxable year (or any portion of a taxable year in which the debt security is held) will be reduced (but not below zero) by the portion of the acquisition premium allocated to the period. The amount of acquisition premium allocated to each period is determined by multiplying the OID that otherwise would have been included in income by a fraction, the numerator of which is the excess of the cost over the adjusted issue price of the OID debt security and the denominator of which is the excess of the OID debt security’s stated redemption price at maturity over its adjusted issue price.

If a U.S. Holder purchases an OID debt security for an amount less than its adjusted issue price (as determined above) at the purchase date, any OID accruing with respect to that OID debt security will be required to be included in income and, to the extent of the difference between the purchase amount and the OID debt security’s adjusted issue price, the OID debt security will be treated as having “market discount.” See “—Consequences to U.S. Holders—Market discount” below.

Amortizable bond premium. If a U.S. Holder purchases a debt security (including an OID debt security) for an amount in excess of the sum of all amounts payable on the debt security after the purchase date, other than qualified stated interest, such holder will be considered to have purchased such debt security with “amortizable bond premium” equal in amount to such excess. A U.S. Holder may elect to amortize such premium as an offset to interest income using a constant yield method over the remaining term of the debt security based on the U.S. Holder’s yield to maturity with respect to the debt security.

A U.S. Holder generally may use the amortizable bond premium allocable to an accrual period to offset interest required to be included in the U.S. Holder’s income under its regular method of accounting with respect to the debt security in that accrual period. If the amortizable bond premium allocable to an accrual period exceeds the amount of interest allocable to such accrual period, such excess would be allowed as a deduction for such accrual period, but only to the extent of the U.S. Holder’s prior interest inclusions on the debt security that have not been offset previously by bond premium. Any excess is generally carried forward and allocable to the next accrual period.

If a debt security may be redeemed by us prior to its maturity date, the amount of amortizable bond premium will be based on the amount payable at the applicable redemption date, but only if use of the redemption date (in lieu of the stated maturity date) results in a smaller amortizable bond premium for the period ending on the redemption date. In addition, special rules limit the amortization of bond premium in the case of convertible debt securities.

An election to amortize bond premium applies to all taxable debt obligations held by the U.S. Holder at the beginning of the first taxable year to which the election applies and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS. Generally, a holder may make an election to include in income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security over the amount paid for the debt security by such holder) in accordance with a constant yield method based on the compounding of interest, as discussed below under “—Consequences to U.S. Holders—Election to treat all interest as original issue discount.” If a holder makes such an election for a debt security with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the IRS.

A U.S. Holder that elects to amortize bond premium will be required to reduce its tax basis in the debt security by the amount of the premium amortized during its holding period. OID debt securities purchased at a premium will not be subject to the OID rules described above. If a U.S. Holder does not elect to amortize bond premium, the amount of bond premium will be included in its tax basis in the debt security. Therefore, if a U.S. Holder does not elect to amortize bond premium and it holds the debt security to maturity, the premium generally will be treated as capital loss when the debt security matures.

Market discount. If a U.S. Holder purchases a debt security for an amount that is less than its stated redemption price at maturity, or, in the case of an OID debt security, its adjusted issue price, such holder will be considered to have purchased the debt security with “market discount.” Any payment, other than qualified stated interest, or any gain on the sale, exchange, retirement, or other disposition of a debt security with market discount generally will be treated as ordinary interest income to the extent of the market discount not previously included in income that accrued on the debt security during such holder’s holding period. In general, market discount is treated as accruing on a straight-line basis over the term of the debt security unless an election is made to accrue the market discount under a constant yield method. In addition, a U.S. Holder may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security in an amount not exceeding the accrued market discount on the debt security.

A U.S. Holder may elect to include market discount in income currently as it accrues (on either a straight-line or constant yield basis), in lieu of treating a portion of any gain realized on a sale, exchange, retirement, or other disposition of the debt security as ordinary income. If an election is made to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If a U.S. Holder makes such an election, it will apply to all market discount debt instruments acquired by such holder on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS. U.S. Holders should consult with their own tax advisors before making this election.

If the difference between the stated redemption price at maturity of a debt security or, in the case of an OID debt security, its adjusted issue price, and the amount paid for the debt security is less than 1/4 of 1% of the debt instrument’s stated redemption price at maturity or, in the case of an OID debt security, its adjusted issue price, multiplied by the number of remaining complete years to the debt security’s maturity (“de minimis market discount”), the debt security is not treated as issued with market discount.

Generally, a holder may make an election to include in income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security over the amount paid for the debt security by such holder) in accordance with a constant yield method based on the compounding of interest, as discussed below under “—Consequences to U.S. Holders—Election to treat all interest as original issue discount.” If a holder makes such an election for a debt security with market discount, the holder will be required to include market discount in income currently as it accrues on a constant yield basis for all market discount debt instruments acquired by such holder on or after the first day of the first taxable year to which the election applies, and such election may be revoked only with the permission of the IRS.

Election to treat all interest as original issue discount. A U.S. Holder may elect to include in income all interest that accrues on a debt security using the constant-yield method applicable to OID described above, subject to certain limitations and exceptions. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, each as described herein. If this election is made for a debt security, then, to apply the constant-yield method: (i) the issue price of the debt security will equal its cost, (ii) the issue date of the debt security will be the date it was acquired, and (iii) no payments on the debt security will be treated as payments of qualified stated interest. A U.S. Holder must make this election for the taxable year in which the debt security was acquired, and may not revoke the election without the consent of the IRS. U.S. Holders should consult with their own tax advisors before making this election.

Debt securities that trade “flat.” We expect that certain debt securities will trade in the secondary market with accrued interest. However, we may issue debt securities with terms and conditions that would make it likely that such debt securities would trade “flat” in the secondary market, which means that upon a sale of a debt security a U.S. Holder would not be paid an amount that reflects the accrued but unpaid interest with respect to such debt security. Nevertheless, for U.S. federal income tax purposes, a portion of the sales proceeds equal to the interest accrued with respect to such debt security from the last interest payment date to the sale date must be treated as interest income rather than as an amount realized upon the sale. Accordingly, a U.S. Holder that sells such a debt security between interest payment dates would be required to recognize interest income and, in certain circumstances, would recognize a capital loss (the deductibility of which is subject to limitations) on the sale of the debt security. Concurrently, a U.S. Holder that purchases such a debt security between interest payment dates would not be required to include in income that portion of any interest payment received that is attributable to interest that accrued prior to the purchase. Such payment is treated as a return of capital which reduces the U.S. Holder’s remaining cost basis in the debt security. However, interest that accrues after the purchase date is included in income in the year received or accrued (depending on the U.S. Holder’s accounting method). U.S. Holders that purchase such debt securities between interest payment dates should consult their own tax advisors concerning such holder’s adjusted tax basis in the debt security and whether such debt securities should be treated as having been purchased with market discount, as described above.

Short-term debt securities. Some of our debt securities may be issued with maturities of one year or less from the date of issue, which we refer to as short-term debt securities. Treasury regulations provide that no payments of interest on a short-term debt security are treated as qualified stated interest. Accordingly, in determining the amount of discount on a short-term debt security, all interest payments, including stated interest, are included in the short-term debt security’s stated redemption price at maturity.

In general, individual and certain other U.S. Holders using the cash basis method of tax accounting are not required to include accrued discount on short-term debt securities in income currently unless they elect to do so, but they may be required to include any stated interest in income as the interest is received. However, a cash basis U.S. Holder will be required to treat any gain realized on a sale, exchange, or retirement of the short-term debt security as ordinary income to the extent such gain does not exceed the discount accrued with respect to the short-term debt security, which will be determined on a straight-line basis unless the holder makes an election to accrue the discount under the constant-yield method, through the date of sale or retirement. In addition, a cash basis U.S. Holder that does not elect to currently include accrued discount in income will not be allowed to deduct any of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security (in an amount not exceeding the deferred income), but instead will be required to defer deductions for such interest until the deferred income is realized upon the maturity of the short-term debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, a cash-basis U.S. Holder of a short-term debt security may elect to include accrued discount in income on a current basis. If this election is made, the limitation on the deductibility of interest described above will not apply.

A U.S. Holder using the accrual method of tax accounting and some cash basis holders (including banks, securities dealers, regulated investment companies, and certain trust funds) generally will be required to include accrued discount on a short-term debt security in income on a current basis, on either a straight-line basis or, at the election of the holder, under the constant-yield method based on daily compounding.

Regardless of whether a U.S. Holder is a cash-basis or accrual-basis holder, the holder of a short-term debt security may elect to include accrued “acquisition discount” with respect to the short-term debt security in income on a current basis. Acquisition discount is the excess of the remaining redemption amount of the short-term debt security at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing on a straight-line basis or, at the election of the holder, under a constant yield method based on daily compounding. If a U.S. Holder elects to include accrued acquisition discount in income, the rules for including OID will not apply. In addition, the market discount rules described above will not apply to short-term debt securities.

Sale, exchange, or retirement of debt securities. Upon the sale, exchange, retirement, or other disposition of a debt security, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, or other disposition (less an amount equal to any accrued interest not previously included in income if the debt security is disposed of between interest payment dates, which will be included in income as interest income for U.S. federal income tax purposes) and the U.S. Holder’s adjusted tax basis in the debt security. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received for the debt security. A U.S. Holder’s adjusted tax basis in a debt security generally will be the cost of the debt security to such U.S. Holder, increased by any OID, market discount, de minimis OID, de minimis market discount, or any discount with respect to a short-term debt security previously included in income with respect to the debt security, and decreased by the amount of any premium previously amortized to reduce interest on the debt security and the amount of any payment (other than a payment of qualified stated interest) received in respect of the debt security.

Except as discussed above with respect to market discount, or as described below with respect to debt securities subject to contingencies and Non-U.S. Dollar Denominated Debt Securities, gain or loss realized on the sale, exchange, retirement, or other disposition of a debt security generally will be capital gain or loss and will be long-term capital gain or loss if the debt security has been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

Reopenings. Treasury regulations provide specific rules regarding whether additional debt instruments issued in a reopening will be considered part of the same issue, with the same issue price and yield to maturity, as the original debt instruments for U.S. federal income tax purposes. Except as provided otherwise in an applicable supplement, we expect that additional debt securities issued by us in any reopening will be issued such that they will be considered part of the original issuance to which they relate.

Debt securities subject to contingencies. Certain of the debt securities may provide for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In addition, certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at the option of the holder. Debt securities containing these features may be characterized as “contingent payment debt instruments” for U.S. federal income tax purposes.

If the debt securities are properly characterized as contingent payment debt instruments for U.S. federal income tax purposes, such debt securities generally will be subject to Treasury regulations governing contingent payment debt instruments. Under those regulations, a U.S. Holder will be required to report OID or interest income based on a “comparable yield” and a “projected payment schedule,” both as described below, established by us for determining interest accruals and adjustments with respect to a note. A U.S. Holder which does not use the “comparable yield” and follow the “projected payment schedule” to calculate its OID and interest income on a debt security must timely disclose and justify the use of other estimates to the IRS.

A “comparable yield” with respect to a debt security generally is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the debt security (taking into account for this purpose the level of subordination, term, timing of payments, and general market conditions, but ignoring any adjustments for liquidity or the riskiness of the contingencies with respect to the debt security). Notwithstanding the foregoing, a comparable yield must not be less than the applicable U.S. federal rate based on the overall maturity of the debt security.

A “projected payment schedule” with respect to a debt security generally is a series of projected payments, the amount and timing of which would produce a yield to maturity on that debt security equal to the comparable yield. This projected payment schedule will consist of a projection for tax purposes of each non-contingent and contingent payment.

Based on the comparable yield and the projected payment schedule of the debt securities, a U.S. Holder of a note (regardless of accounting method) generally will be required to accrue as OID the sum of the daily portions of interest on the debt security for each day in the taxable year on which the holder held the debt security, adjusted upward or downward to reflect the difference, if any, between the actual and projected amount of any contingent payments on the debt security, as set forth below. The daily portions of interest for a debt security are determined by allocating to each day in an accrual period the ratable portion of interest on the debt security that accrues in the accrual period. The amount of interest on the debt security that accrues in an accrual period is the product of the comparable yield on the debt security (adjusted to reflect the length of the accrual period) and the adjusted issue price of the debt security at the beginning of the accrual period. The adjusted issue price of a debt security at the beginning of the first accrual period will equal its issue price (as described above). For any subsequent accrual period, the adjusted issue price will be (i) the sum of the issue price of the debt security and any interest previously accrued on the debt security by a holder (without regard to any positive or negative adjustments, described below) minus (ii) the amount of any projected payments on the debt security for previous accrual periods.

A U.S. Holder of a debt security generally will be required to include in income OID in excess of actual cash payments received for certain taxable years. A U.S. Holder will be required to recognize interest income equal to the amount of any positive adjustment for a debt security for the taxable year in which a contingent payment is paid (including a payment of interest at maturity). A positive adjustment is the excess of actual payments in respect of contingent payments over the projected amount of contingent payments. A U.S. Holder also will be required to account for any “negative adjustment” for a taxable year in which a contingent payment is paid. A negative adjustment is the excess of the projected amounts of contingent payments over actual payments in respect of the contingent payments. A net negative adjustment is the amount by which total negative adjustments in a taxable year exceed total positive adjustments in such taxable year. A net negative adjustment (i) will first reduce the amount of interest for the debt security that a U.S. Holder would otherwise be required to include in income in the taxable year, and (ii) to the extent of any excess, will result in an ordinary loss equal to that portion of the excess as does not exceed the excess of (a) the amount of all previous interest inclusions under the debt security over (b) the total amount of the U.S. Holder’s net negative adjustments treated as ordinary loss on the note in prior taxable years. A net negative adjustment is not subject to the limitations imposed on miscellaneous deductions under Section 67 of the Code. Any net negative adjustment in excess of the amounts described above in (i) and (ii) will be carried forward to offset future interest income on the debt security or to reduce the amount realized on a sale, exchange, retirement or other disposition of the debt security and, in the case of a payment at maturity, should result in a capital loss. The deductibility of capital losses by a U.S. Holder is subject to limitations.

If a contingent payment becomes fixed (within the meaning of applicable Treasury regulations) more than six months before its due date, a positive or negative adjustment, as appropriate, is made to reflect the difference between the present value of the amount that is fixed and the present value of the projected amount. The present value of each amount is determined by discounting the amount from the date the payment is due to the date the payment becomes fixed, using a discount rate equal to the comparable yield. If all contingent payments on the debt security become fixed, substantially contemporaneously, applicable Treasury regulations provide that, with regard to contingent payments that become fixed on a day that is more than six months before their due date, U.S. Holders should take into account positive or negative adjustments in respect of such contingent payments over the period to which they relate in a reasonable manner. U.S. Holders should consult their tax advisors as to what would be a “reasonable manner” in their particular situation.

We expect that the applicable pricing supplement will include a table that sets forth the following information with respect to the principal amount of the debt securities for each of the applicable accrual periods through the maturity date of the debt securities: (i) the amount of interest deemed to have accrued during the accrual period, and (ii) the total amount of interest deemed to have accrued from the original issue date through the end of the accrual period. The table will be based upon a projected payment schedule and a comparable yield. The comparable yield will be determined based upon market conditions as of the date of the applicable pricing supplement. The comparable yield is likely to change between the date of any preliminary pricing supplement and the date of the related final pricing supplement. Therefore, the projected payment schedule included in any preliminary pricing supplement will be subject to change. We will determine the actual projected payment schedule and the actual comparable yield on the pricing date. Any tax accrual table included in a preliminary pricing supplement will be revised, and the revised table will be set forth in the final pricing supplement prepared in connection with the initial sale of the debt securities.

Upon a sale, exchange, retirement, or other disposition of a debt security prior to maturity, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, retirement, or other disposition and that holder’s tax basis in the debt security. A U.S. Holder’s tax basis in a debt security generally will equal the cost of that debt security, increased by the amount of OID previously accrued by the holder for that debt security (without regard to any positive or negative adjustments) and reduced by any projected payments for previous periods on the debt securities. A U.S. Holder generally will treat any gain as interest income, and will treat any loss as ordinary loss to the extent of the excess of previous interest inclusions over the total negative adjustments previously taken into account as ordinary losses, and the balance as long-term or short-term capital loss depending upon the U.S. Holder’s holding period for the debt security. The deductibility of capital losses by a U.S. Holder is subject to limitations.

U.S. Holders considering the purchase of debt securities with these features should carefully examine the applicable pricing supplement and should consult their own tax advisors regarding the U.S. federal income tax consequences to a U.S. Holder of the purchase, ownership and disposition of such debt securities.

Non-U.S. dollar denominated debt securities. Additional considerations apply to a U.S. Holder of a debt security payable in a currency other than U.S. dollars (“foreign currency”).

We refer to these securities as Non-U.S. Dollar Denominated Debt Securities. In the case of payments of interest, U.S. Holders using the cash method of accounting for U.S. federal income tax purposes will be required to include in income the U.S. dollar value of the foreign currency payment on a Non-U.S. Dollar Denominated Debt Security (other than OID or market discount) when the payment of interest is received. The U.S. dollar value of the foreign currency payment is determined by translating the foreign currency received at the spot rate for such foreign currency on the date the payment is received, regardless of whether the payment is in fact converted to U.S. dollars at that time. The U.S. dollar value will be the U.S. Holder’s tax basis in the foreign currency received. A U.S. Holder will not recognize foreign currency exchange gain or loss with respect to the receipt of such payment.

U.S. Holders using the accrual method of accounting for U.S. federal income tax purposes will be required to include in income the U.S. dollar value of the amount of interest income that has accrued and is otherwise required to be taken into account with respect to a Non-U.S. Dollar Denominated Debt Security during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. Holder may elect, however, to translate the accrued interest income using the exchange rate on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the exchange rate on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a U.S. Holder may translate the interest using the exchange rate on the date of receipt. The above election will apply to all other debt obligations held by the U.S. Holder and may not be changed without the consent of the IRS. U.S. Holders should consult their own tax advisors before making the above election. Upon receipt of an interest payment (including, upon the sale of the debt security, the receipt of proceeds which include amounts attributable to accrued interest previously included in income), the holder will recognize foreign currency exchange gain or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the interest income previously included in income with respect to such payment. This gain or loss will be treated as ordinary income or loss.

OID on a debt security that is also a Non-U.S. Dollar Denominated Debt Security will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars, in the same manner as interest income accrued by a holder on the accrual basis, as described above (regardless of such holder’s regular method of accounting). A U.S. Holder will recognize foreign currency exchange gain or loss when OID is paid (including, upon the sale of such debt security, the receipt of proceeds which include amounts attributable to OID previously included in income) to the extent of the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest). For these purposes, all receipts on a debt security will be viewed: (i) first, as the receipt of any stated interest payment called for under the terms of the debt security, (ii) second, as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first, and (iii) third, as the receipt of principal.

The amount of market discount on Non-U.S. Dollar Denominated Debt Securities includible in income generally will be determined by translating the market discount determined in the foreign currency into U.S. dollars at the spot rate on the date the Non-U.S. Dollar Denominated Debt Security is retired or otherwise disposed of. If a U.S. Holder elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. A U.S. Holder will recognize foreign currency exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

Amortizable bond premium on a Non-U.S. Dollar Denominated Debt Security will be computed in the applicable foreign currency. If a U.S. Holder elected to amortize the premium, the amortizable bond premium will reduce interest income in the applicable foreign currency. At the time bond premium is amortized, foreign currency exchange gain or loss will be realized based on the difference between spot rates at such time and the time of acquisition of the Non-U.S. Dollar Denominated Debt Security. If a U.S. Holder does not elect to amortize bond premium, the bond premium computed in the foreign currency must be translated into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by foreign currency exchange gain.

If a U.S. Holder purchases a Non-U.S. Dollar Denominated Debt Security with previously owned foreign currency, foreign currency exchange gain or loss (which will be treated as ordinary income or loss) will be recognized in an amount equal to the difference, if any, between the tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency used to purchase the Non-U.S. Dollar Denominated Debt Security, determined on the date of purchase.

Upon the sale, exchange, retirement, or other taxable disposition of a Non-U.S. Dollar Denominated Debt Security, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, or other disposition (less an amount equal to any accrued and unpaid interest not previously included in income, which will be treated as a payment of interest for U.S. federal income tax purposes) and the adjusted tax basis in the Non-U.S. Dollar Denominated Debt Security. The adjusted tax basis in a Non-U.S. Dollar Denominated Debt Security will equal the amount paid for the Non-U.S. Dollar Denominated Debt Security, increased by the amounts of any market discount or OID previously included in income with respect to the Non-U.S. Dollar Denominated Debt Security and reduced by any amortized acquisition or other premium and any principal payments received in respect of the Non-U.S. Dollar Denominated Debt Security. The amount of any payment in or adjustments measured by foreign currency will be equal to the U.S. dollar value of the foreign currency on the date of the purchase or adjustment. The amount realized will be based on the U.S. dollar value of the foreign currency on the date the payment is received or the Non-U.S. Dollar Denominated Debt Security is disposed of (or deemed disposed of as a result of a material change in the terms of the debt security). If, however, a Non-U.S. Dollar Denominated Debt Security is traded on an established securities market and the U.S. Holder uses the cash basis method of tax accounting, the U.S. dollar value of the amount realized will be determined by translating the foreign currency payment at the spot rate of exchange on the settlement date of the purchase or sale. A U.S. Holder that uses the accrual basis method of tax accounting may elect the same treatment with respect to the purchase and sale of Non-U.S. Dollar Denominated Debt Securities traded on an established securities market, provided that the election is applied consistently.

Except with respect to market discount as discussed above, and the foreign currency rules discussed below, gain or loss recognized upon the sale, exchange, retirement, or other taxable disposition of a Non-U.S. Dollar Denominated Debt Security will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement, or other disposition, the Non-U.S. Dollar Denominated Debt Security has been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

A portion of the gain or loss with respect to the principal amount of a Non-U.S. Dollar Denominated Debt Security may be treated as foreign currency exchange gain or loss. Foreign currency exchange gain or loss will be treated as ordinary income or loss. For these purposes, the principal amount of the Non-U.S. Dollar Denominated Debt Security is the purchase price for the Non-U.S. Dollar Denominated Debt Security calculated in the foreign currency on the date of purchase, and the amount of exchange gain or loss recognized is equal to the difference between (i) the U.S. dollar value of the principal amount determined on the date of the sale, exchange, retirement or other disposition of the Non-U.S. Dollar Denominated Debt Security and (ii) the U.S. dollar value of the principal amount determined on the date the Non-U.S. Dollar Denominated Debt Security was purchased. The amount of foreign currency exchange gain or loss will be limited to the amount of overall gain or loss realized on the disposition of the Non-U.S. Dollar Denominated Debt Security.

The tax basis in foreign currency received as interest on a Non-U.S. Dollar Denominated Debt Security will be the U.S. dollar value of the foreign currency determined at the spot rate in effect on the date the foreign currency is received. The tax basis in foreign currency received on the sale, exchange, retirement, or other disposition of a Non-U.S. Dollar Denominated Debt Security will be equal to the U.S. dollar value of the foreign currency, determined at the time of the sale, exchange, retirement or other disposition. As discussed above, if the Non-U.S. Dollar Denominated Debt Securities are traded on an established securities market, a cash basis U.S. Holder (or, upon election, an accrual basis U.S. Holder) will determine the U.S. dollar value of the foreign currency by translating the foreign currency received at the spot rate of exchange on the settlement date of the sale, exchange, retirement, or other disposition. Accordingly, in such case, no foreign currency exchange gain or loss will result from currency fluctuations between the trade date and settlement date of a sale, exchange, retirement, or other disposition. Any gain or loss recognized on a sale, exchange, retirement, or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase debt securities) will be ordinary income or loss.

Special rules may apply to Non-U.S. Dollar Denominated Debt Securities that are also treated as contingent payment debt instruments. For the special treatment, if any, of Non-U.S. Dollar Denominated Debt Securities that are also contingent payment debt securities, see the applicable prospectus supplement.

Additional Medicare tax on unearned income. Certain U.S. Holders, including individuals, estates and trusts, are subject to an additional 3.8% Medicare tax on unearned income. For individual U.S. Holders, the additional Medicare tax applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest and capital gains. U.S. Holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in the debt securities.

Consequences to non-U.S. holders

The following is a summary of the material U.S. federal income tax consequences that will apply to Non-U.S. Holders of debt securities. Non-U.S. Holders should consult their own tax advisers regarding the U.S. and non-U.S. tax considerations of acquiring, holding, and disposing of debt securities.

Payments of interest. Under current U.S. federal income tax law and subject to the discussion below concerning backup withholding, principal (and premium, if any) and interest payments, including any OID, that are received from us or our agent and that are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, generally will not be subject to U.S. federal income or withholding tax except as provided below. Interest, including any OID, may be subject to a 30% withholding tax (or less under an applicable treaty, if any) if:

•	a Non-U.S. Holder actually or constructively owns 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	a Non-U.S. Holder is a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us (directly or indirectly) through stock ownership;

•	a Non-U.S. Holder is a bank extending credit under a loan agreement in the ordinary course of its trade or business;

•

the interest payments on the debt security are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party (other than payments that are based on the value of a security or index of securities that are, and will continue to be, actively traded within the meaning of Section 1092(d) of the Code, and that are not nor will be a “United States real property interest” as described in Section 897(c)(1) or 897(g) of the Code); or

•	the Non-U.S. Holder does not satisfy the certification requirements described below.

A Non-U.S. Holder generally will satisfy the certification requirements if either: (A) the Non-U.S. Holder certifies to us or our agent, under penalties of perjury, that it is a non-United States person and provides its name and address (which certification may generally be made on an IRS Form W-8BEN or W-8BEN-E, or a successor form), or (B) a securities clearing organization, bank, or other financial institution that holds customer securities in the ordinary course of its trade or business (a “financial institution”) and holds the debt security certifies to us or our agent under penalties of perjury that either it or another financial institution has received the required statement from the Non-U.S. Holder certifying that it is a non-United States person and furnishes us with a copy of the statement.

Payments not meeting the requirements set forth above and thus subject to withholding of U.S. federal income tax may nevertheless be exempt from withholding (or subject to withholding at a reduced rate) if the Non-U.S.

Holder provides us with a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty, or IRS Form W-8ECI (or other applicable form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with the conduct of a trade or business within the United States as discussed below. To claim benefits under an income tax treaty, a Non-U.S. Holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Additional payments. If the amount or timing of any payments on a debt security is contingent, the interest payments on the debt security may be treated as “contingent interest” under Section 871(h)(4) of the Code, in which case such interest may not be eligible for the exemption from U.S. federal income and withholding tax, as described above (other than for a holder that otherwise claims an exemption from, or reduction in, withholding under the benefit of an income tax treaty). In certain circumstances, if specified in the applicable prospectus supplement, we will pay to a Non-U.S. Holder of any debt security additional amounts to ensure that every net payment on that debt security will not be less, due to the payment of U.S. federal withholding tax, than the amount then otherwise due and payable. See “Description of debt securities—Payment of additional amounts” above. However, because the likelihood that such payments will be made is remote, we do not believe that, because of these potential additional payments, the interest on the debt securities should be treated as contingent interest.

Sale, exchange, or retirement of debt securities. A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any capital gain or market discount realized on the sale, exchange, retirement, or other disposition of debt securities, provided that: (a) the gain is not effectively connected with the conduct of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, (b) in the case of a Non-U.S. Holder that is an individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, or other disposition of the debt security, and (c) the Non-U.S. Holder is not subject to tax pursuant to certain provisions of U.S. federal income tax law applicable to certain expatriates. An individual Non-U.S. Holder who is present in the United States for 183 days or more in the taxable year of sale, exchange, or other disposition of a debt security, and if certain other conditions are met, will be subject to U.S. federal income tax at a rate of 30% on the gain realized on the sale, exchange, or other disposition of such debt security.

Income effectively connected with a trade or business within the United States. If a Non-U.S. Holder of a debt security is engaged in the conduct of a trade or business within the United States and if interest (including any OID) on the debt security, or gain realized on the sale, exchange, or other disposition of the debt security, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from U.S. federal withholding tax (provided that the certification requirements discussed above are satisfied), generally will be subject to U.S. federal income tax on such interest (including any OID) or gain on a net income basis in the same manner as if it were a U.S. Holder. Non-U.S. holders should read the material under the heading “—Consequences to U.S. Holders,” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of debt securities. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.

Convertible, renewable, extendible, indexed, and other debt securities

Special U.S. federal income tax rules are applicable to certain other debt securities, including contingent Non-U.S. Dollar Denominated Debt Securities, debt securities that may be convertible into or exercisable or exchangeable for our common or preferred stock or other securities or debt or equity securities of one or more third parties, debt securities the payments on which are determined or partially determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate debt securities, any renewable and extendible debt securities and any debt securities providing for the periodic payment of principal over the life of the debt security. The material U.S. federal income tax considerations with respect to these debt securities will be discussed in the applicable prospectus supplement.

Backup withholding and information reporting

In general, in the case of a U.S. Holder, other than certain exempt holders, we and other payors are required to report to the IRS all payments of principal, any premium, and interest on the debt security, and the accrual of

OID on an OID debt security. In addition, we and other payors generally are required to report to the IRS any payment of proceeds of the sale of a debt security before maturity. Additionally, backup withholding generally will apply to any payments, including payments of OID, if a U.S. Holder fails to provide an accurate taxpayer identification number and certify that the taxpayer identification number is correct, the U.S. Holder is notified by the IRS that it has failed to report all interest and dividends required to be shown on its U.S. federal income tax returns or a U.S. Holder does not certify that it has not underreported its interest and dividend income.

In the case of a Non-U.S. Holder, backup withholding and information reporting will not apply to payments made if the Non-U.S. Holder provides the required certification that it is not a United States person, or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor or withholding agent does not have actual knowledge or reason to know that the holder is a United States person, or that the conditions of any exemption are not satisfied. However, we and other payors are required to report payments of interest on the debt securities on IRS Form 1042-S even if the payments are not otherwise subject to information reporting requirements.

In addition, payments of the proceeds from the sale of a debt security to or through a foreign office of a broker or the foreign office of a custodian, nominee, or other dealer acting on behalf of a holder generally will not be subject to information reporting or backup withholding. However, if the broker, custodian, nominee, or other dealer is a United States person, the government of the United States or the government of any state or political subdivision of any state, or any agency or instrumentality of any of these governmental units, a controlled foreign corporation for U.S. federal income tax purposes, a foreign partnership that is either engaged in a trade or business within the United States or whose United States partners in the aggregate hold more than 50% of the income or capital interest in the partnership, a foreign person 50% or more of whose gross income for a certain period is effectively connected with a trade or business within the United States, or a United States branch of a foreign bank or insurance company, information reporting (but not backup withholding) generally will be required with respect to payments made to a holder unless the broker, custodian, nominee, or other dealer has documentation of the holder’s foreign status and the broker, custodian, nominee, or other dealer has no reason to know or actual knowledge to the contrary.

Payment of the proceeds from a sale of a debt security to or through the United States office of a broker is subject to information reporting and backup withholding, unless the holder certifies as to its non-United States person status or otherwise establishes an exemption from information reporting and backup withholding.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Taxation of common stock, preferred stock, and depositary shares

This subsection describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the common stock, preferred stock and depositary shares offered in this prospectus.

Taxation of holders of depositary shares

For U.S. federal income tax purposes, holders of depositary shares generally will be treated as if they were the holders of the preferred stock represented by such depositary shares. Accordingly, such holders will be entitled to take into account, for U.S. federal income tax purposes, income, and deductions to which they would be entitled if they were holders of such preferred stock, as described more fully below. Exchanges of preferred stock for depositary shares and depositary shares for preferred stock generally will not be subject to U.S. federal income taxation.

Consequences to U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to U.S. Holders of our common stock, preferred stock, and depositary shares.

Distributions on common stock, preferred stock, and depositary shares. Distributions made to U.S. Holders out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be included in the income of a U.S. Holder as dividend income and will be subject to tax as ordinary income. Dividends received by an individual U.S. Holder that constitute “qualified dividend income” are generally subject to tax at a maximum rate of 20% applicable to net long-term capital gains, provided that certain holding period and other requirements are met. Dividends received by a corporate U.S. Holder, except as described in the next subsection, generally will be eligible for the 50% dividends-received deduction.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the U.S. Holder’s adjusted tax basis in the shares, but rather will reduce the adjusted tax basis of such shares. To the extent that distributions in excess of our current and accumulated earnings and profits exceed the U.S. Holder’s adjusted tax basis in the shares, such distributions will be included in income as capital gain. In addition, a corporate U.S. Holder will not be entitled to the dividends-received deduction on this portion of a distribution.

We will notify holders of our shares after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, qualified dividend income and nondividend distributions, if any.

Limitations on dividends-received deduction. A corporate U.S. Holder may not be entitled to take the 50% dividends-received deduction in all circumstances. Prospective corporate investors in our common stock, preferred stock, or depositary shares should consider the effect of:

•

Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate U.S. Holder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock, which may include our common stock, preferred stock, and depositary shares;

•

Section 246(c) of the Code, which, among other things, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum holding period (generally, for common stock, at least 46 days during the 90 day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend); and

•

Section 1059 of the Code, which, under certain circumstances, reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” (as defined below) that is eligible for the dividends-received deduction.

Extraordinary dividends. A corporate U.S. Holder will be required to reduce its tax basis (but not below zero) in our common stock, preferred stock, or depositary shares by the nontaxed portion of any “extraordinary dividend” if the stock was not held for more than two years before the earliest of the date such dividend is declared, announced, or agreed. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction. An extraordinary dividend generally would be a dividend that:

•

in the case of common stock, equals or exceeds 10% of the corporate U.S. Holder’s adjusted tax basis in the common stock, treating all dividends having ex-dividend dates within an 85 day period as one dividend; or

•

in the case of preferred stock, equals or exceeds 5% of the corporate U.S. Holder’s adjusted tax basis in the preferred stock, treating all dividends having ex-dividend dates within an 85 day period as one dividend; or

•	exceeds 20% of the corporate U.S. Holder’s adjusted tax basis in the stock, treating all dividends having ex-dividend dates within a 365-day period as one dividend.

In determining whether a dividend paid on stock is an extraordinary dividend, a corporate U.S. Holder may elect to substitute the fair market value of the stock for its tax basis for purposes of applying these tests if the fair market value as of the day before the ex-dividend date is established to the satisfaction of the Secretary of the

Treasury. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all stockholders or in partial liquidation of the corporation, regardless of the stockholder’s holding period and regardless of the size of the dividend. Any part of the nontaxed portion of an extraordinary dividend that is not applied to reduce the corporate U.S. Holder’s tax basis as a result of the limitation on reducing its basis below zero would be treated as capital gain and would be recognized in the taxable year in which the extraordinary dividend is received.

Corporate U.S. Holders should consult with their own tax advisors with respect to the possible application of the extraordinary dividend provisions of the Code to the ownership or disposition of common stock, preferred stock, or depositary shares in their particular circumstances.

Sale, exchange, or other taxable disposition. Upon the sale, exchange, or other taxable disposition of our common stock, preferred stock, or depositary shares (other than by redemption or repurchase by us), a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, or other taxable disposition and the U.S. Holder’s adjusted tax basis in the shares. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received upon the sale, exchange, or other taxable disposition of the shares. A U.S. Holder’s tax basis in a share generally will be equal to the cost of the share to such U.S. Holder, which may be adjusted for certain subsequent events (for example, if the U.S. Holder receives a nondividend distribution, as described above). Gain or loss realized on the sale, exchange, or other taxable disposition of our common stock, preferred stock, or depositary shares generally will be capital gain or loss and will be long-term capital gain or loss if the shares have been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

Redemption or repurchase of common stock, preferred stock, or depositary shares. If we are permitted to and redeem or repurchase a U.S. Holder’s common stock, preferred stock, or depositary shares, the redemption or repurchase generally would be a taxable event for U.S. federal income tax purposes. A U.S. Holder would be treated as if it had sold its shares if the redemption or repurchase:

•	results in a complete termination of the U.S. holder’s stock interest in us;

•	is substantially disproportionate with respect to the U.S. Holder; or

•	is not essentially equivalent to a dividend with respect to the U.S. Holder, in each case as determined under the Code.

In determining whether any of these tests has been met, shares of stock considered to be owned by a U.S. Holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned, must be taken into account.

If we redeem or repurchase a U.S. Holder’s shares in a redemption or repurchase that meets one of the tests described above, the U.S. Holder generally would recognize taxable gain or loss equal to the sum of the amount of cash and fair market value of property (other than our stock or the stock of a successor to us) received less the U.S. Holder’s tax basis in the shares redeemed or repurchased. This gain or loss generally would be long-term capital gain or capital loss if the shares have been held for more than one year.

If a redemption or repurchase does not meet any of the tests described above, a U.S. Holder generally will be taxed on the cash and fair market value of the property received as a dividend to the extent paid out of our current and accumulated earnings and profits. Any amount in excess of our current or accumulated earnings and profits would first reduce the U.S. holder’s tax basis in the shares and thereafter would be treated as capital gain. If a redemption or repurchase is treated as a distribution that is taxable as a dividend, the U.S. Holder’s tax basis in the redeemed or repurchased shares would be transferred to the remaining shares of our stock that the U.S. Holder owns, if any.

Special rules apply if we redeem our common stock, preferred stock, or depositary shares for our debt securities. We will discuss any special U.S. federal income tax considerations in the applicable prospectus supplement if we have the option to redeem our common stock, preferred stock, or depositary shares for our debt securities.

Additional Medicare tax on unearned income. Certain U.S. Holders, including individuals, estates and trusts, are subject to an additional 3.8% Medicare tax on unearned income. For individual U.S. Holders, the additional Medicare tax applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as dividends and capital gains. U.S. Holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in the preferred stock, common stock, or depositary shares.

Consequences to Non-U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to Non-U.S. Holders of our common stock, preferred stock, and depositary shares.

Distributions on common stock, preferred stock, and depositary shares. Distributions made to Non-U.S. Holders out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, and that is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, generally will be subject to U.S. federal income and withholding tax at a rate of 30% (or lower rate under an applicable treaty, if any). Payments subject to withholding of U.S. federal income tax may nevertheless be exempt from withholding (or subject to withholding at a reduced rate) if the Non-U.S. Holder provides us with a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty, or IRS Form W-8ECI (or other applicable form) stating that a dividend paid on our shares is not subject to withholding tax because it is effectively connected with the conduct of a trade or business within the United States, as discussed below.

To claim benefits under an income tax treaty, a Non-U.S. Holder must certify to us or our agent, under penalties of perjury, that it is a non-United States person and provide its name and address (which certification may generally be made on an IRS Form W-8BEN or W-8BEN-E, or a successor form), obtain and provide a taxpayer identification number, and certify as to its eligibility under the appropriate treaty’s limitations on benefits article. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, exchange, or other taxable disposition. A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any capital gain realized on the sale, exchange, or other taxable disposition of our common stock, preferred stock, or depositary shares, provided that: (a) the gain is not effectively connected with the conduct of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, (b) in the case of a Non-U.S. Holder that is an individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, or other disposition of the shares, (c) the Non-U.S. Holder is not subject to tax pursuant to certain provisions of U.S. federal income tax law applicable to certain expatriates, and (d) we are not nor have we been a “United States real property holding corporation” for U.S. federal income tax purposes. An individual Non-U.S. Holder who is present in the United States for 183 days or more in the taxable year of sale, exchange, or other disposition of our common stock, preferred stock, or depositary shares and if certain other conditions are met, will be subject to U.S. federal income tax at a rate of 30% on the gains realized on the sale, exchange, or other disposition of such shares. We would not be treated as a “United States real property holding corporation” if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. Even if we are treated as a “United States real property holding corporation,” a Non-U.S. Holder’s sale of our common stock, preferred stock, or depositary shares nonetheless generally will not be subject to U.S. federal income or withholding tax, provided that (a) our stock owned is of a class that is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, and (b) the selling Non-U.S. Holder held, actually or constructively, 5% or less of our outstanding stock of that class at all times during the five-year period ending on the date of disposition.

To the extent we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and a Non-U.S. Holder held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of the class of stock and the Non-U.S. Holder was not eligible for any treaty exemption, any gain on the sale of our common stock, preferred stock, or depositary shares would be treated as effectively connected with a trade or business within the United States, the treatment of which is described below, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

We believe that we are not currently, and do not anticipate becoming, a “United States real property holding corporation” for U.S. federal income tax purposes.

Income effectively connected with a trade or business within the United States. If a Non-U.S. Holder of our common stock, preferred stock, or depositary shares is engaged in the conduct of a trade or business within the United States and if dividends on the shares, or gain realized on the sale, exchange, or other disposition of the shares, are effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from U.S. federal withholding tax (provided that the certification requirements discussed above are satisfied), generally will be subject to U.S. federal income tax on such dividends or gain on a net income basis in the same manner as if it were a U.S. Holder. Non-U.S. Holders should read the material under the heading “—Consequences to U.S. Holders” above for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of our common stock, preferred stock, or depositary shares. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.

Backup withholding and information reporting

In general, in the case of a U.S. Holder, other than certain exempt holders, we and other payors are required to report to the IRS all payments of dividends on our common stock, preferred stock, or depositary shares. In addition, we and other payors generally are required to report to the IRS any payment of proceeds of the sale of common stock, preferred stock, or depositary shares. Additionally, backup withholding generally will apply to any dividend payment and to proceeds received on a sale or exchange if a U.S. Holder fails to provide an accurate taxpayer identification number and certify that the taxpayer identification number is correct, the U.S. Holder is notified by the IRS that it has failed to report all dividends required to be shown on its U.S. federal income tax returns, or the U.S. Holder does not certify that it has not underreported its interest and dividend income.

In the case of a Non-U.S. Holder, backup withholding and information reporting will not apply to payments made if the Non-U.S. Holder provides the required certification that it is not a United States person, as described above, or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor or withholding agent does not have actual knowledge or reason to know that the holder is a United States person, or that the conditions of any exemption are not satisfied.

In addition, payments of the proceeds from the sale of our common stock, preferred stock, or depositary shares to or through a foreign office of a broker or the foreign office of a custodian, nominee, or other dealer acting on behalf of a holder generally will not be subject to information reporting or backup withholding. However, if the broker, custodian, nominee, or other dealer is a United States person, the government of the United States or the government of any state or political subdivision of any state, or any agency or instrumentality of any of these governmental units, a controlled foreign corporation for U.S. federal income tax purposes, a foreign partnership that is either engaged in a trade or business within the United States or whose United States partners in the aggregate hold more than 50% of the income or capital interest in the partnership, a foreign person 50% or more of whose gross income for a certain period is effectively connected with a trade or business within the United States, or a United States branch of a foreign bank or insurance company, information reporting (but not backup withholding) generally will be required with respect to payments made to a holder unless the broker, custodian, nominee, or other dealer has documentation of the holder’s foreign status and the broker, custodian, nominee, or other dealer has no reason to know or actual knowledge to the contrary.

Payment of the proceeds from a sale of our common stock, preferred stock, or depositary shares to or through the United States office of a broker is subject to information reporting and backup withholding, unless the holder certifies as to its non-United States person status or otherwise establishes an exemption from information reporting and backup withholding.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Convertible preferred stock and other equity securities

Special U.S. federal income tax rules are applicable to certain other of our equity securities, including preferred stock convertible into or exercisable or exchangeable for our common stock or other securities. The material U.S. federal income tax considerations with respect to these securities will be discussed in the applicable pricing supplement. Investors should consult with their own tax advisors regarding the specific U.S. federal income tax considerations with respect to these securities.

Taxation of warrants

The applicable prospectus supplement will contain a discussion of any special U.S. federal income tax considerations with respect to the acquisition, ownership and disposition of warrants offered in this prospectus, including any tax considerations relating to the specific terms of the warrants. Investors considering the purchase of warrants we are offering should carefully examine the applicable prospectus supplement regarding the special U.S. federal income tax considerations, if any, of the acquisition, ownership and disposition of the warrants.

Investors should consult with their own tax advisors regarding the U.S. federal income tax consequences and the tax consequences of any other taxing jurisdiction relating to the ownership and disposition of warrants we are offering in light of their investment or tax circumstances.

Taxation of purchase contracts

The applicable prospectus supplement will contain a discussion of any special U.S. federal income tax considerations with respect to the acquisition, ownership and disposition of purchase contracts offered in this prospectus, including any tax considerations relating to the specific terms of the purchase contracts. Investors considering the purchase of purchase contracts we are offering should carefully examine the applicable prospectus supplement regarding the special U.S. federal income tax considerations, if any, of the acquisition, ownership and disposition of the purchase contracts.

Investors should consult with their own tax advisors regarding the U.S. federal income tax consequences and the tax consequences of any other taxing jurisdiction relating to the ownership and disposition of the purchase contracts in light of their investment or tax circumstances.

Taxation of units

The applicable prospectus supplement will contain a discussion of any special U.S. federal income tax considerations with respect to the acquisition, ownership and disposition of units that we are offering, including any tax considerations relating to the specific terms of the units. Investors considering the purchase of units that we are offering should carefully examine the applicable prospectus supplement regarding the special U.S. federal income tax consequences, if any, of the acquisition, ownership and disposition of the units.

Investors should consult with their own tax advisors regarding the U.S. federal income tax consequences and the tax consequences of any other taxing jurisdiction relating to the ownership and disposition of units comprised of two or more of the securities we are offering in light of their investment or tax circumstances.

Reportable transactions

Applicable Treasury regulations require taxpayers that participate in “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their U.S. federal tax returns and to retain a copy of all documents and records related to the transaction. In addition, “material advisors” with respect to such a transaction may be required to file returns and maintain records, including lists identifying investors in the transactions, and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria, one or more of which may be present with respect to an investment in the securities that we are offering. Whether an investment in these securities constitutes a “reportable transaction” for any investor depends on the investor’s particular circumstances. The Treasury regulations provide that, in addition to certain other transactions, a “loss transaction” constitutes a “reportable transaction.” A “loss transaction” is any transaction resulting in the taxpayer claiming a loss under Section 165 of the Code, in an amount equal to or in excess of certain threshold amounts, subject to certain exceptions. The Treasury regulations specifically provide that a loss resulting from a “Section 988 transaction” will constitute a Section 165 loss, and certain exceptions will not be available if the loss from sale or exchange is treated as ordinary under Section 988. In general, certain securities issued in a foreign currency will be subject to the rules governing foreign currency exchange gain or loss. Therefore, losses realized with respect to such a security may constitute a Section 988 transaction, and a holder of such a security that recognizes exchange loss in an amount that exceeds the loss threshold amount applicable to that holder may be required to file Form 8886. Investors should consult their own tax advisors concerning any possible disclosure obligation they may have with respect to their investment in the securities that we are offering and should be aware that, should any “material advisor” determine that the return filing or investor list maintenance requirements apply to such a transaction, they would be required to comply with these requirements.

Foreign account tax compliance act

The Foreign Account Tax Compliance Act (“FATCA”) (sections 1471 through 1474 of the Code) imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the Treasury to collect and provide to the Treasury certain information regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution or otherwise complies with FATCA. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

The U.S. Treasury Department proposed regulations in December 2018 indicating an intent to eliminate the requirement under FATCA of withholding on gross proceeds of the disposition of financial instruments. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. Holders are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the debt securities, preferred stock, depositary shares, or common stock.

Plan of distribution (conflicts of interest)

We may sell the securities offered under this prospectus:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

The underwriters, dealers, or agents may include Raymond James & Associates, Inc. or any of our other affiliates.

Each prospectus supplement relating to an offering of securities will state the terms of the offering, including:

•	the names of any underwriters, dealers, or agents;

•	the public offering or purchase price of the offered securities and the net proceeds that we will receive from the sale;

•	any underwriting discounts and commissions or other items constituting underwriters’ compensation;

•	any discounts, commissions, or fees allowed or paid to dealers or agents; and

•	any securities exchange on which the offered securities may be listed.

Distribution through underwriters

We may offer and sell securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the applicable prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they will be required to purchase all of the offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution through dealers

We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.

Distribution through agents

We may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale and describe any commissions payable by us in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, the agent will be acting on a best efforts basis during the appointment period.

Direct sales

We may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act of 1933, as amended (the “Securities Act”), for any resale of the securities. We will describe the terms of any sales of this kind in the applicable prospectus supplement.

General information

Underwriters, dealers, or agents participating in an offering of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

We may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Securities may be sold in connection with a remarketing after their purchase by one or more firms including our affiliates, acting as principal for their own accounts or as our agent.

In connection with an underwritten offering of the securities, the underwriters may engage in over-allotment, stabilizing transactions, and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. The underwriters may enter bids for, and purchase, securities in the open market in order to stabilize the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the securities to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.

Ordinarily, each issue of securities will be a new issue, and there will be no established trading market for any security other than our common stock prior to its original issue date. We may not list any particular series of securities on a securities exchange or quotation system. Any underwriters to whom or agents through whom the offered securities are sold for offering and sale may make a market in the offered securities. However, any underwriters or agents that make a market will not be obligated to do so and may stop doing so at any time without notice. We cannot assure you that there will be a liquid trading market for the offered securities.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make.

The underwriters, agents, and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

Market-making transactions by affiliates

Following the initial distribution of securities, our affiliates, including Raymond James & Associates, Inc., may buy and sell the securities in secondary market transactions as part of their business as broker-dealers. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, we or any of our affiliates, as the case may be, may act as principal or agent, including as agent for the counterparty in a transaction in which we or an affiliate acts as principal, or as agent for both counterparties in a transaction in which neither we nor an affiliate acts as principal. We or our affiliates may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. This prospectus and any related prospectus supplements may be used by one or more of our affiliates in connection with these market-making transactions to the extent permitted by applicable law. Our affiliates may act as principal or agent in these transactions.

The aggregate initial offering price specified on the cover of the applicable prospectus supplement will relate to the initial offering of securities not yet issued as of the date of this prospectus. This amount does not include any securities to be sold in market-making transactions. The securities to be sold in market-making transactions include securities issued after the date of this prospectus.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or our agent inform you in your confirmation of sale that the security is being purchased in its original offering and sale, you may assume that you are purchasing the security in a market-making transaction.

Conflicts of interest

The offer and sale of any securities by Raymond James & Associates, Inc. or any of our other affiliates that is a member of FINRA will comply with the requirements of FINRA Rule 5121 regarding a member firm’s offer and sale of securities of an affiliate. As required by FINRA Rule 5121, any such offer and sale will not be made to any discretionary account without the prior approval of the customer.

The maximum commission or discount to be received by any FINRA member or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold. Although we expect that delivery of securities generally will be made against payment on or about the first or second business day following the date of any contract for sale, we may specify a longer settlement cycle in the applicable prospectus supplement. As of the date of this prospectus and until May 28, 2024, under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Beginning May 28, 2024, under Rule 15c6-1 under the Exchange Act, trades in the secondary market will generally be required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, if we have specified a longer settlement cycle in the applicable prospectus supplement for an offering of securities, purchasers who wish to trade those securities on the date of the contract for sale, or on one or more of the next succeeding business days as we will specify in the applicable prospectus supplement, will be required, by virtue of the fact that those securities will settle in more than T+2 or T+1, as applicable, to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.

ERISA considerations

A fiduciary of a pension plan or other employee benefit plan to which the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (an “ERISA Plan”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the securities being offered. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

For purposes of this discussion, we refer to ERISA Plans, together with individual retirement accounts or other plans that are not subject to ERISA but are subject to Section 4975 of the Code, as “Covered Plans,” and we refer to the assets of Covered Plans as “plan assets.”

The U.S. Department of Labor has issued a regulation that has been modified by Section 3(42) of ERISA, and which we refer to as the “Plan Assets Regulation,” with regard to whether the underlying assets of an entity in which a Covered Plan acquires an equity interest are deemed to be “plan assets”. In addition to making the threshold determination that the use of the assets of an ERISA Plan to acquire the securities is consistent with the fiduciary duties imposed by ERISA, a fiduciary should also consider the potential effects of the Plan Assets Regulation on the acquisition of such securities.

Under the Plan Assets Regulation, for purposes of ERISA and Section 4975 of the Code, when a Covered Plan acquires an equity interest in an entity, and the equity interest is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the Covered Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity issuing the equity interest, unless it is established either that equity participation in the entity by “benefit plan investors” is not significant or that the entity is an “operating company,” in each case as defined in the Plan Assets Regulation.

Persons who have certain specified relationships to a Covered Plan are “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code (collectively, “parties in interest”) and Section 406 of ERISA and Section 4975 of the Code, prohibit certain transactions (referred to as “prohibited transactions”) between parties in interest and Covered Plans. If we or any of our affiliates are considered a party in interest with respect to a Covered Plan, then the investment in our securities by the Covered Plan may give rise to a prohibited transaction. There are several ways by which we or any of our affiliates may be considered a party in interest with respect to a Covered Plan. For example, if we provide banking or financial advisory services to the Covered Plan, or act as a trustee or in a similar fiduciary role for the Covered Plan’s plan assets, we may be considered a party in interest with respect to that Covered Plan, depending on whether the Covered Plan is an individual retirement account or another type of employee benefit plan.

A violation of these “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable administrative or statutory exemption. Therefore, a fiduciary of a Covered Plan should consider whether an investment in the securities might constitute or give rise to a prohibited transaction under ERISA or the Code and whether relief is available under an applicable administrative or statutory exemption. In this regard, the U.S. Department of Labor has issued various prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Among these class exemptions are the following:

•	PTCE 96–23, for specified transactions determined by in-house asset managers;

•	PTCE 95–60, for specified transactions involving insurance company general accounts;

•	PTCE 91–38, for specified transactions involving bank collective investment funds;

•	PTCE 90–1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84–14, for specified transactions determined by independent qualified professional asset managers.

In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited statutory exemption for the purchase and sale of securities, provided that neither Raymond James nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Covered Plan involved in the transaction and provided further that the Covered Plan pays no more, and receives no less, than adequate consideration in connection with the transaction. There also may be other statutory or administrative exemptions available depending on the particular circumstances although there can be no assurances that any of these additional or the above-described statutory or administrative exemptions will be available with respect to transactions involving the securities.

As such, the securities may not be purchased or held by any Covered Plan, any entity whose underlying assets include “plan assets” by reason of any Covered Plan’s investment in the entity (a “Plan Asset Entity”), or any person investing “plan assets” of any Covered Plan if that transaction would cause a prohibited transaction, unless the purchaser or holder is eligible for the exemptive relief available under one or more of the foregoing administrative or statutory exemptions (or some other applicable exemption) and the conditions of the exemption are satisfied.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA (collectively, “Non-ERISA Arrangements”), are not subject to the requirements of ERISA or Section 4975 of the Code, but they may be subject to substantially similar laws (“Similar Laws”) as well as other legal restrictions. As such, before investing in the securities, fiduciaries of such plans should consider the applicability of such restrictions and availability of any exemptive relief.

Accordingly, each purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding that either:

•	it is not a Covered Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the securities on behalf of or with “plan assets” of any Covered Plans or Non-ERISA Arrangements; or

•	its purchase and holding of the securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any Similar Law.

In addition, any purchaser that is a Covered Plan or a Non-ERISA Arrangement or that is acquiring the securities on behalf of a Covered Plan or Non-ERISA Arrangement, including any fiduciary purchasing on behalf of a Covered Plan or Non-ERISA Arrangement, will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the notes that (a) neither Raymond James, nor any underwriter, dealer or agent, nor any of their affiliates (collectively the “Seller”) is a “fiduciary” (under Section 3(21) of ERISA, or under any final or proposed regulations thereunder, or under any Similar Laws) with respect to the acquisition, holding or disposition of the notes, or as a result of any exercise by the Seller of any rights in connection with the securities, (b) no communication from the Seller has formed a basis for any investment decision by or on behalf of such purchaser in connection with the securities and the transactions contemplated with respect to the notes, and (c) such purchaser recognizes and agrees that any communication from the Seller to the purchaser with respect to the securities is not intended by the Seller to be impartial investment advice and is rendered in its capacity as a seller of such notes and not a fiduciary to such purchaser.

This discussion is a general summary of some of the rules which apply to benefit plans and their related investment vehicles. This summary does not include all of the investment considerations relevant to Covered Plans or Non-ERISA Arrangements and should not be construed as legal advice or a legal opinion. If you are the fiduciary of an ERISA Plan or a Non-ERISA Arrangement or an insurance company that is providing investment advice or other features to an ERISA Plan or a Non-ERISA Arrangement, and you propose to invest in the securities described in this prospectus supplement with the assets of the plan, you should consult your own advisors for further guidance.

Where you can find more information

We have filed a registration statement on Form S-3 with the SEC covering the securities to be offered and sold using this prospectus. You should refer to this registration statement and its exhibits for additional information about us. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all of the information that you may find important, you should review the full text of these documents, which we have included as exhibits to the registration statement.

We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may inspect our filings over the Internet at the SEC’s website, www.sec.gov. The reports and other information we file with the SEC also are available through our website, www.raymondjames.com. We have included the SEC’s web address and our web address as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites is not part of this prospectus.

You also can inspect reports and other information we file at the offices of The New York Stock Exchange LLC, 20 Broad Street, 17th Floor, New York, New York 10005, on which our stock is listed.

The SEC allows us to incorporate by reference the information we file with it. This means that:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC automatically will update and supersede this incorporated information and information in this prospectus.

We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

•

our Annual Report on Form 10-K for the year ended September  30, 2023 (including such information from the Proxy Statement filed on January 8, 2024 that is incorporated by reference in Part III of such Annual Report);

•	our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2023 and March 31, 2024;

•	our Current Reports on Form 8-K filed on December 5, 2023 (2), February 27, 2024 and March 20, 2024; and

•

the description of our common stock which is contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended September 30, 2023, as filed on November 21, 2023, including any amendment or report filed for purposes of updating such description.

We also incorporate by reference reports that we will file under Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, but not any information that we may furnish but that is not deemed to be filed.

You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial position, and results of operations may have changed since that date.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Raymond James Financial, Inc.

Jonathan N. Santelli, Esq.

880 Carillon Parkway

St. Petersburg, FL 33716

1-727-567-5180

E-mail: jonathan.santelli@raymondjames.com

Forward-looking statements

We have included or incorporated by reference in this prospectus and the applicable prospectus supplements statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You may find these statements by looking for words such as “plan,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “forecast,” “potential,” “possible,” or other similar expressions, or future or conditional verbs such as “will,” “may,” “should,” “would,” and “could,” as well as by looking at any other statement that necessarily depends on future events.

All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual results may differ materially from those set forth in our forward-looking statements. As a large financial services company, we face risks that are inherent in the businesses and marketplaces in which we operate. Information regarding important factors that could cause our future financial performance to vary from that described in our forward-looking statements is contained in our Annual Report on Form 10-K for the year ended September 30, 2023 and in our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2023 and March 31, 2024, which are incorporated by reference in this prospectus, under the captions “Item 1A. Risk Factors,” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.” See “Where You Can Find More Information” above for information about how to obtain a copy of such Annual Report and Quarterly Report.

You should not place undue reliance on any forward-looking statements, which speak only as of the dates they are made.

All subsequent written and oral forward-looking statements attributable to us or any person on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

Legal matters

The legality of the securities being registered will be passed upon for Raymond James by Morrison & Foerster LLP, or by E. Michael Serbanos, Esq., General Counsel—Markets, Products, and International of Raymond James Financial, Inc. Certain U.S. federal income tax matters will be passed upon for Raymond James by Morrison & Foerster LLP, special tax counsel to Raymond James. The underwriters or agents will be represented by their own legal counsel.

Experts

The consolidated financial statements of Raymond James Financial, Inc. as of September 30, 2023 and 2022, and for each of the years in the three-year period ended September 30, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2023, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Raymond James Financial, Inc.

$650,000,000 4.900% Senior Notes due 2035

$850,000,000 5.650% Senior Notes due 2055

PROSPECTUS SUPPLEMENT

September 9, 2025

Joint Book-Running Managers

BofA Securities	J.P. Morgan	Citigroup	Raymond James

Co-Managers

Regions Securities LLC	Truist Securities	BNY Capital Markets

PNC Capital Markets LLC		US Bancorp